Exhibit 4.4.1



                  WESTERN MASSACHUSETTS ELECTRIC COMPANY
                                    to
                         OLD COLONY TRUST COMPANY,
                                                  Trustee

                FIRST MORTGAGE INDENTURE AND DEED OF TRUST

                        Dated as of August 1, 1954

                                $11,000,000
                               initial issue
                   First Mortgage Bonds, Series A, 2.95%
                           due October 1, 1973.

                  WESTERN MASSACHUSETTS ELECTRIC COMPANY

                                 INDENTURE

                        Dated as of August 1, 1954



                             TABLE OF CONTENTS

                        (Not part of the Indenture)


                                                                      Page
Caption ............................................................   1

Recitals ...........................................................   1
      Form of Series A Fully Registered Bond .......................   2
           Form of Trustee's certificate of authentication ..........  6
           Form of Transfer.........................................   7
      Form of Series A Coupon Bond .................................   7
           Form of coupon ..........................................  12
           Form of Trustee's certificate of authentication .........  12
           Form of registration ....................................  12
      Form of Stamp Tax Legend .....................................  13

Granting Clauses ...................................................  13
      Recital of consideration .....................................  13
      Grant ........................................................  14
      Reservations and exceptions ..................................  16
      Habendum .....................................................  17
      Declaration of trust .........................................  17
      Condition ....................................................  18

                                ARTICLE I.
                                Definitions

1.01  Explanatory preamble .........................................  19
1.02  (1)  "Indenture" .............................................  19
      (2)  "herein", "hereof", etc..................................  19
      (3)  "Supplemental Indenture", etc............................  19
      (4)  "Company" ...............................................  20
      (5)  "Obligor" ...............................................  20
      (6)  "person" ................................................  20
      (7)  "Corporation" ...........................................  20
      (8)  "Affiliate", "Control", etc. ............................  20
      (9)  "Trustee" ...............................................  21
      (10) "Responsible Officer", etc. .............................  21
      (11) "Bond", "Bondholder", etc. ..............................  21
      (12) "Cancellation", "Cancelled" etc. ........................  21
      (13) "Outstanding ............................................  22
      (14) "excluding Company-owned Bonds" .........................  22
      (15) "Bondholders' Notice", "Bondholders' Request" ...........  23
      (16) "Lien of this Indenture", "Lien hereof" .................  23
      (17) "Excepted Property" .....................................  24
      (18) "Permitted Encumbrances" ................................  24
      (19) "Directors' Resolution" .................................  25
      (20) "Officers' Certificate" .................................  25
      (21) "Engineer" ..............................................  25
      (22) "Accountant" ............................................  26
      (23) "Engineer's Certificate", "Accountant's Certificate" ....  26
      (24) "Independent" ...........................................  26
      (25) "Independent Engineer's Certificate", "Independent
               Accountant's Certificate" ...........................  26
      (26) "Opinion of Counsel" ....................................  27
      (27) "Evidence of Approval by Trustee" .......................  27
      (28) "Fundable Property" .....................................  27
      (29) "Cost" ..................................................  29
      (30) "Fair Value" ............................................  30
      (31) "Property Additions" ....................................  31
      (32) "Property Retirement" ...................................  31
      (33) "Net Property Additions" ................................  32
      (34) "Made the Basis of Action or Credit hereunder" ..........  32
      (35) "Earnings Certificate" ..................................  32
      (36) "Commission Orders" .....................................  34
      (37) "Published Notice" ......................................  35
1.03  Form of Corticate of Available Net Property Additions ........  35

                                ARTICLE II.
           Form, Execution, Registration, and Exchange of Bonds

2.01  General provisions ...........................................  38
2.02  Characteristics of Bonds .....................................  39
2.03  Execution of Bonds and authentication of coupons .............  40
2.04  Certification and delivery of Bonds ..........................  40
2.05  Temporary Bonds ..............................................  41
2.06  Registration, transfer, and exchange .........................  42
2.07  Books for registration, transfer and exchange ................  42
2.08  Registration of Coupon Bonds as to principal and transfer of Fully Registered Bonds ...............................  42
2.09  Exchanges of Series A Bonds ..................................  43
2.10  Exchanges of Bonds of other series pursuant to Supplemental
           Indenture................................................  44
      (a)  Exchanges for Bonds of same or different series .........  44
      (b)  Coupon Bonds exchanged for Fully Registered Bonds .......  44
      (c)  Fully Registered Bonds exchanged for Coupon Bonds .......  44
2.11  Charges on transfers or exchanges ............................  45
2.12  Negotiability ................................................. 45
2.13  Mutilated, lost, stolen, or destroyed Bonds or coupons .......  46
2.14  Status of Bonds held or acquired by Company ..................  47

                               ARTICLE III.
                              Issue of Bonds

3.01  Aggregate principal amount issuable and Outstanding
           at any given time .......................................  48
3.02  Issue of Series A Bonds ......................................  48
3.03  Issue of Series B Bonds ......................................  48
      (a)  Directors' resolution ...................................  49
      (b)  Stockholders' resolution if necessary .................... 49
      (c)  Supplemental Indenture if new series ....................  49
      (d)  Earnings Certificate ....................................  49
      (e)  Officers' Certificate ...................................  49
      (f)  Commission Orders .......................................  50
      (g)  Opinion of Counsel ......................................  50
3.04  Issue of Bond against retirement of Bonds ....................  50
      (a) Directors' resolution ....................................  51
      (b) Stockholders' resolution if necessary ....................  52
      (c) Supplemental Indenture ...................................  52
      (d) Officers' Certificate ....................................  52
      (e) Commission Orders ......................................... 53
      (f) Bonds to be surrendered ..................................  54
      (g) Opinion of Counsel .......................................  54
      (h) Earnings Certificate if required .........................  54
3.05  Issue of Bonds against cash ..................................  55
      (a)  Directors' resolution ...................................  55
      (b)  Stockholders' resolution if necessary ...................  55
      (c)  Supplemental Indenture ..................................  56
      (d)  Officers' Certificate ...................................  56
      (e)  Deposit of cash .........................................  56
      (f)  Commission Orders .......................................  56
      (g)  Earnings Certificate ....................................  56
      (h)  Opinion of Counsel ......................................  56
3.06  Withdrawal of deposited cash .................................  57
3.07  Application of deposited cash not withdrawn ..................  57
3.08  Issue of Bonds against 60% of Net Property Additions .........  58
      (a)  Directors' resolutions ................................... 58
      (b)  Stockholders' resolution if necessary ...................  58
      (c)  Supplemental Indenture ..................................  59
      (d)  Officers' Certificate ...................................  59
      (e)  Certificate of available Net Property Additions .........  59
      (f)  Accountant's Certificate ................................  59
      (g)  Engineer's Certificate ..................................  60
      (h)  Commission Orders .......................................  60
      (i)  Earnings Certificate ....................................  60
      (j)  Opinion of Counsel ......................................  60
      and Independent Engineers Certificate as to Fair Value to Company
           of property used or operated by others, when required ...  61
3.09  Distinguishing features of various series ....................  62

                                ARTICLE IV.
                    Particular Covenants of the Company

4.01  Prompt payment of principal and interest; deposit in trust ...  62
4.02  No extension of time for payment of coupon or interest .......  63
4.03  (a)  Filing of vacancy in office of Trustee ..................  63
      (b)  Transfer offices to be maintained .......................  64
      (c)  Paying agents ...........................................  64
      (d)  If Company acts as paying agent .........................  65
      (e)  Payments to Trustee held in trust .......................  65
      (f)  Payments to Trustee subject to 15.02 ....................  65
      (g)  Trustee appointed Registrar .............................  65
4.04  Prompt payment of taxes and other charges and discharge of liens 65
4.05  Insurance of Mortgaged Property ..............................  66
4.06  Maintenance of Mortgaged Property ............................  68
4.07  Conduct of Company's business ................................  68
4.08  Corporate existence and authority to create and issue Bonds ..  69
4.09  Seisin, good right to convey, general warranty, recording, after-required property .................................  69
4.10  Against encumbrances and liens ...............................  71
4.11  Books and records ............................................  71
4.12  Entries charging current earnings and crediting depreciation reserve .................................................  72
4.13  Compliance with conditions on merger, etc. ...................  72
4.15  No default to be suffered permitted ..........................  74
4.16  Advances by Trustee, etc. ....................................  74
4.17  Contents of Certificate of Available Net Property Additions ... 75

                                ARTICLE V.
                            Redemption of Bonds

5.01  General provision; redemption prices of Series A Bonds ........ 75
5.02  Notice of redemption .........................................  76
5.03  Rescinding of election to redeem .............................. 77
5.04  Deposit of redemption price ..................................  78
5.05  Effect of notice and deposit .................................  79
5.06  No Call for redemption if in default on Bonds Outstanding ....  80
5.07  Provisions for redemption and prepayment of Bonds of
           future series ...........................................  80

                                ARTICLE VI.
                             Improvement Fund

6.01  Improvement Fund for Series A Bonds ..........................  80
6.02  Determination of amount to be paid into Improvement Fund .....  81
      (a)  Form of Improvement Fund Application ...................   81
      (b)  Allocation of 60% of Net Property Additions .............  82
           (1) Directors' Resolution ...............................  82
           (2) Supplemental Indenture ..............................  82
           (3) Certificate of Available Net Property Additions .....  82
           (4) Accountant's Certificate ............................  82
           (5) Engineer's Certificate ..............................  82
           (6) Opinion of Counsel ..................................  82
6.03  Application of cash to redemption by Trustee .................  83
6.04  Sinking Fund Etc. for Bonds of other series ..................  84

                               ARTICLE VII.
            Possession, Use, and Release of Mortgaged Property

7.01  Possession and use prior to default ..........................  84
7.02  Releases without consent of Trustee; application of proceeds    84
      (a)  abandonment of unserviceable parts of Mortgaged Property   85
      (b)  disposition of unserviceable poles, machinery, etc. .....  85
      (c)  changes in contracts, etc. ..............................  85
      (d)  grant of easements and rights of way ....................  85
      (e)  leases of Mortgaged Property ............................  86
      (f)  standing timber .........................................  86
      (h)  indentures and agreements modifying or extinguishing
               existing indentures and agreements ..................  86
7.03  Releases by Trustee on disposal of property ..................  86
      (a)  Directors' resolution ...................................  87
      (b)  Officers' Certificate ...................................  87
      (c)  Engineer's Certificate ..................................  88
      (d)  Consideration ...........................................  88
      (e)  Assignment of mortgages; or cash ........................  89
      (f)  Supplemental Indenture, when required ...................  89
      (g)  Instrument of partial release ...........................  89
      (h)  Opinion of Counsel ......................................  89
7.04  Releases by Trustee on disposal of real estate for cash ......  90
      (a)  Officers' Certificate ...................................  91
      (b)  Engineer's Certificate ..................................  91
      (c)  Instrument of partial release ...........................  91
      (d)  Cash ....................................................  91
      (e)  Opinion of Counsel ......................................  91
7.05  Taking by eminent domain, etc. ...............................  91
      (a)  Officers' Certificate ...................................  92
      (b)  Instrument of partial release ...........................  92
      (c)  Money ...................................................  92
      (d)  Supplemental Indenture, when required ...................  92
      (e)  Engineer's Certificate ..................................  92
      (f)  Opinion of Counsel ......................................  93
7.06  Independent Engineer's Certificate as to Fair Value of property released, when required .................................  93
7.07  Release by Trustee of purchase money obligations on receipt of value ...................................................  94
7.08  Disposition of moneys received by Trustee ....................  94
7.09  Sale of Excepted Property ....................................  94
      (a)  Officers' Certificate ...................................  94
      (b)  Instrument of partial release ...........................  94
      (c)  Opinion of Counsel ......................................  94
7.10  Rights of purchasers of released property ....................  95
7.11  Sections 7.02, 7.03 and 7.04 not limitation of one another ...  95
7.12  Trustee may execute partial release though default has occurred 95
7.13  Rights of receiver, etc. .....................................  95

                               ARTICLE VIII.
             Disposition of Money in the Hands of the Trustee

8.01  General provisions relating to disposition of money deposited for various purposes ....................................  96
8.02  Application of insurance moneys and cash received from sale of
           Mortgaged Property, eminent domain, etc. ...............   96
8.03  Moneys deposited in 8.02 applied to
      (a)  redemption of Bonds .....................................  97
      (b)  payment to Company against Net Property Additions .......  98
           (1) Directors' resolution ...............................  98
           (2) Supplemental Indenture ..............................  98
           (3) Officers' Certificate ...............................  98
           (4) Certificate of Available Net Property Additions .....  98
           (5) Accountant's Certificate ............................  98
           (6) Engineer's Certificate...... ........................  99
           (7) Opinion of Counsel ..................................  99
      (c)  reimbursement to Company for taxes paid on profits from sale of Mortgaged Property ..........................  99
      (d)  payment to Company for Bonds surrendered ................  100
      (e)  payment of matured Bonds ................................  100
      (f)  purchase of Bonds entitled to benefits of Sinking Fund, etc. ....................................................  100
8.04  Moneys in excess of $250,000 after three years to be held for redemption of Bonds; call for redemption ................  101
8.05  Application of proceeds if all Mortgaged Property taken by eminent domain ..........................................  102
8.06  Investment of moneys in hands of Trustee .....................  102

                                ARTICLE IX.
                           Defaults and Remedies

9.01  Defaults; principal of Bonds may be declared due and payable .  103
9.02  Notice of default to Bondholders .............................  106
9.03  Powers of Trustee on default .................................  106
      (1)  entry on Mortgaged Property .............................. 106
      (2)  collection of purchase money obligations ................  108
      (3)  sale of Mortgaged Property ..............................  108
      (4)  suit for foreclosure, etc. ..............................  109
9.04  Right to legal remedies; appointment of receiver .............  109
9.05  Sale of Mortgaged Property as an entirety ....................  109
9.06  Notice of sale ...............................................  110
9.07  Rights of purchaser on sale ..................................  110
9.08  Conveyance by Trustee; power of attorney to Trustee;
           confirmation by Company; Company forever barred;
           receipt for purchase money ..............................  111
9.09  Application of purchase money ................................  112
9.10  Principal accelerated on sale ................................  113
9.11  Rights of Trustee to collect principal and interest of Bonds;
           recovery of judgment; application of amount collected ...  113
9.12  Trustee's right to maintain suits to protect security ........  116
9.13  Right of receiver or Bondholders to make payments for account of Company ..............................................  116
9.14  Waiver of stays or extensions or redemption laws .............. 117
9.15  Waiver of service of process, etc. ...........................  117
9.16  Powers of majority in interest of Bondholders ................  118
9.17  Powers of majority in interest of Bondholders of various series 118
9.18  Restrictions on right of Bondholders to enforce Indenture ....  119
9.19  Remedies not exclusive .......................................  120
9.20  Delay not a waiver of rights; Trustee may act without
           possession of Bonds .....................................  120
9.21  Trustee represents all Bondholders ...........................  120

                                ARTICLE X.
         Evidence of Rights of Bondholders and Ownership of Bonds

10.01 Execution of requests and evidence of bondholding ............. 121

                                ARTICLE XI.
      Immunity of Incorporators, Stockholders, Officers and Directors

11.01 Waiver of personal liability .................................  122

                               ARTICLE XII.
       Bondholders' List and Reports by the Company and the Trustee

12.01 Information as to Bondholders to be furnished by Company .....  123
12.02 (a)  Preservation of information by Trustee ..................  123
      (b)  Information to be furnished to Bondholders ..............  124
12.03 Reports to be filed by Company with Trustee and Securities and Exchange Commission; summaries to Bondholders .......  125
12.04 Reports by Trustee to Bondholders ............................  126

                               ARTICLE XIII.
               Concerning the Trustee and Its Paying Agents

13.01 Qualification of Trustee .....................................  128
13.02 Trustee's undertaking prior to and after default .............  129
13.03 Trustee released from certain liabilities ....................  129
13.04 Recitals by Company, not Trustee .............................  130
13.05 Trustee not personally liable in case of entry ...............  131
13.06 Reliance by Trustee on documents; right to consult counsel, etc.131
13.07 Trustee's responsibility for selection of independent experts;
           Trustee not required to risk own funds ..................  131
13.08 Trustee or paying agent may own Bonds ........................  132
13.09 Funds held in trust ..........................................  132
13.10 Trustee entitled to compensation .............................  132
13.11 Prior right of Trustee to compensation and reimbursement ...... 136
13.12 Reliance on Officers' Certificates ...........................  135
13.13 Notices by Trustee ...........................................  136
13.14 Conflicting interest of Trustee ..............................  136
      (a)  Must eliminate such interest or resign ..................  136
      (b)  Notice to Bondholders of failure to remove conflicting interests or resign .................................  136
      (c)  Bondholders may require resignation .....................  136
      (d)  Definition of conflicting interest ......................  137
13.15 Trustee as creditor ..........................................  142
      (a) Apportionment of preferential collection on debt arising within four months prior to default; exceptions; applica-
           tion on resignation .....................................  142
      (b)  Situation excluded from apportionment requirement .......  145
13.16 Resignation of Trustee .......................................  146
13.17 Removal of Trustee ...........................................  147
13.18 Appointment of successor Trustee .............................  147
13.19 Acceptance of trust by successor Trustee; conveyance to successor Trustee .......................................  149
13.20 Effect of merger or consolidation of Trustee .................  149
13.21 Relationship of Trustee and Bondholder governed by
           Massachusetts law .......................................  150
13.22 Paying agents ................................................  150

                               ARTICLE XIV.
              Effects of Consolidation, Merger, Sale or Lease

14.01 Terms on which Company may consolidate, merge, sell or lease
           Mortgaged Property ......................................  151
14.02 Compliance with conditions precedent .........................  154
14.03 Extent of Lien of Indenture on property of successor .........  155
14.04 Rights of successor under Indenture ..........................  156
14.05 Stamping of Bonds issued by successor ........................  157

                                ARTICLE XV.
                                Defeasance

15.01 Discharge of Indenture .......................................  158
15.02 Disposition of money deposited with Trustee ..................  159

                               ARTICLE XVI.
                          Supplemental Indentures

16.01 Supplemental Indentures without consent of Bondholders;
           purposes for which permitted ............................. 160
16.02 Supplemental Indentures amending Indenture; consent of
           Bondholders required ....................................  162
16.03 Discretion of Trustee concerning acceptance of Supplemental
            Indentures .............................................  164
16.04 Supplemental Indentures become part of this Indenture; must comply with Trust Indenture Act of 1939 .................  164

                               ARTICLE XVII.
                               Miscellaneous

17.01 Indenture for benefit of parties and Bondholders solely.......  165
17.02 Required statement in certificates and opinions; basis of certificates and opinions ...............................  165
17.03 Notices ......................................................  166
17.04 Consent to undertaking for costs .............................  166
17.06 Provisions required by Trust Indenture Act of 1939 control ...  167
17.06 Trust Indenture Act of 1939 means as Act existed on date
           Indenture ...............................................  167
17.07 Parties include successors and assigns .......................  167
17.08 Invalidity of any provision of Indenture shall not affect other provisions ........................................  167
17.09 Date of Indenture ............................................  167
17.10 Cover, headings, etc. ........................................  167
17.11 United States Internal Revenue stamp tax paid ................  168
17.12 Original counterparts ........................................  168

Testimonium ........................................................  168
Signatures .........................................................  169
Schedule A  ........................................................  183
Acknowledgements -  Western Massachusetts Electric Company .........  183
                    Old Colony Trust Company .......................  184
Certificate of Votes ...............................................  185
      THIS FIRST MORTGAGE INDENTURE AND DEED OF TRUST dated as of the first day of August, 1954, made and entered into by and between WESTERN MASSACHUSETTS ELECTRIC COMPANY, a corporation organized under the laws of the Commonwealth of Massachusetts having principal places of business at Greenfield and Turners Falls in the County of Franklin, Springfield in the County of Hampden, Pittsfield in the County of Berkshire, and Boston in the County of Suffolk, all in said Commonwealth, (hereinafter called the Company) and OLD COLONY TRUST COMPANY, a corporation organized under the laws of the Commonwealth of Massachusetts, and having its principal office and usual place of business in said Boston, (hereinafter called the Trustee).

      WITNESSETH That:

      WHEREAS the Company is authorized and empowered by law to borrow money for its proper corporate purposes, to issue its bonds for money so borrowed, and to secure the payment of said bonds by mortgage of its franchises and property hereinafter described; and

      WHEREAS the Company has deemed it necessary to borrow money for such purposes and to that end, pursuant to votes or resolutions duly and legally adopted by its Board of Directors, by its Executive Committee and by its stockholder at meetings duly and regularly called and held for the purpose, has duly authorized and directed the execution and delivery of this Indenture under which Bonds to an amount limited only by the terms of this Indenture and by law, may be issued and secured, the said Bonds so to be issued being known generally as its First Mortgage Bonds (hereinafter called the Bonds) to be issued in one or more series, the Bonds of each series to be identical, so far as may be, in tenor, except that the Bonds of any series may be in coupon form with coupons attached or may be registerable as to principal only, or may be in fully registered form; to mature on such dates; to bear interest at such rates; to be payable in such currency; and to contain such other provisions required or permitted by this Indenture as may be determined from time to time by the stockholder or stockholders and/or the Board of Directors of the Company; and

      WHEREAS the Company, at said meetings, has authorized an original issue of Bonds under this Indenture limited in aggregate amount (except as provided in 2.13 hereof) to eleven million dollars ($11,000,000), said Bonds being originally issued in fully registered form, maturing on October 1, 1973, bearing interest from the date thereof at the rate of two and ninety-five hundredths percentum (2.95%) per annum payable semi-annually, and being known as its "First Mortgage Bonds, Series A, 2.95%, due October 1, 1973" (hereinafter called the 2.95% Bonds); and

      WHEREAS the Department of Public Utilities of the Commonwealth of Massachusetts has in due form of law authorized the issue of said 2.95% Bonds hereunder in the aggregate principal amount of eleven million dollars ($11,000,000) by its Order dated July 29, 1954; and

      WHEREAS the permanent form of said 2.95% Bonds, in fully registered form without coupons, of the certificate of authentication thereof, of the transfer thereof, and the permanent form of said 2.95% Bonds in coupon form for which the said 2.95% Bonds in fully registered form are exchangeable as hereinafter provided, and of the coupons thereon, of the certificate of authentication thereof, of the transfer thereof, and the form of the stamp tax legend to be affixed to said 2.95% Bonds in either form shall be substantially in the following form; to wit:


                       Form of Fully Registered Bond

No. AR                                                      $...........

                  WESTERN MASSACHUSETTS ELECTRIC COMPANY

         First Mortgage Bond, Series A, 2.95%, due October 1, 1973

      FOB VALUE RECEIVED, WESTERN MASSACHUSETTS ELECTRIC COMPANY, a corporation of the Commonwealth of Massachusetts, (hereinafter called the
Company) hereby promises to pay to                       , or registered
assigns, the sum of                dollars ($        ), on the first day of
October, 1973, and semi-annually on the first days of April and October in each year to pay interest on said sum at the rate of two and ninety-five hundredths percentum (2.95%) per annum from the date hereof until the Company's obligation with respect to said sum shall be discharged. Both principal and interest shall be payable at the principal office in Boston in the County of Suffolk and said Commonwealth of Old Colony Trust Company, a corporation organized under the laws of said Commonwealth (hereinafter with its successors, as defined in the Indenture mentioned below, generally called the Trustee), or of such successors in such coin or currency of the United States of America as at the time of payment is legal tender for public and private debts.

      This Bond is one of a series of Bonds known as the "First Mortgage Bonds, Series A, 2.95%, due October 1, 1973" of the Company, being either in the form of coupon Bonds registerable as to principal only or in fully registered form, limited to eleven million dollars ($11,000,000) in principal amount (except as provided by the terms of 2.13 of the Indenture mentioned below), and issued under and secured by a First Mortgage Indenture and Deed of Trust (hereinafter with all indentures stated to be supplemental thereto to which the Trustee shall be a party, generally called the Indenture) between the Company and said Old Colony Trust Company dated as of August 1, 1954, an executed counterpart of which is on file at the principal office of the Trustee, to which Indenture reference is hereby made for a description of the nature and extent of the security, the rights thereunder of the bearers or registered owners of Bonds issued and to be issued thereunder, the rights, duties, and immunities thereunder of the Trustee, the rights and obligations thereunder of the Company, and the terms and conditions upon which said Bonds, and other and further Bonds of other series, are issued and are to be issued.

      The fully registered Bonds of this series in permanent form are issuable in denominations of one thousand dollars ($1,000) and any multiple thereof.

      This Bond is transferable by the registered owner hereof in person or by his duly authorized attorney at the principal office of the Trustee upon surrender and cancellation thereof, and thereupon a new Bond or Bonds of this series for a like principal amount will be issued in exchange, all as provided in said Indenture. The Company and the Trustee may deem and treat the registered owner hereof as the absolute owner hereof, whether or not this Bond be overdue, for the purpose of receiving payment and for all other purposes, and neither the Company nor the Trustee shall be affected by any notice to the contrary.

      This Bond is exchangeable at the option of the registered owner hereof at the principal office of the Trustee for coupon Bonds of this series of an equal principal amount, upon transfer and surrender hereof to the Trustee as hereinbefore provided, in the manner and on the terms provided in said Indenture, and upon such transfer and surrender, coupon Bonds of this series, with all coupons for interest unpaid hereon and none others attached, will be issued in lieu hereof.

      This Bond is also exchangeable at the option of the registered owner hereof at the principal office of the Trustee for an equal principal amount of fully registered Bonds of this series of other denominations, in the manner and on the terms provided in said Indenture.

      The Bonds of this series are subject to redemption prior to maturity upon not less than thirty (30) days' prior notice, as a whole at any time, or in part from time to time, at the option of the Company, in the manner and with the effect provided in said Indenture, at the principal amount of the Bonds so to be redeemed and interest accrued thereon to the date fixed for redemption, together (unless redeemed in the twelve months' period ending September 30, 1973) with a premium equal to the percentage of the principal amount thereof hereinafter set forth:

If redeemed on or at any time prior to September 30, 1956, 2-1/2%
If redeemed thereafter and on or at any time prior to September 30, 1960,
2%
If redeemed thereafter and on or at any time prior to September 30, 1964,
1-1/2%
If redeemed thereafter and on or at any time prior to September 30, 1968,
1%
If redeemed thereafter and on or at any time prior to September 30, 1972, 1/2%

      The Bonds of this series are also subject to redemption to the extent provided in the Indenture by the operation of the Improvement Fund provisions of said Indenture at the principal amount thereof and interest accrued thereon to the date fixed for redemption.

      Notice of redemption as aforesaid shall be given by publication at least once in each of three (3) successive weeks, the first publication to be at least thirty (30) days before the date set for redemption, in at least two daily newspapers of general circulation printed in the English language one of which shall be published in said Boston, and by mailing, at least thirty (30) days prior to the date set for redemption, by registered mail to the registered owners of all fully registered Bonds and to the registered owners of all coupon Bonds registered as to principal, which have been called for redemption, a copy of said notice (provided, however, that if all of said Bonds shall be fully registered at any time not more than forty-five (45) and not less than thirty (30) days prior to the date set for redemption, notice by publication may be dispensed with).

      If this Bond, or a part hereof, shall be called for redemption, or provision for such call shall have been made, as provided in said Indenture, and payment of the redemption price shall have been duly provided for by the Company, interest shall cease to accrue hereon, or on such called part, from and after the redemption date, the Company shall from the time provided in said Indenture be under no further liability in respect of the principal of, or premium, if any, or interest on, this Bond, or such called part, and the registered owner hereof shall from and after such time look for payment hereof solely to the money so provided.

      The said Indenture contains provisions permitting the Company and the Trustee with the consent of the bearers or registered owners of not less than seventy percentum (70%) in principal amount of the Bonds at the time outstanding, (except Bonds held by or for the benefit of the Company) including, if more than one series of Bonds shall be at the time outstanding, not less than seventy percentum (70%) in principal amount of the Bonds except Bonds held by or for the benefit of the Company) of each series affected differently from those of other series, to effect by supplemental indenture modifications or alterations of said Indenture and of the rights and obligations of the Company and of the bearers and registered owners of the Bonds; but no such modification or alteration shall be made which, without the written approval or consent of the registered owner hereof, will extend the maturity hereof or reduce the rate or extend the time for payment of interest hereon or reduce the amount of the principal hereof or of any premium payable on the redemption hereof, or which will reduce the percentage of the principal amount of Bonds required for the adoption of the modifications or alterations as aforesaid, or authorize the creation by the Company, except as expressly authorized by the Indenture, of any mortgage, pledge or lien upon the property subjected thereto ranking prior to or on an equality with the lien thereof.

      If a default, as defined in said Indenture shall occur, the principal of this Bond may become or be declared due and payable before maturity, in the manner and with the effect provided in the Indenture; but any default and the consequences thereof may be waived by certain percentages of the bearers or registered owners of Bonds, all as provided in said Indenture.

      No recourse shall be had for the payment of the principal of or the interest on this Bond or for any claim based hereon or otherwise in respect hereof or of the said Indenture against any incorporator, stockholder, director, or officer, past, present, or future, as such, of the Company or of any predecessor or successor corporation under any constitution, statute, or rule of law, or by the enforcement of any assessment, penalty or otherwise, all such liability being waived and released by the holder hereof by the acceptance of this Bond.

This Bond shall take effect as a sealed instrument.

      This Bond shall not become or be valid or obligatory until the certificate of authentication hereon shall have been signed by the Trustee.

      IN WITNESS WHEREOF, WESTERN MASSACHUSETTS ELECTRIC COMPANY has caused this Bond to be executed in its name and on its behalf and under its
corporate seal by its                 and                    , thereunto
duly authorized, as of the             day of           , 19

                                   WESTERN MASSACHUSETTS ELECTRIC COMPANY

                                   By _______________________________

                                   and

                                   By _______________________________

                       Certificate of Authentication

      This Bond is one of the First Mortgage Bonds, Series A, 2.95%, due October 1, 1973, described and provided for in the within mentioned Indenture.
                                   OLD COLONY TRUST COMPANY, TRUSTEE

                                   By _______________________________
                                        Authorized Officer

                             Form for Transfer

      FOR VALUE RECEIVE                              hereby sell, assign,
and transfer the within Bond to                          and hereby
irrevocably constitute and appoint                          attorney to
transfer said Bond on the books of the Company with full power of substitution in the premises.

      Dated this               day of                       ,  19

In presence of:


                            Form of Coupon Bond

No. AM                                                      $1,000

                  WESTERN MASSACHUSETTS ELECTRIC COMPANY

         First Mortgage Bond, Series A, 2.95%, due October 1, 1973

      FOR VALUE RECEIVED, WESTERN MASSACHUSETTS ELECTRIC COMPANY, a corporation of the Commonwealth of Massachusetts, (hereinafter called the Company) hereby promises to pay to the bearer, or, if this Bond be registered as to principal otherwise than to bearer, then to the registered owner hereof, the sum of one thousand dollars ($1,000) on the first day of October, 1973, and semi-annually on the first days of April and October in each year to pay interest on said sum at the rate of two and ninety-five hundredths percentum (2.95%) per annum from the date hereof until the Company obligation in respect of said sum shall be discharged, but until maturity, only upon presentation and surrender of the annexed coupons as they severally mature. Both principal and interest shall be payable at the principal office in Boston in the County of Suffolk and said Commonwealth of Old Colony Trust Company, a corporation organized under the laws of said Commonwealth, (hereinafter with its successors, as defined in the Indenture mentioned below, generally called the Trustee), or of such successors, in such coin or currency of the United States of America as at the time of payment is legal tender for public and private debts.

      This Bond is one of a series of Bonds known as the "First Mortgage Bonds, Series A, 2.95%, due October 1, 1973" of the Company, being either in the form of coupon Bonds registerable as to principal only or in fully registered form, limited to eleven million dollars ($11,000,000) in principal amount (except as provided by the terms of 2.13 of the Indenture mentioned below), and issued under and secured by a First Mortgage Indenture and Deed of Trust (hereinafter, with all indentures stated to be supplemental thereto to which the Trustee shall be a party, generally called the Indenture) between the Company and said Old Colony Trust Company dated as of August 1, 1954, an executed counterpart of which is on file at the principal office of the Trustee, to which Indenture reference is hereby made for a description of the nature and extent of the security, the rights thereunder of the bearers or registered owners of Bonds issued and to be issued thereunder and of the coupons appertaining thereto, the rights, duties, and immunities thereunder of the Trustee, the rights and obligations thereunder of the Company, and the terms and conditions upon which said Bonds, and other and further Bonds of other series, are issued and are to be issued.

      The coupon Bonds of this series in permanent form are issuable in the denomination of one thousand dollars ($1,000).

      This Bond, singly or together with other coupon Bonds of this series, may be exchanged at the option of the bearer or registered owner for fully registered Bonds of this series of an equal principal amount, in the manner and on the terms provided in said Indenture.

      This Bond, except while registered as to principal, and the coupons annexed hereto shall be transferable by delivery. The bearer hereof may have the ownership of the principal of this Bond registered upon presentation hereof for that purpose at the principal office of the Trustee, such registration to be noted hereon. After such registration no transfer hereof shall be valid unless made on the registration books at said office by the registered owner in person or by his duly authorized attorney and similarly noted hereon; but this Bond may be discharged from registry by like transfer to bearer similarly registered and noted hereon, and thereupon transferability by delivery shall be restored and this Bond may again and from time to time be registered or transferred as before.
The coupons annexed hereto, whether or not this Bond be registered as to principal, shall remain payable to bearer and shall continue to be transferable by delivery. The Company and the Trustee may deem and treat the bearer of this Bond, if it be not then registered as to principal, or, if this Bond be registered as to principal as herein authorized, the person in whose name the same is registered, as the absolute owner hereof and the bearer of any coupon hereto appertaining as the absolute owner thereof, whether or not this Bond or such coupon shall be overdue, for the purpose of receiving payment and for all other purposes, and neither the Company nor the Trustee shall be affected by any notice to the contrary.

      The Bonds of this series are subject to redemption prior to maturity upon not less than thirty (30) days' prior notice, as a whole at any time, or in part from time to time, at the option of the Company, in the manner and with the effect provided in said Indenture, at the principal amount of the Bonds so to be redeemed and interest accrued thereon to the date fixed for redemption, together (unless redeemed in the twelve months' period ending September 30, 1973) with a premium equal to the percentage of the principal amount thereof hereinafter set forth:

If redeemed on or at any time prior to September 30, 1956, 2-1/2 %
If redeemed thereafter and on or at any time prior to September 30, 1960,
2%
If redeemed thereafter and on or at any time prior to September 30, 1964,
1-1/2%
If redeemed thereafter and on or at any time prior to September 30, 1968,
1%
Ii redeemed thereafter and on or at any time prior to September 30, 1972, 1/2%

      The Bonds of this series are also subject to redemption to the extent provided in the Indenture by the operation of the Improvement Fund provisions of said Indenture at the principal amount thereof and interest accrued thereon to the date fixed for redemption.

      Notice of redemption as aforesaid shall be given by publication at least once in each of three (3) successive weeks, the first publication to be at least thirty (30) days before the date set for redemption, in at least two daily newspapers of general circulation printed in the English language one of which shall be published in said Boston, and by mailing, at least thirty (30) days prior to the date set for redemption, by registered mail, to the registered owners of all fully registered Bonds and to the registered owners of all coupon Bonds registered as to principal, which have been called for redemption, a copy of said notice (provided, however, that if all of said Bonds shall be fully registered at any time not more than forty-five (45) and not less than thirty (30) days prior to the date set for redemption, notice by publication may be dispensed with).

      If this Bond shall be called for redemption, or provision for such call shall have been made, as provided in said Indenture, and payment of the redemption price shall have been duly provided for by the Company, interest shall cease to accrue hereon from and after the redemption date, the coupons appertaining hereto thereafter maturing shall be void, the Company shall from the time provided in said Indenture be under no further liability in respect of the principal of, or premium, if any, or interest on, this Bond and the bearer or registered owner hereof shall from and after such time look for payment hereof solely to the money so provided.

      The said Indenture contains provisions permitting the Company and the Trustee with the consent of the bearers or registered owners of not less than seventy percentum (70%) in principal amount of the Bonds at the time outstanding, (except Bonds held by or for the benefit of the Company) including if more than one series of Bonds shall be at the time outstanding, not less than seventy percentum (70%) in principal amount of the Bonds (except Bonds held by or for the benefit of the Company) of each series affected differently from those of other series, to effect by supplemental indenture modifications or alterations of said Indenture and of the rights and obligations of the Company and of the bearers and registered owners of the Bonds and coupons; but no such modification or alteration shall be made which, without the written approval or consent of the bearer or registered owner hereof, will extend the maturity hereof or reduce the rate or extend the time for payment of interest hereon or reduce the amount of the principal hereof or of any premium payable on the redemption hereof, or which will reduce the percentage of the principal amount of Bonds required for the adoption of the modifications or alterations as aforesaid, or authorize the creation by the Company, except as expressly authorized by the Indenture, of any mortgage, pledge or lien upon the property subjected thereto ranking prior to or on an equality with the lien thereof.

      If a default as defined in said Indenture shall occur, the principal of this Bond may become or be declared due and payable before maturity, in the manner and with the effect provided in the Indenture; but an default and the consequences thereof may be waived by certain percentages of the bearers or registered owners of Bonds, all as provided in said Indenture.

      No recourse shall be had for the payment of the principal of or the interest on this Bond or for any claim based hereon or otherwise in respect hereof or of the said Indenture against any incorporator, stockholder, director, or officer, past, present, or future, as such, of the Company or of any predecessor or successor corporation under any constitution, statute, or rule of law, or by the enforcement of any assessment, penalty, or otherwise, all such liability being waived and released by the holder hereof by the acceptance of this Bond.

      This Bond shall take effect as a sealed instrument.

      Neither this Bond nor any of the annexed coupons shall become or be valid or obligatory until the certificate of authentication hereon shall have been signed by the Trustee.

      IN WITNESS WHEREOF, WESTERN MASSACHUSETTS ELECTRIC COMPANY has caused this Bond to be executed in its name and on its behalf, and under its
corporate seal by its                       and
                            , thereunto duly authorized, and the coupons
annexed thereto to bear the facsimile signature of its Treasurer, as of the first day of August, 1954.

WESTERN MASSACHUSETTS ELECTRIC COMPANY

By ___________________________________

       and

By ___________________________________


                              Form of Coupon

      On               , 19   , WESTERN MASSACHUSETTS ELECTRIC COMPANY upon
surrender hereof, unless the Bond hereinafter mentioned shall have been called for previous redemption and payment duly provided therefor, will pay to the bearer, at the principal office in Boston, Massachusetts, of Old Colony Trust Company or of any successor as Trustee under the Indenture
securing said Bond,                         and              /100 dollars,
in any coin or currency of the United States of America which at the time of such payment is legal tender for public and private debt, being ( ) months' interest on its First Mortgage Bond, Series A 2.95%, due October 1, 1973, Numbered

                                             Treasurer


                       Certificate of Authentication

      This Bond is one of the First Mortgage Bonds, Series A, 2.95%, due October 1, 1973, described and provided for in the within mentioned Indenture.

                              OLD COLONY TRUST COMPANY, TRUSTEE

                              By _______________________________
                                   Authorized Officer


                           Form for Registration

Notice: No writing below except by a duly authorized officer of the Registrar.

_________________________________________________________________________
Date of Registration   Name of Registered Owner   Signature of Registrar





                         Form of Stamp Tax Legend

      Any Federal Revenue Tax on the issue of this Bond has been paid by affixing to an original counterpart of the Indenture under which it is issued, and duly cancelling, the required stamps.

      AND WHEREAS the Bonds of each series, other than the 2.95% Bonds, and the coupons, if any, to be attached thereto are to be substantially in the forms above set forth, with such modifications thereof and additions thereto or eliminations therefrom authorized or permitted by this Indenture as to any particular series as in the opinion of the stockholder or stockholders and/or the Board of Directors and/or the Executive Committee of the Company may at the time be necessary or proper by reason of the terms on which the Bonds of any such series are issued; and

      WHEREAS all requirements of law and of the Certificate of Incor-poration as amended, and of the By-Laws of the Company, including all requisite action on the part of directors and officers, and all things nec-essary to make said 2.95% Bonds originally issued hereunder, when duly executed by the Company and delivered, the valid, binding, and legal obligations of the Company, and the covenants and stipulations herein contained valid and binding obligations of the Company, have been done and performed, and the execution and delivery hereof have been in all respects duly authorized;

      NOW, THEREFORE, THIS INDENTURE AND DEED OF TRUST WITNESSETH: In consideration of the premises and of the mutual covenants herein contained and of the purchase and acceptance by the bearers and registered owners thereof of the Bonds at any time issued hereunder, and of one (1) dollar duly paid to the Company by the Trustee and for other good and valuable considerations, the receipt whereof at or before the ensealing and delivery of these presents is hereby acknowledged, and in order to secure the payment of the principal of and premium, if any, and interest on all Bonds from time to time outstanding hereunder according to their tenor and effect, and to secure the performance and observance of all the covenants and conditions therein and herein contained, and to declare the terms and conditions upon and subject to which the Bonds are to be issued and secured, the Company has executed and delivered this Indenture, and has granted, bargained, sold, conveyed, assigned, transferred, mortgaged, and confirmed, and by these presents does grant, bargain, sell, convey, assign, transfer, mortgage, and confirm unto Old Colony Trust Company as Trustee, its successors in the trust hereof, and its and their assigns, all and singular the franchised and properties hereinafter described in Clauses 1 to 4 inclusive (hereinafter called the Mortgaged Property), that is to say:

                                 CLAUSE 1.

      All the property, real, personal, or mixed, of every kind, character, and description, which is described in Schedule A hereto attached and hereby made a part of this Clause as fully as if set forth at length herein.

                                 CLAUSE 2.

      Without in any way limiting, or derogating from the inclusiveness of the description of the property described in Clause 1, or hereinafter described in Clauses 3 and 4, all and singular the franchises and the lands, real estate, interests and rights in land, rights of way, agreements for rights of way, locations, leaseholds, grants, easements, servitudes, rights pursuant to ordinances, rights in private ways, flowage and riparian rights and rights of drainage, percolation, seepage, and erosion, licenses, immunities, privileges, permits; dams, wings, retaining walls, canals, gates, reservoirs, dam sites, power houses, power plants, water wheels, engines, boilers, dynamos, generators, motors, pumps, valves, and other structures, erections, apparatus and appurtenances for generating and storing electrical energy; stations and substations, transmission lines, towers, cables, wires, poles, fractional interests in poles, distribution and supply lines, conduits, drains and systems, transformers, meters, lamps, and apparatus and appurtenances for the distribution and sale of electrical energy or steam; other appliances and apparatus and physical property used or useful in the business of generating, storing, transmitting or circulating and selling electric energy or steam; and office building, shops, garages, laboratories, and the physical equipment therein, which, in respect of all the foregoing, now are owned by the Company; together with all and singular the tenements, hereditaments, and appurtenances belonging or in any wise appertaining to the aforesaid property or any part thereof; with the reversion and reversions, remainder and remainders, and all tolls, earnings, revenues, rents, issues, profits and other income thereof, and all the estate, right, title, interest, and claim whatsoever at law as well as in equity, which the Company now has or may hereafter acquire in and to the aforesaid property and every part and parcel thereof.

      The conveyance, transfer, and assignment of property described in Clauses 1 and 2 hereof are made subject, however, (1) to the specific liens, encumbrances, reservations, restrictions, conditions, limitations, covenants, interests, and exceptions to the extent set forth or referred to in Schedule A aforesaid and in the deeds, grants, and conveyances therein described; (2) to Permitted Encumbrances; and (3) to any and all existing leases or tenancies for camp sites, fishing, swimming, or hunting rights, rights to cut wood, rights of way whether of necessity or by prescription or otherwise, and other similar rights and privileges given, granted, permitted, or acquiesced in by the Company in respect of any of said property, no one of which leases, tenancies, rights, or privileges substantially interferes with the use and enjoyment of said properties by the Company for its general and ordinary business.

                                 CLAUSE 3.

      The franchise or franchises of the Company as that term is used in
Section 13 of Chapter 164 of the General Laws (Ter. Ed.) of the Com-monwealth of Massachusetts, together with all the rights of the Company, but subject to the obligations of the Company, relative to the erection, maintenance, and operation of the Company's mains, conduits, poles, wires, fixtures, and other apparatus in, over, under, or across public ways.

                                 CLAUSE 4.

      Any and all other franchises and property, real, personal, or mixed, and wheresoever situated, in character and kind like or similar to the property hereinbefore described in Clauses 2 and 3 which may be at any time hereafter acquired by the Company (except as provided in 14.01 and 14.03 in respect of property acquired by consolidation or merger), it being the intention hereof that all such franchises and property acquired by the Company (except as aforesaid) shall be as fully embraced within and subject to the lien hereof as if such property were now owned by the Company and were specifically described herein and conveyed hereby.

      The conveyance, transfer, and assignment of the property acquired by the Company after the execution hereof, pursuant to this Clause 4, is subject to Permitted Encumbrances and to any mortgages, liens, or other encumbrances thereon of the character described in 4.10 existing at the time of the acquisition thereof by the Company and to any mortgages of such character which may be placed thereon at the time of the acquisition thereof to secure or to raise a part of the purchase price thereof and to any renewals or extensions of such encumbrances or mortgages.

      There is furthermore expressly excepted and excluded from the lien and operation of this Indenture, and from the definition of Mortgaged Property anything in Clauses 1 to 4, both inclusive, notwithstanding, the following described property of the Company, whether owned at the time of the execution hereof and otherwise hereby conveyed, transferred, and assigned, or hereafter acquired by it:

           A. All cash now and hereafter on hand and in banks, all present and future contracts and other choses in action, bills, notes, and accounts receivable, trade acceptances, claims for damage in tort, or for breach of contract whether or not to the property hereby conveyed, transferred, and assigned or intended to be; claims for refunds of taxes of every sort and description; judgments obtained by or in the name of the Company; and the interest of the Company in any present or future funds or obligations comprised in any retirement or pension plan to which the Company is or may be a party;

           B. Office furniture, equipment and supplies, books, records, documents, and papers now or hereafter belonging to the Company;

           C. Vehicles of every sort and description now or hereafter belonging to the Company, together with all equipment and supplies necessary to the operation and maintenance thereof;

           D. All present and future material and supplies, coal, oil, fuel and other personal property which is consumable (otherwise than by ordinary wear and tear) in the physical operation of the plants and systems of the Company; and all present and future materials or supplies used as components in the construction of electric utility or steam plant and held in advance of use thereof for such purpose.

           E. Goods, wares, merchandise, appliances, materials, and supplies now or hereafter manufactured, produced, purchased, or acquired by the Company for the purpose of sale, display or lease in the ordinary conduct of its business;

           F. Shares of stock, notes, debentures, bonds, or other certifi-cates or evidences of indebtedness and other securities now or here-after owned by the Company excepting however purchase money obligations acquired pursuant to the provisions of 7.03;

           G. All property, leasehold interests, permits, licenses, fran-chises, and rights whether now owned or hereafter acquired by the Company which are intended to be hereby conveyed, transferred, or assigned and which may not legally be so conveyed, transferred or assigned, or which cannot be so conveyed, transferred, or assigned without the consent of other parties whose consent is not secured, or without subjecting the Trustee to a liability not otherwise contemplated by the provisions hereof or which otherwise may not be, or are not, hereby lawfully and/or effectively granted, conveyed, mortgaged, transferred and assigned by the Company;

           H. The last day of the term of each leasehold estate (oral or written and/or any agreement therefor) now or hereafter enjoyed by the Company whether falling within a general or a particular description of property herein;

           I. Any property which pursuant to the terms of Article XIV is excepted from the lien hereof;

           J. All small tools and equipment and machinery of portable size.

      TO HAVE AND TO HOLD all and singular the above described properties unto the said Old Colony Trust Company as Trustee hereunder, its successors in the trusts hereof, and its and their assigns, to its and their own use forever.

      BUT IN TRUST, NEVERTHELESS, upon the terms and trusts herein set forth for the equal pro rata benefit, security, and protection of the bearers or registered owners of the Bonds from time to time certified, issued, and outstanding hereunder, without any discrimination, preference, priority, or distinction of any Bond or coupon over any other Bond or coupon by reason of series, priority in the time of issue, sale, or negotiation thereof, or otherwise howsoever, except that the bearers of (1) coupons for the payment of which money has been deposited with the Trustee, and (2) coupons extended or transferred or pledged apart from the Bonds to which they appertain, and the bearers and/or registered owners of (3) Bonds which have been called for redemption or have otherwise become due and for the payment of which money has been deposited with the Trustee, (4) Bonds tenders for the sale of which to any Sinking Fund, Maintenance and Renewal Fund, Improvement Fund, or any analogous fund established pursuant to any Indenture Supplemental hereto have been accepted by the Trustee, (5) Bonds and coupons held by or for the benefit of the Company, (6) Bonds or coupons purportedly lost, destroyed, or stolen not held by a bona fide purchaser,
(7) Bonds and coupons entitled to particular security by reason of the establishment for the benefit of the holders thereof of a sinking or other fund in accordance with the provisions hereof, and (8) Bonds the holders of which have consented to any alteration of the rights, powers, and privileges pursuant to the terms of any supplemental indenture executed pursuant to the terms of 16.02 hereof shall in each case be entitled to the particular status, whether preferential or deferred, hereinafter and/or in any such supplemental indentures set forth in respect of such particular Bonds or coupons;

      PROVIDED HOWEVER, and these presents are upon the condition that, if the Company, its successors or assigns, shall pay or cause to be paid the principal of and the premium, if any, and interest on the Bonds at the times and in the manner stipulated therein and herein and shall keep, perform, and observe all and singular the covenants and promises in said Bonds and in this Indenture expressed to be kept, performed, and observed by and on the part of the Company, then this Indenture and the estate and rights hereby granted shall, pursuant to the provisions of Article XV hereof, cease, determine, and be void; otherwise to be and remain in full force and effect.

      The Company hereby declares that it holds and will hold all property described in the foregoing clauses G and H as specifically reserved and excepted, upon the trusts herein set forth and as the Trustee (or any purchaser thereof upon any sale thereof hereunder) shall for such purpose direct from time to time, to the fullest extent permitted by law or in equity, as fully as is the same could be and had been hereby granted, conveyed, mortgaged, transferred and assigned to and vested in the Trustee.

      AND IT IS HEREBY COVENANTED, DECLARED, AND AGREED by and between the parties hereto that all Bonds and the coupons appertaining thereto are to be issued, certified, delivered, and held and that the above described property is to be held subject to the further covenants, conditions, uses, and trusts hereinafter set forth, and the Company, for itself and its successors and assigns, does hereby covenant and agree to and with the Trustee and its successor or successors in such trust for the benefit of those who shall hold said Bonds and Coupons or any of them as follows:

                                ARTICLE I.
                                Definitions

      1.01. Unless the context requires some other meaning, the words and terms defined in this Article I, and their equivalents, shall have the following meanings whenever used in this Indenture, such definitions to be equally applicable to both singular and plural forms. All other terms used in this Indenture which are defined in the Trust Indenture Act of 1939 or which are defined therein by reference to the Securities Act of 1933 (except as herein otherwise expressly provided) shall have the meanings assigned to such terms in said Trust Indenture Act and in said Securities Act as they were in force on the date of the execution of this Indenture. Definitions of certain other words, terms, or phrases used in a particular Section or in particular Sections hereof only, will be found in that Section or in one of those Sections.

      1.02.

      (1)  Indenture

      The word "Indenture" shall include and mean not only this Indenture as originally executed but also this Indenture as it may be from time to time supplemented, modified, or amended by any Supplemental Indenture.

      (2)  Herein, hereof, etc.

      The words "herein", "hereof", "hereunder", "hereby", "hereinbefore", "hereinafter", and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section, or other subdivision thereof.

      (3)  Supplemental Indenture

      The terms "Supplemental Indenture", or "Indenture Supplemental hereto" shall mean any indenture hereafter duly authorized and entered into between the Company and the Trustee in accordance with the provisions of this Indenture, and duly acknowledged by the officers of the Company executing the same, in form proper for recording or filing.

      (4)  Company

      The word "Company" shall mean the party of the first part hereto, Western Massachusetts Electric Company, and also any successor corporation which shall become such in the manner prescribed in Article XIV but subject to the provisions of said Article XIV.

      (5)  Obligor

      The word "Obligor", when used with respect to Bonds issued or issuable under this Indenture shall mean every person who is liable thereon.

      (6)  Person

      The word "person" shall mean an individual, a corporation, a partnership, an association, a joint stock company, a trust, an unincorporated organization, or a government or any agency or political subdivision thereof.

      (7)  Corporation

      The word "Corporation" shall also include any voluntary association, joint stock company, business trust or other similar organization including in particular Western Massachusetts Companies, a voluntary association organized under a declaration of trust, dated January 15, 1927, as amended.

      (8)  Affiliate, Control

      The word "Affiliate" as used with respect to any person shall mean any other person, who or which, directly or indirectly, controls or is controlled by or is under common control with such person. The word "Control" as used with respect to any person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities or by contract, or otherwise. The words and terms "Affiliated", "Affiliation", "Controlling", "Controlled by", and "under common Control with" shall have meanings correlative with the foregoing.

      (9)  Trustee

      The word "Trustee" shall mean Old Colony Trust Company and also any successor Trustee which shall become such in the manner prescribed in
Article XIII.

      (10) Responsible Officer, Responsible Officers

      The terms "Responsible Officer" or "Responsible Officers" when used with respect to the Trustee shall mean and include the chairman and vice-chairman of the board of directors, the president, every vice president, the secretary, the secretary of the board of directors, the treasurer, every assistant vice-president, every trust officer, the cashier, and any other officer or assistant officer of the Trustee with supervisory powers who customarily performs functions similar to those performed by any of the foregoing individuals or to whom any corporate trust matter is referred because of his knowledge of and familiarity with a particular subject.

      (11) Bond, Bonds, Bondholder, Bondholders

      The words "Bond" or "Bonds" shall include one or more, as the case may be, coupon Bonds, fully registered Bonds and temporary Bonds and, to the extent applicable, the coupons and claims for interest appertaining thereto.

      The words "Bondholder" or "Bondholders" and the words "holder" and "holders" and other similar words or terms shall mean the bearer or bearers of coupon Bonds not registered as to principal, or not so registered otherwise than to bearer, the bearer or bearers of coupons and the registered owners of Bonds at the time outstanding hereunder, subject, however, to the extent applicable, to the provisions of 2.13 and 4.02.

      The words "Registered Bond" or "Registered Bonds" shall mean one or more coupon Bonds registered as to principal otherwise than to bearer and one or more fully registered Bonds.

      (12) Cancellation, Cancelled

      The words "Cancellation", "Cancel" and "Cancelled", in respect of Bonds or coupons, shall, at the option of the Trustee, include any cus-tomary cremation approved by the Trustee, and any requirement of this Indenture for the delivery of cancelled Bonds shall be satisfied by the delivery of any customary cremation certificate so approved; any Bonds which are cancelled shall be delivered to the Company unless the Company shall in writing otherwise direct.

      (13) Outstanding

      The word "Outstanding" when used with reference to Bonds issued hereunder shall mean all Bonds theretofore certified and delivered hereunder, except

           (a) Bonds theretofore paid or otherwise acquired by the Company and surrendered to the Trustee for Cancellation; or

           (b) Bonds for the purchase, payment or redemption of which the necessary money shall have been deposited with, or shall then be held by, the Trustee, and in the case of Bonds called for redemption, if, and only if, notice of redemption shall have been duly given, or irrevocable power of attorney to give such notice shall have been delivered to the Trustee or other arrangements for so doing have been made satisfactory to the Trustee; or

           (c) Bonds surrendered to the Trustee by the holders thereof in exchange for other Bonds of the same aggregate principal amount; or

           (d) Bonds allegedly lost, stolen, or destroyed, and mutilated Bonds surrendered to the Trustee in lieu of or in substitution for which other Bonds shall have been issued hereunder, pursuant to 2.13.

(14)  (excluding Company-owned Bonds)

      The phrase "(excluding Company-owned Bonds)" occurring after or in connection with the mention of "Bonds Outstanding" or "Outstanding Bonds" shall be held to exclude therefrom in connection with the determination of the percentage of the aggregate principal amount of Bonds Outstanding or of the Bonds of a particular series Outstanding, Bonds owned by the Company, or by any other Obligor upon the Bonds, or by any Affiliate of the Company or of such other Obligor, except that for the purpose of determining whether the Trustee shall be protected in relying on any such action, direction, concurrence, or consent, only Bonds which the Trustee knows are so owned shall be so excluded. Bonds so owned which have been pledged in good faith may be regarded as Outstanding, regardless of the above phrase, if the pledgee shall establish to the satisfaction of the Trustee the pledgee's right to act as aforesaid in respect of such Bonds and that the pledgee is not an Affiliate of the Company or of any such other Obligor.
In case of a dispute as to such right, any decision by the Trustee taken upon the advice of counsel shall be fall protection to the Trustee.

      (15) Bondholders' Notice; Bondholders' Request

      The term "Bondholders' Notice" shall mean a written notice and the words "Bondholders' Request" shall mean a written request, in each case filed with and satisfactory to the Trustee, from Bondholders (whose ownership of Bonds shall, from time to time, if and when requested by the Trustee, be established by proof satisfactory to the Trustee) of such part, if any, of Bonds as may be specifically provided for in respect of a particular matter by any of the provisions hereof, or, in respect of any matter as to which no such specific provision is made herein, of not less than:

           (a) in respect of each such notice, ten per cent (10%) in prin-cipal amount of all Bonds Outstanding (excluding Company-owned Bonds) at the time of such notice, and

           (b) in respect of each such request, twenty-five per cent (25%) in principal amount of all Bonds Outstanding (excluding Company-owned Bonds) at the time of such request,

setting forth to the satisfaction of the Trustee, in respect of each such notice, particulars of any existing default and of the continuance thereof, and of all, if any, other matters covered by such notice, and, in respect of each such request, particulars of all matters covered by such request, and in the latter case also specifying any action requested or contemplated, under this Indenture, or any Bond, with respect to which such request was filed.

      (16) Lien of this Indenture, Lien hereof

      The terms "Lien of this Indenture" and "Lien hereof" shall mean the lien created by this Indenture (including the after-acquired property clause hereof) and the lien created by any subsequent conveyance or delivery to the Trustee or otherwise created, effectively constituting any property a part of the security held by the Trustee upon the terms and trust and subject to the covenants, conditions, and uses specified in the Indenture.

      (17) Excepted Property

      The term "Excepted Property" shall mean property of the character described as included in paragraphs A to J, both inclusive, of the foregoing description of the property conveyed by these presents to the Trustee.

      (18) Permitted Encumbrances

      The term "Permitted Encumbrances" shall mean, as of any particular time, any of the following:

           (a) the Lien of this Indenture upon the Mortgaged Property and all liens and encumbrances thereon junior hereto;

           (b) liens for taxes, assessments, or governmental charges not then delinquent, on the Mortgaged Property, or any part of it, or, if delinquent, in the course of contest in good faith;

           (c) liens arising out of proceedings in court in course of con-test in good faith;

           (d) liens or charges, if any, incidental to current construction or current operation;

           (e) liens securing indebtedness neither payable by, nor assumed or guaranteed by, the Company, nor on which it customarily pays interest, existing either at the date of the execution of these presents as to the Mortgaged Property, or, as to property thereafter acquired, at the time of acquisition by the Company, upon real estate or right in or relating to real estate acquired by the Company for substation, transmission line, distribution line, or right of way purposes;

           (f) defects in title to rights of way for transmission and dis-tribution lines over public or private property;

           (g) easements, rights of way, licenses, restrictions, exceptions, reservations, or other interests in or against any property and/or rights of way of the Company created, reserved, or existing for the purpose of public highways, private roads, railroads, railroad sidetrack, transmission and distribution lines, telegraph and telephone lines, and other like purposes which do not materially impair the use of such property and/or rights of way for the purposes for which such property and/or right of way are held by the Company;

           (h) zoning ordinances and other similar rights reserved to or vested in any municipality, or official, commission, or board thereof, or other public authority to control or regulate the property of the Company provided that the use of such property by the Company for the purposes for which it is held by the Company is not materially interfered with thereby;

           (i) rights reserved to or vested in the United States of America or any state, municipality, or public authority by the terms of any franchise, grant, license, or permit or by any provision of law to take, purchase or recapture, or to designate a purchaser for, any of the properties of the Company;

           (j) rights reserved to or vested in the United States of America or any state, municipality, or public authority to use, control or regulate any property of the Company;

           (k) any obligations or duties of the Company to the United States of America or any state, municipality, or public authority with respect to any franchise, grant, license, or permit.

      (19) Directors' Resolution

      The term "Directors' Resolution" shall mean a resolution of the Board of Directors or of the Executive Committee of the Company filed with the Trustee, certified by the Clerk or the Assistant Clerk of the Company to have been duly adopted by said Board or Committee and to be in full force and effect on the date of its certification.

      (20) Officers' Certificate

      The term "Officers' Certificate" shall mean a certificate or opinion filed with the Trustee complying with the provisions of 17.02, signed by the President or a Vice President and the Treasurer or an Assistant Treasurer of the Company.

      (21) Engineer

      The word "Engineer" shall mean an individual who is an engineer, appraiser, or other expert, or a co-partnership or a corporation engaged in such business, who or which, unless required to be independent, may be regularly employed by the Company.

      (22) Accountant

      The word "Accountant" shall mean any accountant or accounting firm, who or which need not be certified, licensed, or public, and, unless required to be independent, may be an officer or employee of the Company.

      (23) Engineer's Certificate, Accountant's Certificate

      The terms "Engineer's Certificate" and "Accountant's Certificate" shall mean a certificate conforming to the requirements of 17.02 signed by an Engineer or by an Accountant, as the case may be, appointed and paid by the Company and approved by the Trustee in the exercise of reasonable care.

      With respect to the Cost of Property Additions or of Property Retirements included in any Accountant's Certificate which have been included in a previous Accountant's Certificate, the Accountant making such Certificate may rely upon the figures as to Cost contained in such previous Certificate.

      (24) Independent

      The word "Independent" when applied to any engineer, appraiser, accountant, or other expert shall mean a person who (1) is in fact independent, (2) does not have any substantial interest, direct or indirect, in the Company or in any other Obligor upon the Bonds or in any Affiliate of the Company or of any such other Obligor, and (3) is not connected with the Company or any such other Obligor or any Affiliate of the Company or of any such other Obligor as an officer, employee, promoter, underwriter, trustee, partner, director, or person performing similar functions. The Trustee is entitled to require an Officers' Certificate, satisfactory to it, as to the independence of any Engineer or Accountant.

      (25) Independent Engineer's Certificate, Independent Accountant's Certificate

      The terms "Independent Engineer's Certificate" and "Independent Accountant's Certificate" shall mean a certificate corresponding with an Engineer's Certificate or an Accountant's Certificate, respectively, in all respects except that the Engineer or the Accountant shall be Independent. Each such Certificate shall state that the signer thereof has read the definition of the word "Independent" herein and that the signer is independent within the meaning of that definition.

      Whenever the Company is required to furnish to the Trustee pursuant hereto an Independent Engineer's Certificate or an Independent Accountant's Certificate, the signer thereof must be appointed by the President or Treasurer of the Company and approved by the Trustee in the exercise of reasonable care.

      (26) Opinion of Counsel

      The term "Opinion of Counsel" shall mean a written opinion complying with the provisions of 17.02 filed with the Trustee by counsel (who may be counsel or of counsel to the Company) selected by the Company and approved by the Trustee, or selected by the Trustee in the exercise of reasonable care.

      (27) Evidence of Approval by Trustee

      The acceptance by the Trustee of any one of the foregoing Cer-tificates or of an Opinion of Counsel shall be sufficient evidence that the signer or signers have been approved by, or are satisfactory to, the Trustee, as the case may be.

      (28) Fundable Property

      The term "Fundable Property" shall mean property of the character hereinafter described, but excluding Excepted Property, which the Company shall (1) acquire or construct after May 31, 1954 (including, if in process of construction, any property in so far as actually constructed subsequent to said May 31), (2) be entitled by its corporate powers, franchises, or other legal rights to own, possess, operate and use in the ordinary conduct of its business, and (3) have good and marketable title to, subject only to Permitted Encumbrances, and subject to, or to be immediately made subject to, the Lien of this Indenture; provided however that Fundable Property shall also include, to the extent permitted by Article XIV hereof, property otherwise complying with this definition of Fundable Property acquired and held by the Company pursuant to any merger or consolidation permitted by 14.01; provided further that in case of property acquired or constructed in connection with hydro-electric works for the maintenance and operation of which the Company shall not have obtained a license under the Federal Power Act or other similar legislation, the Company shall be deemed to have complied with the requirements of clause (2) above in respect of such property if an Opinion of Counsel shall be filed with the Trustee covering such situation, in the manner specified in subparagraph (j) of 3.08 hereof; and provided further that if any property at any time subject to the Lien hereof shall be or shall have been retired from service subsequent to May 31, 1954, and shall consist solely of materials or supplies usable as components in the construction of electric utility or steam plant, and the Cost thereof (less any credit for salvage value actually received) shall have been charged to the depreciation reserve, the reserve for contributions to extensions, or the surplus account of the Company and such property shall thereafter be put into service again and shall otherwise comply with this definition of Fundable Property, it shall be held to be Fundable Property even though originally acquired prior to said May 31, 1954.

      Such property shall consist only of property (including additional or partly completed construction work) used or planned to be used in the business of operating the Company's electric utility and steam systems and acquired or constructed by the Company and properly charged to its electric utility and steam accounts (including work-in-progress accounts) in accordance with any system of accounting required by law, or by regulatory or other public authorities having jurisdiction, to be followed by the Company or, in the absence of such requirement, in accordance with sound accounting practice then current. Property held jointly with others shall be includable in such property provided that only the right, title, and interest of the Company therein shall be included in determining Cost or Fair Value. Such property, however, shall not include

           (i) leasehold interests, or any extensions, improvements, or additions of or to any property in which the Company shall hold only a leasehold interest unless the Company shall have the right under the provisions of the agreement creating said leasehold interest to remove such extensions, improvements, or additions on or prior to the expiration of the term thereof;

           (ii) real estate unless owned in fee simple or rights in real estate unless owned in perpetuity;

           (iii) going concern value or good will, as such.

      No portion of any property shall be excluded by the requirements of this subdivision for the reason that any other portion of such property would be excluded by said requirements, but the exclusion of such other portion shall be considered in determining the Cost or Fair Value of the unexcluded portion.

      (29) Cost

      The word "Cost" shall mean

           (a) as to any property owned by the Company on May 31, 1954 the book value thereof on the books of the Company as of that date without deducting therefrom applicable reserves for depreciation and/or retirements as of that date;

           (b) as to any property acquired or constructed after May 31, 1954, the sum of (i) any cash expenditures made or agreed to be made by the Company therefor; (ii) the fair market value in cash (as of the date of delivery) of any securities or other property delivered by the Company as consideration therefor; (iii) whichever shall be the lesser of (1) an amount equivalent to the principal amount of any indebtedness (whether or not assumed by the Company) secured by prior lien upon such property outstanding at the time of, or reserved by the vendor or created by the Company, at the time of, the acquisition of such property or (2) the aggregate amounts (exclusive of premium or interest) expended by the Company to pay off said indebtedness or to release the property from said lien; (iv) in respect of property constructed by or for the Company, such allowances or charges for interest during construction, taxes, engineering, legal expenses, superintendence, casualty insurance, and other items during construction as in the opinion of the signers of any Certificate hereunder wherein the Cost of such property is required to be stated, shall be proper under sound accounting practice then current in respect of the particular property specified in such Certificate; (v) general overhead expenses to the extent that they are properly chargeable under sound accounting practice then current to the cost of the property, whether acquired or constructed by the Company; and
      (vi) the amount of any unsecured indebtedness (other than indebtedness described under (iii) above) issued or assumed by the Company as consideration for the acquisition or construction of such property, provided however that in any case where property shall have been acquired by the Company, without the payment of cash, property, or securities or the issue, assumption, or payment of indebtedness, no determination of Cost shall be required, and the word Cost shall in any such case mean an amount equal to the Fair Value thereof at the time of acquisition by the Company;

           (c) as to any materials and supplies at any time subject to the Lien hereof which shall have been or shall be retired from service by the Company subsequent to May 31, 1954 and the Cost thereof (less any credit for salvage value actually received) charged to the depreciation reserve, the reserve for contributions to extensions or the surplus account of the Company, and which shall subsequently be put into service again, the Fair Value of such property at the time when again put into service, or the value at which such property was previously retired, whichever shall be lower.

           (d) as to any property owned by a Corporation merging or consolidating with the Company pursuant to the provisions of Article XIV, the book value thereof less any reserve for depreciation applicable thereto as recorded on the books of said Corporation at the date of said merger or consolidation.

      In determining Cost in cases in which property acquired consists partly of Fundable Property and partly of other property or in cases in which Cost is not allocated between various items of property, Cost may be allocated to the various parts or items of property in any manner which the signers of the Certificate in which the Cost of such parts or items is required to be stated shall deem reasonable and in accordance with sound accounting practice.

      In the event that the Company shall acquire an electric utility system or electric utility systems as a whole without the payment of separate or distinct consideration for the acquisition of any rights or intangible property acquired simultaneously therewith or as a part thereof, the term Cost as applied to the Fundable Property so acquired may be held to include such part of the total consideration paid therefor as shall be both reasonable and proportionate, but shall be held to exclude any value based on going concern value or good will.

(30)  Fair Value

      The term "Fair Value" of property shall mean the price which a willing buyer thereof would pay to a willing seller at private sale, taking into consideration its location, condition, and adaptability for the purposes for which it is designed, but not exceeding the reproduction cost new of such property less observed depreciation, which reproduction cost may, for property under construction, include estimates for items during construction described in clauses (iv) and (v) of subparagraph (b) of the definition of Cost, but no other items of intangible value.

      Unless otherwise expressly provided, the term "Fair Value" when applied to Property Additions shall mean the Fair Value to the Company of such Property Additions at the date of the acquisition thereof by the Company and the term "Fair Value" in all other cases shall apply as of the date of the Certificate to be furnished in respect thereof.

(31)  Property Additions

      The term "Property Additions" shall mean Fundable Property which is to be Made the Basis for Action or Credit hereunder, and shall include Fundable Property purchased, constructed, or otherwise acquired by the Company to renew, replace, or to substitute for old, worn out, retired, discontinued or abandoned property or property otherwise no longer used or useful, the retirement of which has been charged against the depreciation reserve, the reserve for contributions to extensions, or the surplus account of the Company, but shall exclude any property made or constructed by the Company in keeping or maintaining the Mortgaged Property in good repair, working order and condition, the cost of which is not properly chargeable to electric utility or steam plant account.

      (32) Property Retirements

      The term "Property Retirements" shall mean any of the property of the Company of the character described in the final paragraph of the description of Fundable Property, but excluding Excepted Property, which shall have become worn out or become permanently unserviceable, or shall have been lost, sold, destroyed, abandoned, surrendered on lapse of title, or retired from service for any reason, or shall have permanently ceased to be used or useful in the business of the Company, but in each case only to the extent that the Cost (less any credit for salvage value actually received) thereof has been previously charged to the depreciation reserve, the reserve for contributions to extensions, or the surplus account of the Company, subsequent to May 31, 1954, or in the event that such property shall have been sold, to the extent that the Cost thereof, or any balance of the Cost thereof, not charged as above provided, shall have been credited to the plant and equipment (devoted to utility operation) account of the Company, subsequent to May 31, 1954.

      (33) Net Property Addition

      The term "Net Property Additions" shall mean the total of all Property Additions less the total of all Property Retirements.

      (34) Made the Basis for Action or Credit hereunder

      The phrase "Made the Basis for Action or Credit hereunder" shall mean when applied to Property Additions, Property Retirements or Net Property Additions, any thereof

           (i) which have been made the basis for the withdrawal of moneys from the hands of the Trustee;

           (ii) which shall have been made the basis for any credit to the Improvement Fund, or to a Sinking Fund, Maintenance and Renewal Fund, Improvement Fund, or any analogous fund established in accordance with the provisions of any Supplemental Indenture; or

           (iii) which have been made the basis for the issue of additional
      Bonds.

      (35) Earnings Certificate

      The term "Earnings Certificate" shall mean an Officers' Certificate (which, unless one of the Officers signing the same is an Accountant, shall also be signed by an Accountant) dated not more than thirty (30) days prior to the date of the application to the Trustee to which the Earnings Certificate shall pertain, setting forth in reasonable detail

           (a) the net earnings available for interest, computed as here-inafter provided, of the Company for a period of twelve (12) con-secutive calendar months within the fifteen (15) calendar months immediately preceding the first day of the month in which the said application to the Trustee is made;

           (b) the annual interest charges on (i) Bonds Outstanding at the date of said Certificate, except Bonds for the payment, retirement, or redemption of which Bonds to be issued pursuant to such application are to be issued, (ii) Bonds proposed to be issued pur-suant to such application and (iii) any obligations (whether or not the payment of the principal or of the interest thereon is assumed by the Company) secured by or proposed to be secured by any mortgage, charge, encumbrance or lien upon the Mortgaged Property superior to or on a parity with the Lien of this Indenture;

           (c) that such net earnings available for interest are at least twice the aggregate of the annual interest charges on all said indebtedness; and

           (d) that such net earnings available for interest have been computed as provided in this Section.

      The net earnings available for interest in any such twelve (12) month period shall be computed on an accrual basis in accordance with sound accounting practice then current by deducting from total operating revenues for such period the total operating expenses for such period, including (a) all taxes, other than Federal income taxes, excess profits taxes, and any other taxes imposed on or measured by gross or net income or earnings or undistributed earnings or income or surplus, (b) all charges on the Company's books to expense or income to provide for depreciation (but excluding charges to income for the amortization of plant and equipment (devoted to utility operation) account or amounts transferred therefrom),
(c) charges for maintenance, and (d) interest, other than interest on any Bonds, on obligations secured by any mortgage, charge, encumbrance or lien upon the Mortgaged Property superior to or on a parity with the Lien hereof, and on any debentures, notes or other evidences of indebtedness for the payment, retirement or redemption of which, or in exchange for which, Bonds to be issued pursuant to such application are to be issued, but excluding, however, any charges or provision for the Improvement Fund or for any Sinking Fund, Maintenance and Renewal Fund, Improvement Fund or analogous fund established pursuant to the terms of any Supplemental Indenture for the retirement of debt or for the amortization of any debt discount and expense during said period, and also excluding any profits and losses from the sale or other disposition of capital assets made in said period.

      If any property of the Company owned by it at the time of making any Earnings Certificate shall consist of a plant or system which shall have been acquired during or after any period for which net earnings are to be computed, the actual net earnings or net losses of such property (computed in the manner specified in the definition for the computation of the net earnings of the Company, but eliminating all intercompany items, if any) during such period, or such part of such period as shall have preceded the acquisition thereof, to the extent that the same have not otherwise been included, shall be treated as the net earnings or net losses of the Company for the purposes of an Earnings Certificate. The net earnings or net losses of any property of the Company consisting of a plant or system which shall have been disposed of by the Company during or after any period for which net earnings are to be computed shall not be treated as any part of the net earnings of the Company for the purposes of an Earnings Certificate.

      If the Company shall be consolidated or merged into another Corporation, or if another Corporation shall be merged into the Company in accordance with the provisions of Article XIV hereof at any time within fifteen (15) months prior to the first day of a month in which an application to the Trustee to which an Earnings Certificate shall pertain shall be made, the said Earnings Certificate shall include as a part of the net earnings of the Company the net earnings of the said other Corporation for a period identical with the period for which the Company's net earnings shall be determined, computed as hereinbefore in this subparagraph provided, except that if said other Corporation shall have issued indebtedness secured by a first or other mortgage pledge lien or encumbrance upon its property and maturing more than twelve (12) months from the date of the issue thereof which shall be Outstanding at the time of the making of such Earnings Certificate, and which is not to be paid retired or redeemed with the proceeds of, or exchanged for, the Bonds to be issued pursuant to such application such indebtedness shall be considered for the purpose of said Earnings Certificate as if it consisted of Bonds issued hereunder, and thereafter in determining the net earnings of the Corporation resulting from such merger or consolidation for the purposes of any subsequent Earnings Certificate any such indebtedness shall likewise be considered as if it consisted of Bonds issued hereunder.

      (36) Commission Orders

      The term "Commission Orders" shall mean duly and properly certified copies (except in cases where until such copies can be made available it is customary to accept temporarily telegrams or like informal written evidences; and in any such cases duly and properly certified copies as soon as available) delivered to the Trustee of all orders consents, permissions, or authorizations issued by the Department of Public Utilities of Massachusetts, or by the Securities and Exchange Commission, or by any Board, Department or official succeeding in whole or in part to the duties of either, or by any governmental agency which shall then have jurisdiction over the issue, sale, or negotiation of any Bonds issuable hereunder, ordering, consenting to, permitting or authorizing to the full extent required by law the issue, sale, or negotiation of the particular Bonds in respect of which said orders, consent, permissions, or authorizations are legally necessary.

      (37) Published Notice

      The term "Published Notice" shall mean a notice given by publication not less than once a week for not less than two (2) successive weeks (or with such other frequency and duration, if any, as may be specifically provided for in respect of a particular publication by any of the provisions hereof) in at least two (2) daily newspapers printed in the English language, published and of general circulation, one being in the City of Boston, Massachusetts.

      1.03 For the purpose of evidencing to the Trustee Net Property Additions from time to time available as a basis for the withdrawal of moneys from the hands of the Trustee pursuant to 3.06 or 8.03(b), the issue of additional Bonds pursuant to 3.08, or as a basis for credit against the annual Improvement Fund obligation payable under 6.01 or against any obligation under any analogous fund or under any Sinking Fund established by any Supplemental Indenture for the benefit of any Bonds issuable hereunder, the Company shall file with the Trustee an Officers' Certificate (hereinafter called Certificate of Available Net Property Additions) conforming to the requirements of 17.02 substantially in the following form:

                  WESTERN MASSACHUSETTS ELECTRIC COMPANY

                   To Old Colony Trust Company, Trustee
                Under Indenture dated as of August 1, 1954.

Certificate No.          of Available Net Property Additions

      The undersigned, in conformity with the provisions of the above described Indenture, hereby certify in connection with the application of
the Company dated                    , 19

[for the issue of additional
(here describe the issue of Bonds applied for) in the aggregate principal
amount of                , pursuant to 3.08 thereof]

(or)

[for the withdrawal by the Company of cash in the sum of $
(here insert the amount of cash desired to be withdrawn) held by the Trustee pursuant to 3.06 or 8.03(b) thereof] (omit inapplicable section)

(or)

[for credit in the amount of $           against the Improvement Fund
pursuant to 6.01 thereof (if credit be sought against the obligation of any Sinking Fund, Maintenance and Renewal Fund, Improvement Fund or analogous fund, the name of such fund should be substituted) payable by the Company
in the sum of $             on                     , 19 , pursuant to
section         thereof] (omit whichever purpose is inapplicable) as
follows:

               A. That the Cost or Fair Value, whichever is less, of all Property Additions made by the Company subsequent to May 31, 1954, and on or prior to
             , 19 (here insert the terminal date specified in the last previous Certificate of Available Net Property Additions) is $____________________________

               (Omit Item A in first Certificate)

               B. That the Cost or Fair Value, whichever is less, of all Property Additions made by the Company
           subsequent to         , 19 , (here insert in the
           first Certificate May 31, 1954, and in each
           subsequent Certificate the date inserted in the space
           in Item A) and on or prior to               , 19   ,
           (here insert a date not more than 60 days prior to the date of the application hereinbefore referred to) is $_________________________________

               C.   Constituting the Cost or Fair Value,
           whichever is less, of all Property Additions
           $_____________________

               (Item A plus Item B)

               D.   That the Cost of all Property Retirements
           made by the Company after May 31, 1954, and on or
           prior to                , 19 , (here insert the date
           inserted in the second space in Item B) is $________________________

               E. That the total of all Net Property Additions heretofore made the basis for the withdrawal of money from the hands of the Trustee pursuant to the provisions of 3.06 or of 8.03(b), or the issue of additional Bonds pursuant to 3.08, or irrevocably allocated for credit against the Improvement Fund pursuant to the provisions of 6.01, or (here insert the name of any Sinking Fund, Maintenance and Renewal Fund, Improvement Fund or analogous fund created by Supplemental Indenture against the obligations of which Net Property Additions have been heretofore credited) is $____________________________

               F.   Leaving as Available Net Property Additions
           $____________________________

               (Item C less the total of Items D and E)

               G. That the Available Net Property Additions now made the basis for the application in connection with which this Certificate is filed is $


                                   ____________________________________
                                             (Office held)

                                   ____________________________________
                                             (Office held)

Dated:                     , 19


                                ARTICLE II.
            Form, Execution, Registration and Exchange of Bonds

      2.01 At the option of the Company the Bonds issued hereunder may be issued from time to time in any number of different series. All Bonds of the same series shall be identical in tenor and effect, except for number and for necessary or proper variations between temporary Bonds, coupon Bonds, and fully registered Bonds, or Bonds of different denominations, and in the case of Bonds of serial maturity, in date of maturity, rate of interest, and price, terms, and conditions of redemption. The form of each series shall be distinguished by such designation or descriptive title as the Board of Directors or the Executive Committee of the Company may select for such series and as may be approved by the Trustee and each Bond issued hereunder shall bear upon the face thereof the designation or descriptive title so selected for the series to which it belongs.

      All coupon Bonds of the same series shall bear the same date. Each fully registered Bond shall bear interest from its date and shall be dated as of the interest payment date next preceding the date of issue, unless issued on the date as of which the Bonds of that series were originally issued, or on an interest payment date, in either of which cases it shall bear interest from and shall be dated as of such date; provided however - that if the Company shall be in default in the payment of interest on any series of Bonds at the time of the issue or transfer of a fully registered Bond of such series, such fully registered Bond if issued in exchange for a coupon Bond or Bonds of the same series surrendered together with all unpaid coupons appertaining thereto, shall be dated as of the date of the commencement of the period for which such interest shall be in default.

      Upon the issue of any fully registered Bond in permanent form the Trustee may reserve unissued a coupon Bond or coupon Bonds of the same series in an aggregate amount equal to the face of such fully registered Bond and in such event shall endorse on such fully registered Bond the number or numbers of the coupon Bond or Bonds so reserved, but, in lieu of reserving coupon Bonds as in this Section above provided, the Trustee may endorse on each such fully registered Bond a number or numbers such as would have been endorsed thereon if coupon Bonds had been reserved against each such Bond as hereinabove provided.

      Coupon Bonds, other than the 2.95% Bonds and the coupons thereto appertaining, shall be substantially in the form heretofore recited for the 2.95% Bonds in coupon form, with such omissions, variations, and insertions as are permitted by this indenture, and the fully registered Bonds of any such series shall follow the form of the coupon Bonds of that series with only such changes as are necessitated by the change from a coupon Bond with appurtenant coupons to a duly registered Bond of the same issue.

      2.02 The permanent 2.95% Bonds shall be substantially in the forms hereinbefore set forth, with such changes therein as shall be approved by the Company and the Trustee, shall be designated as the First Mortgage Bonds, Series A, 2.95%, due October 1, 1973, of the Company, shall be issuable hereunder in the aggregate principal amount of eleven million dollars ($11,000,000) and no more except as provided in 2.13 hereof, if in coupon form shall be dated as of August 1, 1954, shall mature October 1, 1973, shall bear interest at the rate of two and ninety-five hundredths percentum (2.95%) per annum from the date thereof to the date of payment, payable semi-annually on the first days of April and October in each year (the principal, premium, if any, and the interest thereon being payable in coin or currency of the United States of America which at the time of payment is legal tender for public and private debts), shall be issued in coupon form registerable as to principal only, in the denomination of one thousand dollars ($1,000) each, and in fully registered form in denominations of one thousand dollars ($1,000) and any multiple thereof, and shall be redeemable at the times and in the manner provided in Article V and Article VI hereof.

      The Bonds of every series other than the 2.95% Bonds shall be printed in the English language and shall (1) bear such date, (2) be payable as to both principal and interest in such coin or currency and at such time or times (which shall include the right to issue serial Bonds) and at such place or places, (3) bear interest at such rate, (4) be in such denominations, (5) be in fully registered form or be coupon Bonds registerable as to principal or not, (6) contain such provisions and con-ditions, if any, with respect to exchangeability for Bonds of another series, tax exemption, tax reimbursements redemption, sinking, amorti-zation, improvement, renewal, maintenance, or other fund, or limitation of the aggregate principal amount of Bonds of such series issuable, (7) be entitled to be convertible at the option of the holders into other securities so far as permitted by law, and (8) have such other charac-teristics not in conflict with the terms hereof as the Board of Directors or the Executive Committee of the Company shall determine with respect to the Bonds of such series prior to the issue of any of the Bonds thereof. The Bonds of any series may bear such legends or other variations in form as may be required to comply with the rules of any stock exchange or to conform to any usage or law.

      The forms of Bonds of such other series and the applicable charac-teristics referred to in (6), (7) and (8) in this Section shall be set forth in the Supplemental Indenture authorizing the issue of said Bonds.

      2.03 All Bonds from time to time issued hereunder shall be executed in the name and on behalf of the Company, and under its corporate seal impressed or imprinted thereon, by its President or a Vice President and its Treasurer or an Assistant Treasurer or by such other form of execution permitted by law as may be prescribed by a Directors' Resolution and shall be expressed to take effect as sealed instruments. In case any officer of the Company who shall have signed or sealed any Bond shall cease to be such officer of the Company before the Bond so signed or sealed shall have been actually delivered, such Bond, nevertheless, may be delivered and issued with the same force and effect as though the person or persons who had signed or sealed such Bond had not ceased to be an officer or officers of the Company. Furthermore, any Bond may be signed and sealed on behalf of the Company by such persons as at the actual date of the execution of such Bond shall be the proper officers of the Company, although at the date of such Bond such persons shall not have been officers of the Company. The coupons to be attached to any coupon Bond shall be authenticated by the facsimile signature of the present or any future Treasurer of the Company. The Company may adopt and use for that purpose the facsimile signature of any person who shall have been such Treasurer notwithstanding the fact that he may not have been such Treasurer at the date of such Bond or that he may have ceased to be such Treasurer at the time when such Bond shall be actually delivered.

      2.04 Bonds when executed shall be delivered to the Trustee for certification by it; and the Trustee shall certify and deliver said Bonds as in this Indenture provided and not otherwise. Before certifying and delivering any coupon Bond, the Trustee shall detach and Cancel all coupons thereto appertaining then matured representing installments of interest on said Bond which have been paid or for which payments shall have been provided, except that coupon Bonds issued upon exchanges shall bear such coupons as may be necessary in order that no gain or loss of interest shall result from any exchange of a fully registered or temporary Bond for a coupon Bond or the exchange or substitution of a new Bond for a Bond mutilated or purportedly lost, destroyed, or stolen.

      No Bond and no coupon thereto appertaining shall be or become valid or obligatory for any purpose or entitled to any benefit under this Indenture until the Trustee's certification thereupon shall have been signed by the Trustee, and such certification by the Trustee upon any Bond shall be conclusive evidence that such Bond has been duly certified and delivered hereunder and is valid, obligatory, and entitled to the benefit of this Indenture.

      2.05 Until Bonds in permanent form are ready for delivery, there may be issued, certified and delivered, in lieu thereof and subject to the same provisions, limitations, and conditions, one or more Bonds of any series authorized to be issued under this Indenture in temporary form, which may be typewritten, printed, or lithographed, may be of any authorized denomination or denominations satisfactory to the Company and approved by the Trustee, and otherwise shall be substantially of the tenor of the Bonds of such series, with or without one or more coupons, in fully registered form or in coupon form, and with or without provision for the registration thereof as to principal, and with or without a recital of specific redemption prices, and with such other omissions and with such other insertions and variations as the officers executing such Bonds may determine. The temporary Bonds shall be entitled to the security and benefit of this Indenture to the same extent as permanent Bonds of the same series and maturity certified and delivered hereunder. The Company shall without unreasonable delay, at its own expense, prepare, execute and deliver to the Trustee, and thereupon the Trustee, upon presentation and surrender of the temporary Bonds with all unmatured coupons, if any, appertaining thereto, shall certify and deliver in exchange therefor, engraved or lithographed or printed permanent Bonds of the same series and for the same aggregate principal amount. Temporary Bonds so surrendered for exchange shall be considered as having been surrendered for Cancellation. Upon such exchange, which the Company shall make at its own expense and without making any charge therefor, the Trustee shall forthwith Cancel the surrendered temporary Bonds.

      2.06 The Trustee is hereby authorized by the Company to certify all Bonds issued hereunder by the Company which are presented to it for certification by the Company. The Trustee is also hereby appointed Registrar of the Company and hereby authorized and empowered to register all Bonds in fully registered form issued by the Company, and the transfers thereof, to certify new Bonds in fully registered form issued by the Company pursuant to such transfers, to register, transfer, and discharge from registry the principal of all coupon Bonds issued hereunder presented to it by the bearers or registered owners thereof, for such register, transfer, or discharge, and to make exchanges of Bonds of any one series of any denomination for an equal principal amount of Bonds of the same series of any other denomination, of fully registered Bonds for coupon Bonds of the same series, of coupon Bonds for fully registered Bonds of the same series, of temporary Bonds for permanent Bonds of the same series, and of mutilated Bonds and/or coupons for Bonds or coupons issued in substitution therefor.

      2.07 The Company shall keep at the principal office of the Registrar, and at such other offices or agencies of the Trustee or of the Company as may be specified in the Bonds of any series, or in any Supplemental Indenture securing them, books for the registration, and transfer, and for the exchange of fully registered Bonds, and for the registration, transfer, and discharge from registry, and for the exchange of coupon Bonds issued hereunder.

      The Company shall also keep at any other office or agency of the Trustee or of the Company required to be maintained for such purpose in order to comply with the regulations of any stock exchange on which the Bonds may at any time be listed, like books to the extent necessary to comply with such regulations.

      2.08 The bearer of any coupon Bond issued hereunder which is expressed to be registerable as to principal may have the ownership thereof registered as to principal at the principal office of the Trustee (or at such other agency as may be provided in respect of a particular series) and such registration shall be noted on the Bond. After such registration no transfer of said Bond shall be valid unless made at said office or agency by the registered owner in person or by his duly authorized attorney and similarly noted on the Bond; but such Bond may be discharged from registration by being in like manner transferred to bearer, and thereupon transferability by delivery shall be restored, but such Bond may again and from time to time be registered or transferred as before. Such registration, however, shall not affect the negotiability of the coupons, but every such coupon shall continue to be transferable by delivery merely, and shall remain payable to bearer, and payment thereof to bearer shall fully discharge the Company in respect of the interest therein mentioned, whether or not the Bond be registered as to principal.

      The registered owner of any fully registered Bond issued hereunder may transfer the ownership of said Bond at the principal office of the Trustee (or at such other agency as may be provided in respect of a particular series) by surrendering said Bond for transfer accompanied by a written instrument of transfer signed by him or his duly authorized attorney, all in form satisfactory to the Trustee or to such agent, and thereupon the Company shall issue and the Trustee shall certify and register a new fully registered Bond or new fully registered Bonds of the same series and maturity date as the Bond or Bonds surrendered and in the same aggregate principal amount in the name or names designated by the transferor. The fully registered Bond or Bonds so surrendered shall be considered as having been surrendered for Cancellation and shall be forthwith Cancelled by the Trustee.

      2.09 The 2.95% Bonds in fully registered form may be exchanged at the principal office of the Trustee for a like aggregate principal amount of 2.95% Bonds in fully registered form of other denominations and, upon surrender to the Trustee for exchange of one or more of such 2.95% Bonds, the Company shall execute and the Trustee shall certify and shall deliver in exchange therefor a like aggregate principal amount of such 2.95% Bonds of other denominations. Bonds so surrendered for exchange shall be considered as having been surrendered for Cancellation and shall be forthwith Cancelled by the Trustee.

      The 2.95% Bonds in fully registered form may also be exchanged for 2.95% Bonds in coupon form of a like aggregate principal amount, and upon surrender at the principal office of the Trustee of any such Bond or Bonds accompanied by a written instrument of transfer signed by the registered owner thereof or by his duly authorized attorney, in form satisfactory to the Trustee, the Company shall issue and the Trustee shall certify (unless coupon Bonds previously certified shall be available) and deliver in exchange therefor 2.95% Bonds in coupon form in a like aggregate principal amount, with such coupons annexed thereto as may be necessary in order that no gain or loss of interest shall result from such exchange.

      The 2.95% Bonds in coupon form may be exchanged for 2.95% Bonds in fully registered form of a like aggregate principal amount, and upon surrender at the principal office of the Trustee of any such Bond or Bonds with all unpaid coupons appertaining thereto, the Company shall issue and the Trustee shall certify and deliver in exchange therefor one or more fully registered 2.95% Bonds in a like aggregate principal amount in the name or names designated by the holder of the coupon Bond or Bonds so surrendered.

      2.10 If and to the extent that the Company by a Supplemental Indenture shall so provide, either at the time of the creation of any series of Bonds other than the 2.95% Bonds, or at any time thereafter

           (a) Bonds of any series other than the 2.95% Bonds may, at the option of the holders thereof and upon surrender thereof to the Trustee, or otherwise as in said Supplemental Indenture provided, be exchanged for Bonds of the same or of a different series and maturity, of the same aggregate principal amount, but of different authorized denomination or denominations;

           (b) Coupon Bonds of any series other than the 2.95% Bonds may, at the option of the holder thereof and upon the surrender thereof to the Trustee or otherwise as in said Supplemental Indenture provided, be exchanged for fully registered Bonds without coupons of the same or of a different series and maturity, of the same aggregate principal amount, and of the same or of a different authorized denomination or denominations; and

           (c) Fully registered Bonds without coupons of any series other than the 2.95% Bonds may, at the option of the registered owners thereof and upon the surrender thereof to the Trustee or otherwise as in said Supplemental Indenture provided, be exchanged for coupon Bonds of the same or of a different series and maturity, of the same or of a different authorized denomination or denominations.

      All Bonds and coupons so surrendered shall be considered as having been surrendered for Cancellation, shall be forthwith Cancelled by the Trustee.

      2.11 For any exchange of Bonds, including the 2.95% Bonds, for Bonds of another denomination or of coupon Bonds for fully registered Bonds, or of fully registered Bonds for coupon Bonds, or for any transfer of a fully registered Bond, the Company, at its option, may require the payment of a sum sufficient to reimburse it for any stamp tax or other governmental charge incident thereto, and, in addition thereto, a further sum not exceeding two dollars ($2) for each new Bond, if any, issued upon such exchange or transfer. No charge except for taxes or governmental charges shall be made against the holder for the registration or transfer of coupon Bonds.

      2.12 The Bonds shall be treated as negotiable, subject to the pro-visions for registration and transfer therein and in this Indenture con-tained, and the coupon Bonds, except while registered as to principal otherwise than to bearer, shall pass by delivery; registration of any coupon Bond as to principal shall not affect the negotiability of its coupons, which shall remain payable to bearer, be treated as negotiable, and pass by delivery whether or not the Bond to which any coupon appertains is registered. The Company, the Trustee and any paying agent may deem and treat the bearer of any coupon Bond, or of any temporary Bond with or without coupons, which shall not at the time be registered as to principal, and the bearer of any coupon for interest appertaining to any Bond, whether or not such Bond shall be registered, as the absolute owner of said Bond or coupon, as the case may be, for the purpose of receiving payment thereof or on account thereof and for all other purposes whatsoever, whether or not such Bond or coupon shall be overdue, and neither the Company nor the Trustee, nor any paying agent shall be affected by any notice to the contrary.

      As to all coupon Bonds registered as to principal and all fully reg-istered Bonds, temporary or permanent, the person in whose name the same shall be registered shall be deemed and treated as the absolute owner thereof for all purposes of this Indenture, and payment of or on account of the principal of such Bond if it be a coupon Bond registered as to principal and of the principal and interest if it be a fully registered Bond, shall be made only to or upon the order, in writing of such registered owner thereof and all such payments so made to any such reg-istered owner or upon his order shall be valid and effectual to satisfy and discharge the liability of the Company upon such Bond to the extent of the sum or sums so paid, and neither the Company nor the Trustee shall be affected by any notice to the contrary.

      2.13 In case any Bond, with the coupons, if any, belonging thereto, or any coupon shall become mutilated or be lost, stolen, or destroyed, then upon the surrender to the Trustee for exchange and Cancellation of such mutilated Bond, together with all unmatured coupons appertaining thereto, or of any such mutilated coupon, or upon the receipt of evidence satisfactory to the Company and the Trustee of the loss, theft, or destruction of such Bond and its coupons, if any, or of such coupon, and of the ownership and authenticity thereof, and upon receipt also of indemnity (naming as obligees both the Company and the Trustee) in a sum and with a surety company thereon deemed satisfactory by the Company and the Trustee, the Company, in its discretion, may execute and the Trustee shall certify and deliver a new Bond of the same series, denomination, and maturity date, in exchange for, and upon Cancellation of the mutilated Bond and its coupons (if any), or, in lieu of the Bond and its coupons (if any) so lost, stolen, or destroyed, or if a coupon or coupons only have been mutilated or have been lost, stolen, or destroyed, the Company, in its discretion, may execute and the Trustee shall certify and deliver in exchange for and upon surrender and Cancellation of the Bond to which such coupon or coupons appertain and of all coupons appertaining thereto not lost, stolen, or destroyed, a new Bond of the same series, denomination, and maturity with coupons appurtenant thereto of the same maturities as the coupons surrendered and the coupons lost, stolen, or destroyed, or, if any such mutilated, lost, stolen, or destroyed Bond or any of its coupons or such mutilated, lost, stolen or destroyed coupon shall have matured or shall be about to mature, instead of issuing a substitute Bond or of issuing a substitute Bond with such matured coupons attached, the Company with the consent of the Trustee may pay the same and in such event, to the extent that it shall pay coupons appertaining to any Bond so mutilated or so purportedly lost, stolen, or destroyed, the Trustee shall cut off and Cancel the corresponding coupons on the substituted Bond before delivering the same.

      Any such Bonds and coupons issued pursuant to this Section in substitution for Bonds or coupons purportedly lost, stolen, or destroyed shall constitute original additional contractual obligations of the Company whether or not the Bonds and coupons purportedly lost, stolen, or destroyed be at any time enforceable by anyone and shall (subject to the provisions of 2.14 and 4.02) be equally and ratably entitled to the benefits of this Indenture with all other Bonds and coupons issued hereunder. The Company and the Trustee, in their discretion, may place upon any such substituted Bond a distinguishing mark or a legend, but such mark or legend shall in no wise affect the validity of such substituted Bond. The Company may, at its option, require the payment of a sum sufficient to reimburse it for any stamp tax or other governmental charge and any expense incurred by the Company or the Trustee in connection with the issue of any such substituted Bond and also a further sum not exceeding two dollars ($2) for each such substituted Bond.

      All Bonds are held and owned upon the express condition that the foregoing provisions are exclusive in respect of the replacement of muti-lated, lost, stolen, or destroyed Bonds and shall preclude any and all other rights and remedies, any law or statute now existing or hereafter enacted to the contrary notwithstanding.

      2.14 Bonds pledged by the Company, upon being released from pledge, or Bonds purchased or otherwise acquired by the Company may be sold, pledged, or otherwise disposed of before maturity by the Company prior to the occurrence of an event of default hereunder without reexecution or recertification, but the benefit of this Indenture shall be suspended in respect of Bonds, coupons, or claims for interest while held by or for the benefit of the Company. Subject to the provisions of 2.12 hereof, Bonds and coupons and claims for interest transferred by or from the Company while in default in the payment of principal or interest, or premium, if any, or any Sinking Fund, Maintenance and Renewal, Improvement or other analogous fund instalment hereunder, so long as such default shall continue, shall not be deemed Outstanding under the Indenture in connection with (a) any com-putation of percentages of Bonds outstanding hereunder for the purpose of any action by Bondholders, or (b) any provision for the enforcement of any rights or remedies hereunder or under the Bonds, or (c) any distribution of proceeds or payment of the purchase price upon any sale hereunder, or upon any other such enforcement, except after the prior payment in full of all Bonds and coupons and claims for interest not so held or transferred, provided, however, that for the purpose of determining whether the Trustee shall be protected in relying on any direction or consent of Bondholders only Bonds which the Trustee knows to be so held or to have been so transferred shall be so deemed not to be Outstanding.

                               ARTICLE III.
                              Issue of Bonds

      3.01 The aggregate principal amount of Bonds which may be issued by the Company under this Indenture and may be Outstanding at any one time shall not, in any event, exceed the amount at the time permitted by law, but otherwise, except as in 3.02 and 3.03 provided, is unlimited; provided however that the aggregate principal amount of Bonds, or the aggregate principal amount of Bonds of any one series, which may be issued hereunder may, at any time at the election of the Company as evidenced by a Supplemental Indenture, be limited to such definite aggregate principal amount as may be specified in such Supplemental Indenture.

      3.02 First Mortgage Bonds, Series A, 2.95%, due October 1, 1973, limited in aggregate principal amount to eleven million dollars ($11,000,000) and in denominations authorized hereunder may forthwith upon the execution and delivery of this Indenture be executed by the Company and delivered to the Trustee for certification, and thereupon may be certified by the Trustee, and delivered to or upon the written order of the Treasurer or an Assistant Treasurer of the Company without the necessity of awaiting the filing or recording hereof.

      3.03 Bonds, when authorized by a Supplemental Indenture, of one or more series, other than the series constituting the 2.95% Bonds, (in this Article III called Series B Bonds) may from time to time be executed by the Company and shall be delivered to the Trustee for certification and thereupon shall be certified by the Trustee and delivered to or upon the written order of the Treasurer or an Assistant Treasurer of the Company to an aggregate principal amount not exceeding twenty-one million dollars ($21,000,000), less the total of the aggregate principal amount of Series B Bonds theretofore certified and delivered upon original issue. Series B Bonds shall be certified and delivered by the Trustee only after the Trustee has received the following:

           (a) a Directors' Resolution determining the series of the said Bonds and, if a new series, distinguishing the same by descriptive title pursuant to 2.01, establishing in respect thereof the applicable characteristics described in 2.02, authorizing the execution of the Bonds and of the Supplemental Indenture securing them, in form satisfactory to the Trustee, and the issue of said Bonds, and also requesting the certification and the delivery of the said Bonds by the Trustee all in the principal amount therein specified, but not exceeding the maximum amount which may be issued by the Company and certified and delivered by the Trustee under the provisions of this Section;

           (b) Unless in the Opinion of Counsel described in subparagraph
      (g) of this Section it is stated that no vote or resolution of the stockholders of the Company is required in order that the issue and sale or other disposition of said Series B Bonds shall be legal, a certified copy of a vote by the stockholder or by the stockholders holding the requisite number of shares of the Company taken at a meeting duly called and held, authorizing the said Directors' Resolution and said request, and the execution, certification and delivery of said Bonds, and the execution and delivery of said Supplemental Indenture;

           (c) said Supplemental Indenture duly executed by the Company and by the Trustee, in as many counterparts as the Trustee shall require;

           (d) an Earnings Certificate;

           (e) an Officers' Certificate stating

               (1) that to the best knowledge and belief of such officers the Company is not in default in the performance and observance of any of the terms, covenants, and conditions of this In-denture;

               (2) that all conditions precedent provided for herein (in-cluding any covenants hereof compliance with which constitutes a condition precedent) have been complied with; and

               (3) the aggregate principal amount of Series B Bonds theretofore certified and delivered upon original issue;

           (f) Commission Orders to the extent required by law; and

           (g) an Opinion of Counsel to the effect that all corporate action prerequisite to or necessary for the authorization, execution, issue, certification, sale or other disposition, and delivery of the said Bonds, and the execution and delivery of the Supplemental Indenture, has been duly and properly taken, or, if no action by stockholders is necessary therefor, stating such fact; that the Commission Orders furnished to the Trustee are proper and legal, and order, consent to, permit and authorize to the full extent required by law the issue, sale, or negotiation of the said Bonds (or that no, or no other, Commission Orders are required by law); that all conditions hereof precedent to the issue of such Bonds (including any covenants hereof compliance with which constitutes a condition precedent) have been complied with; that said Bonds when delivered by the Company will be in all respect valid and enforceable obligations of the Company in accordance with their terms and entitled to the benefit and security of this Indenture; that the aggregate principal amount of Series B Bonds (as previously limited in this Section) then to be issued under this Section does not exceed the aggregate principal amount then issuable under this Section; and that upon the issue of said Bonds, the aggregate principal amount of Bonds issued hereunder and then Outstanding will not exceed the amount permissible hereunder and permissible by law; and that all recording and filing in respect of said Supplemental Indenture necessary for the security of any or all of said Bonds has been or will be completed.

      3.04 Bonds, when authorized by a Supplemental Indenture, of one or more series, other than the series constituting the 2.95% Bonds and in addition thereto and to the Series B Bonds, may from time to time be executed by the Company and shall be delivered to the Trustee for certification and thereupon shall be certified and delivered by the Trustee to or upon the written order of the Treasurer or an Assistant Treasurer of the Company in an aggregate principal amount equal to the aggregate principal amount of any Bonds which hare been paid, retired, redeemed, Cancelled, surrendered to the Trustee or to the Company for Cancellation, or for the payment or redemption of which moneys in the necessary amount shall have been deposited with or shall then be held by the Trustee (with irrevocable direction and authorization satisfactory to the Trustee so to apply the same, and as regards Bonds to be redeemed, either with proof satisfactory to the Trustee that notice of redemption has been duly given or with irrevocable power of attorney to the Trustee to give such notice); provided however that, unless all 2.95% Bonds and all Bonds of any other series issued prior to the issue of the Bonds then to be issued under this Section shall have ceased to be Outstanding hereunder, no Bonds shall be issuable under the provisions of this Section in respect of Bonds which have been or are contemporaneously to be paid, retired, redeemed, Cancelled, or surrendered to the Trustee for Cancellation (a) by the use of moneys received by the Trustee as or from the proceeds of any part of the Mortgaged Property sold, taken by eminent domain, or otherwise disposed of, or as the proceeds of any policies of insurance upon the Mortgaged Property, or by the use of any other moneys held by the Trustee as described in 8.02, (b) by the use of moneys deposited with the Trustee upon the issue of Bonds pursuant to the provisions of 3.05, (c) in lieu of the payment to the Trustee of moneys pursuant to the terms of any Sinking Fund, Maintenance and Renewal Fund, Improvement Fund, or any analogous fund established by a Supplemental Indenture then in force, or (d) by the use by the Trustee of moneys paid to it pursuant to the terms of any such fund, unless, in either case, the provisions establishing such fund shall expressly permit the issue of Bonds under this Section in respect of Bonds paid, retired, redeemed, Cancelled, or surrendered for Cancellation as a part of the operation of such fund.

      Bonds issuable under this Section shall be certified and delivered by the Trustee only after the Trustee has received the following:

           (a) a Directors' Resolution determining the series of the Bonds, and, if a new series, distinguishing said series by descriptive title pursuant to 2.01, and establishing in respect thereof the applicable characteristics enumerated in 2.02, authorizing the execution of the Bonds and of a Supplemental Indenture securing them, in form satisfactory to the Trustee and the issue of the said Bonds, and also requesting the certification and the delivery of the said Bonds by the Trustee, in such aggregate principal amount as the Board of Directors or the Executive Committee shall determine, but not exceeding the maximum amount which may be issued by the Company and certified and delivered by the Trustee under the provisions of this Section;

           (b) unless in the opinion of Counsel described in subparagraph
      (g) of this Section it is stated that no vote or resolution of the stockholders of the Company is required in order that the issue and sale or other disposition of said Bonds shall be legal, a certified copy of a vote by the stockholder or by the stockholders holding the requisite number of shares of the Company taken at a meeting duly called and held, authorizing the said Directors' Resolution and said request and the execution, certification and delivery of said Bonds and the execution and delivery of said Supplemental Indenture;

           (c) said Supplemental Indenture duly executed by the Company and by the Trustee, in as many counterparts as the Trustee shall require;

           (d) an Officers' Certificate stating

               (1) that to the best knowledge and belief of such officers the Company is not in default in the performance and observance of any of the terms, covenants, and conditions of this Indenture;

               (2) that all Bonds theretofore issued under this Indenture have been paid, retired, redeemed, or Cancelled, or surrendered to the Trustee for Cancellation, or concurrently with the cer-tification and delivery of the requested Bonds will be surren-dered to the Trustee for Cancellation, or that moneys in the necessary amount for the payment or redemption of all Bonds not so paid, retired, redeemed, or surrendered have been deposited with, or shall then be held by the Trustee (with irrevocable directions and authorization satisfactory to the Trustee to apply the same to such payment or redemption, and as regards Bonds to be redeemed, either with proof satisfactory to the Trustee that notice of redemption has already been duly given or with irrevocable power of attorney to the Trustee to give such notice); or

               that Bonds theretofore issued under this Indenture of a specific aggregate principal amount (not less than the aggregate principal amount of Bonds then to be issued under this Section) have been or will be paid, retired, redeemed, or Cancelled, or surrendered to the Trustee for Cancellation and that money in the amount necessary therefor is then held by the Trustee or will be deposited with it prior to or concurrently with the certification and delivery of the Bonds so requested (with irrevocable authorization satisfactory to the Trustee so to apply the same to such payment or redemption, and as regards Bonds to be redeemed, either with proof satisfactory to the Trustee that notice of redemption has been duly given, or with irrevocable power of attorney to the Trustee to give such notice), and that no part of said Bonds theretofore issued has been or will be paid, retired, redeemed, or Cancelled, or surrendered to the Trustee for Cancellation, either by the use of moneys received by the Trustee as or from the proceeds of any part of the Mortgaged Property sold, taken by eminent domain, or otherwise disposed of, or as the proceeds of any policies of insurance upon the Mortgaged Property, or by the use of any other moneys held by the Trustee as described in 8.02, or by the use of moneys deposited with the Trustee upon the issue of Bonds pursuant to the provisions of 3.05, or (unless one or more Sink-ing, Maintenance and Renewal, Improvement, or analogous funds created by Supplemental Indenture then in force permit the issue of Bonds under this Section in respect of Bonds paid, retired, redeemed, Cancelled or surrendered for Cancellation as a part of the operation of any such fund) in lieu of the payment to the Trustee of moneys pursuant to the terms of any such fund, or by the use by the Trustee of moneys paid to it pursuant to the terms of any such fund provided however that in the event that a Sinking Fund, Maintenance and Renewal Fund, Improvement Fund or other analogous fund created by a Supplemental Indenture then in effect may in respect of such fund relax the foregoing pro-visions, they may be modified to the extent necessary to comply with the terms of such Supplemental Indenture;

               (3) that all conditions precedent provided for herein (including any covenants hereof compliance with which consti-tutes a condition precedent) have been complied with;

           (e) Commission Orders to the extent required by law;

           (f) all Bonds previously issued, surrender of which is to be made contemporaneously with the issue by the Company and the certification and delivery by the Trustee of the Bonds to be issued under this Section, together with all unmatured coupons thereto ap-pertaining, and all cash necessary to pay the principal and interest or the redemption price of all Bonds previously issued, the payment or redemption of which, respectively, is made the basis for the issue of the Bonds so requested;

           (g) an Opinion of Counsel to the effect that all corporate action prerequisite or necessary for the authorization, execution, issue, certification, sale or other disposition, and delivery of the said Bonds, and the execution and delivery of the Supplemental Inden-ture, have been duly and properly taken, or, if no action by stock-holders is necessary therefor, stating such fact; that the payment, retirement, redemption, Cancellation, or surrender for Cancellation of Bonds previously issued, as set forth in the Officers' Certificate hereinbefore in this Section described, constitute a basis for the issue of the aggregate principal amount of said Bonds then to be issued under this Section; that the Commission Orders furnished to the Trustee are proper and legal, and order, consent to, permit and authorize to the full extent required by law the issue, sale, or negotiation of the said Bonds (or that no, or no other, Commission Orders are required by law); that all conditions hereof precedent to the issue of such Bonds (including any covenants compliance with which constitutes a condition precedent) have been complied with; that said Bonds when delivered by the Company will be in all respects valid and enforceable obligations of the Company in accordance with their terms and entitled to the benefit and security of this Indenture; that the aggregate principal amount of said Bonds then to be issued under this Section does not exceed the aggregate principal amount then issuable under this Section; that upon the issue of said Bonds the aggregate principal amount of Bonds issued hereunder and then Outstanding will not exceed the amount permissible hereunder and permissible by law; and that all recording and filing in respect of said Supplemental Indenture necessary for the security of any or all of said Bonds has been or will be completed; and

           (h) in the event that the total annual interest requirements of the Bonds then to be issued under this section exceeds the total annual interest requirements on the Bonds in respect of the payment, retirement, redemption, Cancellation or surrender to the Trustee for Cancellation of which said Bonds are then to be issued, an Earnings Certificate.

      All Bonds paid, retired, redeemed, or otherwise acquired which form the basis for the issue of Bonds pursuant to this Section shall be delivered to the Trustee for Cancellation and Cancelled by it.

      3.05 Bonds, when authorized by a Supplemental Indenture, of one or more series, other than the series constituting the 2.95% Bonds and in addition thereto and to the Series B Bonds, may from time to time be executed by the Company and delivered to the Trustee for certification and thereupon shall be certified and delivered by the Trustee to or upon the written order of the Treasurer or an Assistant Treasurer of the Company in any aggregate principal amount permissible hereunder and permissible by law which shall be equal to the amount of cash paid to the Trustee in exchange therefor.

      Bonds issuable under this Section shall be certified and delivered by the Trustee only after the Trustee has received the following:

           (a) a Directors' Resolution determining the series of the Bonds, and, if a new series, distinguishing said series by descriptive title, pursuant to 2.01, and establishing in respect thereof the characteristics enumerated in 2.02, authorizing the execution of the Bonds and of a Supplemental Indenture securing them, in form satisfactory to the Trustee, and the issue of the said Bonds, and also requesting the certification and delivery of the said Bonds in such aggregate principal amount as the Board of Directors or the Executive Committee shall determine, but not exceeding the maximum amount which may be issued by the Company and certified and delivered by the Trustee under the provisions of this Section;

           (b) unless in the Opinion of Counsel described in subparagraph
      (h) of this Section it is stated that no vote or resolution of the stockholders of the Company is required in order that the issue and sale or other disposition of said Bonds shall be legal, a certified copy of a vote by the stockholder or by the stockholders holding the requisite number of shares of the Company taken at a meeting duly called and held, authorizing the said Directors' Resolution and said request, and the execution, certification and delivery of said Bonds and the execution and delivery of said Supplemental Indenture;

           (c) said Supplemental Indenture duly executed by the Company and by the Trustee, in as many counterparts as the Trustee shall require;

           (d) an Officers' Certificate stating

               (1) that to the best knowledge and belief of such officers the Company is not in default in the performance and observance of any of the terms, covenants, and conditions of the Indenture; and

               (2) that all conditions precedent provided for herein (including any covenants hereof compliance with which con-stitutes a condition precedent) have been complied with;

           (e) a sum of cash equal to the aggregate principal amount of the Bonds the issue of which is requested pursuant to the terms of this Section;

           (f) Commission Orders to the extent required by law;

           (g) an Earnings Certificate; and

           (h) an Opinion of Counsel to the effect that all corporate action prerequisite or necessary for the authorization, execution, issue, certification, sale or other disposition, and delivery of the said Bonds, and the execution and delivery of the Supplemental Indenture, has been duly and properly taken, or, if no action by stockholders is necessary therefor, stating such fact; that the Com-mission Orders furnished to the Trustee are proper and legal, and order, consent to, permit and authorize to the full extent required by law the issue, sale, or negotiation of the said Bonds (or that no, or no other, Commission Orders are required by law); that all conditions hereof precedent to the issue of such Bonds (including any covenants hereof compliance with which constitutes a condition precedent) have been complied with; that said Bonds when delivered by the Company will be in all respects valid and enforceable obligations of the Company in accordance with their terms and entitled to the benefit and security of this Indenture; that upon the issue of said Bonds, the aggregate principal amount of Bonds issued hereunder and then Outstanding will not exceed the amount permissible hereunder and permissible by law; and that all recording and filing in respect of said Supplemental Indenture necessary for the security of any or all of said Bonds has been or will be completed.

      3.06 All cash paid to the Trustee pursuant to the provisions of 3.05 shall, so long as held by it, be held as part of the Mortgaged Property but whenever the Company shall become entitled to certification and delivery of Bonds against Available Net Property Additions pursuant to the provisions of 3.08, the Trustee, upon the application of the Company and upon compli-ance by the Company with all requirements of said 3.08 (except as hereinafter in this Section provided, and with such additions, omissions, and variations as may be appropriate by reason of the fact that application is being made for the withdrawal of cash and not for the certification and delivery of Bonds) necessary to obtain certification and delivery of Bonds under that Section, shall pay over, in lieu of the Bonds to which the Company would be otherwise entitled to receive pursuant to that Section, an amount of said cash equal to the aggregate principal amount of said Bonds, or if the Trustee shall then hold less than such amount of cash, the greatest amount which will leave in its hands less than one thousand (1,000) dollars thereof. Any withdrawal of an amount of cash under this Section shall be in lieu of the right of the Company to the certification and delivery of Bonds under 3.08 in an equal aggregate principal amount, but shall not otherwise affect the right to the certification and delivery of Bonds to which it might otherwise be entitled under the provisions of that Section.

      The Company shall not be required to furnish in connection with the withdrawal of the cash held by the Trustee pursuant to this Section, so much of the Directors' Resolution, Officers' Certificate, or Opinion of Counsel described in 3.08 as shall relate to the authorization, certification, or issue of Bonds, or any certificate relating to action by stockholders or any Commission Orders unless required by law, or an Earnings Certificate.

      3.07 Any sums deposited with the Trustee under the provisions of 3.05 in respect of which no application under the provisions of 3.06 shall have been made within three (3) years of the date of the deposit thereof, or in respect of which the Company shall at any time have notified the Trustee in writing that it will make no application under that Section, may be applied by the Company at any time to the discharge of the entire indebtedness on all Bonds Outstanding hereunder pursuant to the provisions of 15.01(A) and if not so applied shall be used and applied by the Trustee to the redemption of Bonds of the series in respect of the issue of which it was so deposited, pursuant to the provisions of the Supplemental Indenture applicable thereto. Bonds so redeemed shall not thereafter be made the basis for the issue of Bonds or the withdrawal of cash under any provisions of the Indenture.

      3.08 Bonds, when authorized by a Supplemental Indenture, of one or more series, other than the series constituting the 2.95% Bonds and in addition thereto and to the Series B Bonds, may from time to time be executed by the Company and shall be delivered to the Trustee for certification and thereupon shall be certified and delivered by the Trustee to or upon the written order of the Treasurer or an Assistant Treasurer of the Company in the aggregate principal amount requested by the Company, but not in excess of sixty percentum (60%) of Available Net Property Additions set forth in Item G of the Certificate of Available Net Property Additions filed, as hereinafter in this Section provided, in connection with such request for the issue of additional Bonds under this Section.

      Bonds issuable under this Section shall be certified and delivered by the Trustee only after the Trustee has received the following:

           (a) a Directors' Resolution determining the series of the Bonds, and, if a new series, distinguishing said series by descriptive title pursuant to 2.01 and establishing in respect thereof the applicable characteristics enumerated in 2.02, authorizing the execution of the Bonds and the Supplemental Indenture securing them, in form satisfactory to the Trustee, and the issue of said Bonds, which Supplemental Indenture shall also convey, transfer and/or assign to the Trustee all Fundable Property not previously so conveyed, transferred and/or assigned, and also requesting the certification and the delivery by the Trustee of the said Bonds, in such aggregate principal amount as the Board of Directors or the Executive Committee shall determine, but not exceeding the maximum amount which may be issued by the Company and certified and delivered by the Trustee under the provisions of this Section;

           (b) unless in the Opinion of Counsel described in subparagraph
      (j) of this Section it is stated that no vote or resolution of the stockholders of the Company is required in order that the issue and sale or other disposition of said Bonds shall be legal, a certified copy of a vote by the stockholder or by the stockholders holding the requisite number of shares of the Company taken at a meeting duly called and held, authorizing the said Directors' Resolution and said request, and the execution certification and delivery of said Bonds and the execution and delivery of said Supplemental Indenture;

           (c) said Supplemental Indenture duly executed by the Company and by the Trustee, in as many counterparts as the Trustee shall require;

           (d) an Officers' Certificate stating

               (1) that to the best knowledge and belief of such officers the Company is not in default in the performance and observance of any of the terms, covenants, and conditions of the Indenture; and

               (2) that all conditions precedent provided herein (including any covenants hereof compliance with which constitutes a condition precedent) have been complied with; and

               (3) the aggregate principal amount of all Bonds then issuable under this Section;

           (e) a Certificate of Available Net Property Additions;

           (f) an Accountant's Certificate to the effect that the said Certificate of Available Net Property Additions accurately states the figures in prior Certificates which are reflected therein; stating the Cost of all Property Additions referred to in Item B of the said Certificate and that the Cost thereof has been compiled in said Certificate in accordance with the definition of Cost contained herein; that said Property Additions have not theretofore been Made the Basis for Action or Credit hereunder; stating that the Property Retirements referred to in Item D of said Certificate include all Property Retirements required to be reflected on the books of the Company pursuant to the provisions hereof and that all Property Retirements so included are such within the definition thereof contained herein, and that the Cost thereof has been compiled in said Certificate in accordance with said definition of Cost; in the event that any securities or other property have been included in the Cost of any Property additions includable in said Accountant's Certifi-cate, brief describing said securities or said other property and stating the date of delivery or transfer thereof; in the event that any of said Property Additions when required were subject to a prior lien or were subjected thereto at the time of acquisition, stating that such prior lien has been discharged, the principal amount of the indebtedness secured thereby on the date of its acquisition by the Company, the aggregate amounts (exclusive of premium or interest) expended by the Company in discharge of said indebtedness or release of said Property Additions from said lien, and the date or dates when the indebtedness was paid and said lien released; in the event that any of said Property Additions were acquired by the issue or assumption by the Company of any unsecured indebtedness, the amount thereof at the time of the signing of said Certificate; and in the event that any of said Property Additions were acquired without the payment of cash, property, or securities, or the issue, assumption, or payment of indebtedness, describing in reasonable detail any such Property Additions and the manner in and the time as of which the Fair Value thereof was determined; and in the event that said Property Additions include any electrical utility system or systems, stating the extent to which Cost includes any part of the Cost of any rights and intangible property and whether, in his opinion, any included item is reasonable and proportionate, and, if not, the extent of the inclusion which is either disproportionate or unreasonable, and further stating that Cost does not include any value based on going concern value or good will;

           (g) an Engineer's Certificate describing in reasonable detail all Property Additions referred to in Item B of the aforesaid Cer-tificate of Available Net Property Additions and stating that all said Property Additions are Fundable Property within the definition thereof contained herein and are desirable for use in the proper conduct of the business of the Company; stating the Fair Value of said Property Additions and that the Fair Value thereof has been determined in accordance with the definition of Fair Value contained herein;

           (h) Commission Orders to the extent required by law;

           (i) an Earnings Certificate; and

           (j) an Opinion of Counsel to the effect that all corporate action prerequisite or necessary for the authorization, execution, issue, sale or other disposition, and delivery of the Bonds, and the execution and delivery of the Supplemental Indenture, has been duly and properly taken, or, if no action by stockholders is necessary therefor, stating such fact; that the Property Additions described in Item B of the Certificate of Available Net Property Additions are Fundable Property within the definition thereof contained herein; that in case any such Property Additions shall be acquired or con-structed in connection with any hydro-electric works, for the main-tenance and operation of which the Company has not obtained a license under the Federal Power Act, or other similar legislation, and no proceedings shall then have been instituted by any governmental authority having jurisdiction to require the Company either to apply for such a license or to remove such hydro-electric works, it shall be a sufficient compliance with the requirement of this subparagraph
      (j) as to the Company's power and right to operate under the Federal Power Act, or similar legislation, for such Opinion of Counsel to state the circumstances as to such situation and that in his opinion based thereon either there is no reasonable ground for believing that such a license upon reasonable terms would not be issued, whenever application therefor should be made, or there is no legal necessity for obtaining such a license; that the Commission Orders furnished to the Trustee are proper and legal, and order, consent to, permit and authorize to the full extent required by law the issue, sale, or negotiation of the said Bonds (or that no, or no other, Commission Orders are required by law); that all conditions hereof precedent to the issue of said Bonds (including any covenants hereof compliance with which constitutes a condition precedent) have been complied with; that said Bonds when delivered by the Company will be in all respects valid and enforceable obligations of the Company in accordance with their terms and entitled to the benefit and security of this Indenture; that the aggregate principal amount of said Bonds then to be issued under this Section does not exceed the aggregate principal amount then issuable under this Section; and that upon the issue of said Bonds the aggregate principal amount of Bonds issued hereunder and then Outstanding will not exceed the amount permissible hereunder and permissible by law; and that all recording and filing in respect of said Supplemental Indenture necessary for the security of any and all of said Bonds has been or will be completed.

      If the Property Additions shall include any property which, within six (6) months prior to the date of acquisition thereof by the Company, has been used or operated by a person or persons other than the Company in a business similar to that in which it has been or is to be used or operated by the Company, and if the Fair Value to the Company of such property is not less than twenty-five thousand dollars ($25,000) and not less than one
(1) percentum of the aggregate principal amount of the Bonds then Outstanding hereunder, the Company shall also file an Independent Engineer's Certificate stating the Fair Value to the Company of such property and of any other such property so used or operated which, since the commencement of the then calendar year, has been subjected to the Lien of this Indenture as the basis for the certification and delivery of Bonds, the withdrawal of cash constituting a part of the trust estate, or the release of property subject to the Lien of this Indenture, and as to which an Independent Engineer's Certificate has not previously been furnished.

      3.09 Bonds issued pursuant to 3.03, 3.04, 3.05 or 3.08 may be issued in whole or in part as a single separate series, or in several series, each such series bearing such alphabetical designation as will distinguish it from all other series issued hereunder, and Bond issued under 3.03 may be issued in whole or in part with and as a part of and under the same designation as that of any other series of Bonds, other than the 2.95% Bonds, issued contemporaneously therewith or prior thereto.

                                ARTICLE IV.
                    Particular Covenants of the Company

      The Company hereby covenants and agrees with the Trustee and with the respective bearers and owners of the Bonds issued hereunder as follows:

      4.01 That the Company will duly and punctually pay the principal of, and interest on, and premium, if any, upon, all the Bonds at any time issued hereunder, according to the terms thereof; that the interest on all coupon Bonds shall until the maturity of such Bonds be payable only upon presentation and surrender of the several coupons for such interest as they respectively mature. The interest on fully registered Bonds shall be paid to or upon the order of the registered owners thereof. Except as provided in 2.13, the principal of each Bond shall be payable only upon the presentation and surrender of the Bond. The Company prior to each date on which the principal of and any premium or interest on any of the Bonds shall become due and payable, whether at the date of maturity thereof, by call for redemption, by declaration, or otherwise, will deposit or cause to be deposited with the Trustee (with arrangements for transfers of such deposits between the Trustee and any paying agent, if a paying agent shall be hereafter appointed) the full amount necessary to make such payment. When and as paid in full, all Bonds and all coupons shall be surrendered to and Cancelled by the Trustee and thereafter delivered to the Company upon its written request.

      Except as otherwise provided in 15.02, moneys deposited with the Trustee or with any paying agent appointed pursuant to the terms of any Supplemental Indenture for the purpose of paying the principal of or interest (or premium, if any) on any Bonds issued under this Indenture shall constitute a trust fund for such purpose and for no other purpose whatever, subject to the provisions of 13.09.

      4.02 That so long as Bonds duly issued hereunder shall remain Outstanding and unpaid, the Company will not directly or indirectly extend or consent to the extension of the time for the payment of any coupon or claim for interest of or upon any Bond, and will not, directly or indirectly, become a party to any such extension or approve any arrangement therefor, either by purchasing or refunding or in any manner keeping alive any such interest coupon or claim for interest or otherwise; that in case the payment of any such interest coupon or claim for interest shall be so extended or kept alive by, or with or without, the consent of the Company, or in case any such coupon or claim for interest shall in any way at or after maturity have been transferred or pledged, separate or apart from the Bond to which it relates, then, anything in this Indenture contained to the contrary notwithstanding, any such interest coupon or claim for interest so extended or kept alive or so transferred or pledged shall not be entitled, in case of a default hereunder, to any benefit of or under this Indenture except after the prior payment in full of the principal of the Bonds Outstanding hereunder and of all coupons and claims for interest not so transferred, pledged, kept alive, or extended.

      4.03

           (a) That whenever necessary to avoid or fill a vacancy in the office of the Trustee, the Company will, in the manner provided in
      13.18 hereof, appoint a Trustee so that there shall at all times be a Trustee hereunder, which shall at all times be a bank or trust company having its principal office and place of business in the City of Boston, Massachusetts, if there be such bank or trust company willing and able to accept the trust upon reasonable or customary terms, and which shall at all times be a corporation organized and doing business under the laws of the United States or any State or Territory or of the District of Columbia with a combined capital and surplus of at least five million (5,000,000) dollars and authorized under such laws to exercise corporate trust powers and subject to supervision or examination by Federal, State, Territorial, or District of Columbia authority.

           (b) That the Company will register, transfer, and/or exchange at the principal office of the Trustee, (and at such other offices or agencies of the Trustee or the Company as may be specified in the Bonds and in any Supplemental Indenture securing them, or as may hereafter be established or maintained in order to comply with any requirements to that end contained in any regulations of any stock exchange on which the Bonds issued hereunder may hereafter be listed on application of the Company) any 2.95% Bonds (and any Bonds of any other series issued hereunder and entitled by the provisions thereof or hereof to registration, transfer, and/or exchange, at said office or said offices) when presented for that purpose pursuant to the provisions of said 2.95% Bonds (or said Bonds of any other series) and of this Indenture; and that the Company will maintain any such office or agency, at which any such Bonds may be presented for registration, transfer, and/or exchange, and at which such Bonds and the coupons or claims for interest appertaining thereto may be presented for payment and at which notices or demands in respect of said Bonds, coupons, or claims for interest may be served pursuant to any provision therefor contained in any of said Bonds or in this Indenture; and that the Company will file with the Trustee notice in writing of the location, and of any change in location, of any such office or agency; and that in case the Company having once established any such office or agency shall fail to maintain the same, or shall fail to give notice of the location or change of the location thereof, then presentation and demand may be made and notices may be served at the office of the Trustee.

           (c) That if the Company shall appoint a paying agent other than the Trustee, it will cause such paying agent to execute and deliver to the Trustee an instrument in which it shall agree, subject to the provisions of this Section, (1) that such paying agent shall hold in trust for the benefit of the Bondholders entitled thereto, or the Trustee, all sums held by such paying agent for the payment of the principal of or interest on the Bonds (and premium, if any) and
      (2) that such paying agent shall give the Trustee notice of any default by the Company or any other Obligor on the Bonds in the making of any deposit with it for the payment of the principal of or interest (and premium, if any) on the Bonds, and of any default in the making of such payment. While the Trustee shall be a paying agent the Trustee shall hold in trust, as provided in 4.01, for the benefit of the Bondholders entitled thereto all sums held by it as such paying agent for the payment of the principal of or interest on the Bonds.

           (d) That if the Company shall act as its own paying agent, it will, on or before each due date of each instalment of principal of or interest on the Bonds set aside and segregate and hold in trust for the benefit of the Bondholders entitled thereto or for the Trustee a sum sufficient to pay such principal or interest so becoming due on the Bonds (and premium, if any) and will notify the Trustee of such action or of any failure to take such action.

           (e) Anything in this Section to the contrary notwithstanding, the Company may at any time, for the purpose of obtaining a release or satisfaction of this Indenture or for any other reason, pay or cause to be paid to the Trustee all sums held in trust by it or any paying agent as required by this Section, such sums to be held by the Trustee upon the trusts herein contained.

           (f) Anything in this Section to the contrary notwithstanding, the agreement to hold sums in trust as provided in this Section is subject to the provisions of 15.02.

           (g) That for the purpose of registering, transferring, and/or exchanging Bonds the Company will maintain Old Colony Trust Company or its successor as Trustee hereunder as Registrar of the Bonds issued hereunder.

      4.04 That the Company will duly pay and discharge, or cause to be paid and discharged, as the same shall become due and payable all taxes, water rates, assessments, and governmental and other charges lawfully levied, imposed, or assessed upon the Mortgaged Property or any part thereof or upon or measured by the franchises, business, or income of the Company, and will duly observe, and conform to all valid requirements of any governmental authority relative to any part of the Mortgaged Property, and will not suffer any mechanics', laborers', statutory, or other lien to be hereafter created upon any part thereof now owned or hereafter acquired, or the income therefrom, prior to the Lien hereof, except Permitted Encumbrances; provided however that the acquisition and ownership by the Company of property hereafter acquired subject to mortgage or other lien, whether existing at the time of acquisition or contemporaneously created to secure a part of the purchase price thereof to the extent permitted by 4.10, or the refunding or extension thereof, shall not be deemed a viola-tion of the foregoing covenant, but no such property shall be Made the Basis for Action or Credit hereunder unless the mortgage or other lien to which it shall have been subject has theretofore been or is contemporaneously discharged; and provided further that nothing in this Section contained shall require the Company to pay, acquire, or make provision for any tax assessment, lien, or charge so long as the Company in good faith and by appropriate legal proceedings shall contest the validity thereof, unless thereby any of the Mortgaged Property will be lost or forfeited.

      That the Company will duly and punctually perform all the conditions and obligations imposed on it by the terms of any lien upon its property acquired after the date of execution of these presents, and will not permit any default in any such obligation if thereby the protection afforded by this Section be materially impaired or endangered.

      4.05 That the Company will keep or cause to be kept all the Mortgaged Property of a character usually insured by companies similarly situated insured against loss or damage by fire and against such other risks as such property is usually insured against and in such amounts as such property is usually insured for by companies similarly situated, either by means of policies issued by reputable insurance companies, or, at the Company's election, with respect to all or any part of the property by means of an adequate insurance fund set aside and maintained by it out of its own earnings, or, in conjunction with other companies through an insurance fund, trust, or other agreement (the adequacy of such insurance fund, trust, or other agreement to be evidenced by a certificate, to be filed with the Trustee, of an actuary or other person selected by the Board of Directors or the Executive Committee of the Company and satisfactory to the Trustee in the exercise of reasonable care), the loss if any, except to the person or property of others, and except as to Excepted Property, and except any loss less than twenty-five thousand (25,000) dollars, to be made payable to the Trustee as the interest of the Trustee may appear and to be paid to the Trustee and to be held by it and applied as hereinafter in 8.02, 8.03 and 8.04 hereof provided. As soon as practicable after the execution of these presents, but not later than December 31, 1954, and thereafter once in each year, and at any other time upon the written request of the Trustee, the Company will furnish to the Trustee an Officers' Certificate to the effect that the Company has complied with the terms and conditions of this Section, and with the terms and conditions of all insurance policies, and containing a detailed statement of the insurance then in effect upon the property of the Company on a date therein specified (which date shall be within thirty (30) days of the filing of such Certificate), and, except in respect of property insured by means of an insurance fund, trust, or other agreement as permitted by this Section, showing the numbers of the policies of insurance in effect, the names of the issuing companies, the amounts and expiration dates of such policies, and the property covered by such policies; and in case any of the property shall at the time be insured by means of an insurance fund, trust, or other agreement, as permitted by this Section, the Company shall at the time of furnishing each such Certificate also furnish to the Trustee a further Officers' Certificate with respect to the adequacy of such insurance fund, trust, or other agreement. The Trustee shall, subject to the provisions of
13.02 and 13.03, be entitled to accept any such Officers' Certificate or further Officers' Certificate, if required, as satisfactory evidence of compliance by the Company with the provisions of this Section, and shall, subject to the provisions of 13.02 and 13.03, be under no duty with respect to any such Certificate or further Certificate except to exhibit the same to any Bondholder upon request.

      If any part of the Mortgaged Property hereafter acquired shall be subject to a prior lien, purchase money mortgage, or other encumbrance, the Company may include in any policy of insurance the interest of the holder of said prior lien, mortgage, or other encumbrance or may provide for his interest in any such insurance fund, trust, or other agreement, but such fact and the details of the rights of such holder in said policies or under such insurance fund, trust, or other agreement shall be set forth in each Officers' Certificate filed with the Trustee as in this Section heretofore provided, and in the event that a check for the amount of any loss covered by insurance on any property subject to such lien, mortgage or other encumbrance shall be drawn by an insurer payable to the order, among others, of the Trustee and the holder of such lien, mortgage, or encum-brance, the Trustee shall endorse said check, without recourse, and deliver the same, so endorsed, to such holder.

      Upon request of the Trustee, the Company shall deliver to it any policies of insurance upon the Mortgaged Property. If the proceeds of any insurance on account of any one loss do not exceed the sum of twenty-five thousand (25,000) dollars, such proceeds, if coming into the hands of the Trustee, shall be paid by it forthwith to the Company and the Trustee shall not be obligated to see to the application thereof. In case of any loss covered by any policy of insurance, any adjustment thereof and settlement which may be agreed upon by the Company and the insurer or insurers shall be accepted by the Trustee.

      4.06 That the Company, irrespective of any obligation undertaken in
Article VI hereof, will at all times maintain, preserve, and keep its Mortgaged Property as an operating system or systems in good repair, working order, and condition, and will from time to time make all needful and proper repairs, replacements, and renewals thereto and thereof.
Nothing in this Section contained shall be held to prevent the Company from permanently discontinuing the operation of or reducing the capacity of any of its plants or properties or any part thereof if, in the judgment of the Board of Directors or the Executive Committee of the Company, any such action is necessary or desirable in the conduct of the business of the Company, or, if the Company is ordered so to do by regulatory authority having jurisdiction over the Company, or, if the Company intends to sell or dispose of the same, and within a reasonable time shall endeavor to effectuate such sale; nor shall anything in this Section contained be construed to prevent the Company from taking such action with respect to the use of its plants, works, and properties as is proper under the circum-stances, including the cessation of or omission to exercise rights, permits, licenses, privileges, or franchises which, in the judgment of the Company, can no longer be properly exercised or availed of.

      4.07 That the Company will, except only as interrupted by causes beyond its control or except upon compliance with the provisions of
Article XIV, continually conduct and carry on its usual business in an efficient and proper manner.

      4.08 That the Company is duly organized and existing under the laws of the Commonwealth of Massachusetts and is duly authorized by law to create and issue the Bonds from time to time issued hereunder and to execute the Indenture, and that all corporate action on its part for the creation and issue of the 2.95% Bonds, as herein provided, and for the execution and delivery of this Indenture has been taken; and that, subject to the provisions of Article XIV, it will at all times do or cause to be done all things necessary to maintain its corporate existence and to preserve and keep in full force and effect all its rights, permits, licenses, privileges, and franchises, except such as can, in the judgment of the Company, no longer be properly exercised or availed of.

      4.09 That, except as to after-acquired property, the Company is lawfully seized and possessed of the Mortgaged Property, that it has good and marketable title thereto; that it has good right and lawful authority to mortgage the same, as provided in and by this Indenture, free from all liens and encumbrances except those specified, described or referred to in the description contained in the granting clauses hereof and in Schedule A; that it will forever warrant and defend the title to the Mortgaged Property, including all property at any time intended to be included therein under the provisions of Clause 4 of the granting clauses of this Indenture, and every part thereof, to the Trustee, its successors and assigns, against all claims and demands whatsoever, except such liens and encumbrances as are specified described or referred to in the granting clauses hereof or in Schedule A or are otherwise permitted under any of the provisions hereof; provided that nothing in this Indenture contained shall prevent the Company from hereafter acquiring any property subject to a prior lien or purchase money mortgage or other encumbrance of the character described in 4.10.

      That the Company will cause this Indenture and all Supplemental Indentures to be at all times properly recorded and filed and rerecorded and refiled in such manner and in such places as may be required by law and will do such other acts as may be necessary in order fully to preserve and protect the security of the Bondholders and the rights of the Trustee and to establish and maintain the superior lien hereof upon the Mortgaged Property, subject however to the provisos and exceptions in this Section before set forth and to the provisions of 4.10 and of Article XIV.

      That the Company will, upon reasonable request by the Trustee, execute and deliver such Supplemental Indentures and other instruments and do such further acts as may be necessary or proper to carry out more effectually the purposes of this Indenture, especially to subject to the Lien hereof any property now owned or hereafter acquired by it which it is herein provided shall be subject to the Lien hereof, and to transfer to any new trustee the estates, powers, instruments, and funds held in trust hereunder.

      That the Company will furnish to the Trustee:

           (a) Promptly after the execution and delivery of this Indenture and of each Supplemental Indenture or other instrument granting or confirming to the Trustee title to any of the Mortgaged Property an Opinion of Counsel either stating that in the opinion of such counsel this Indenture or such Supplemental Indenture or other instrument has been properly recorded and filed so as to make effective the Lien intended to be created thereby, and reciting the details of such action, or stating that in the opinion of such counsel no such action is necessary to make such Lien effective. It shall be a compliance with this sub-section (a) if (i) such Opinion of Counsel shall state that this Indenture or such Supplemental Indenture or other instrument has been received for record or filing in each jurisdiction in which it is required to be recorded or filed, and that, in the opinion of such counsel, (if such is the case) such receipt for record or filing makes effective the Lien intended to be created by this Indenture or such Supplemental Indenture or other instrument, and (ii) such Opinion of Counsel is delivered to the Trustee within such time, following the date of the execution and delivery of this Indenture, or such Supplemental Indenture or other instrument, as shall be practicable, having due regard to the number and distance of the jurisdictions in which this Indenture or such Supplemental Indenture or other instrument is required to be recorded or filed;

           (b) At least annually after the execution and delivery of this Indenture, an Opinion of Counsel either stating that in the opinion of such counsel such action has been taken with respect to the re-cording, filing, re-recording, and refiling of this Indenture and of each Supplemental Indenture or other instrument granting or con-firming to the Trustee title to any of the Mortgaged Property as is necessary to maintain the Lien thereof, and reciting the details of such action, or stating that in the opinion of such counsel no such action is necessary to maintain such Lien. Such opinion shall be delivered to the Trustee within three (3) months after each anniversary of the execution and delivery of this Indenture.

      4.10 That the Company will not create or suffer any other mortgage, charge, encumbrance, or lien, of any kind, superior to or on a parity with the Lien of this Indenture upon any of the Mortgaged Property whether now owned or hereafter acquired, excepting only those specified, described, or referred to in the description contained in the granting clauses hereof and in Schedule A, and, in respect of Mortgaged Property hereafter acquired, excepting also mortgages or other encumbrances or liens on any part or portion thereof (including renewals and extensions thereof) whether existing at the time of the acquisition of such part or portion (and whether or not the obligations secured thereby are assumed in connection with such acquisition) or created contemporaneously to secure or to raise a part of the purchase price thereof, provided however that the total of all obligations secured by any such mortgage, encumbrance, or lien upon such part or portion shall not exceed sixty (60) per centum of the Cost thereof or of the Fair Value thereof, whichever is less, and provided further that an Earnings Certificate dated not more than sixty (60) days prior to the acquisition of such part or portion shall be delivered to the Trustee contemporaneously with said acquisition.

      4.11 That the Company will keep proper books of account and records to which the Trustee or its duly authorized representatives may have access at all reasonable times; will not charge to its property plant, and equipment accounts any expenditures which are properly chargeable to maintenance or repairs or to any other expense account in accordance with any system of accounting required by law, or by any regulatory or other public authorities having jurisdiction, to be followed by the Company, or, in the absence of such requirement, in accordance with sound accounting practice then current; will promptly charge to the depreciation reserve, the reserve for contributions to extensions, and/or the surplus account of the Company all property which has become worn out or become permanently unserviceable, or has been lost, sold, destroyed, abandoned, surrendered on lapse of title, or retired from service for any reason, or has permanently ceased to be used or useful in the business of the Company, except that property which has been abandoned consequent upon an act of God or other unavoidable casualty may be retired over a period in accordance with orders or decrees of any regulatory authority having jurisdiction over the Company; and will furnish to the Trustee, as soon as practicable after the close of each fiscal year and in any event not later than one hundred and twenty (120) days thereafter, an income statement, analysis of surplus and balance sheet of the Company, for such year, all in such detail as the Trustee shall require, which shall be certified by an Independent Accountant, who shall be a certified or public Accountant, and will give to the Trustee full information pertinent to any provision thereof.

      4.12 That the Company in each fiscal year will make entries on its books charging to current earnings and crediting to depreciation reserve an amount not less than two and one-tenth percentum (2.1%) of the average of the beginning and ending balances for such year of the total plant and equipment (devoted to utility operation) account of the Company, exclusive of land, flowage rights, rights of way, water rights, and other like undepreciable real estate and rights in real estate, and of unfinished construction.

      4.13 That the Company will not, except in accordance with the provisions of Article XIV hereof, sell, convey, transfer, or lease the Mortgaged Property as a whole or substantially as a whole and no other person shall, by consolidation, merger, grant lease, or otherwise, be vested with the title thereto as a whole or substantially as a whole, except upon compliance with the conditions prescribed in said Article XIV and the Company will not dispose of any part of the Mortgaged Property not in the hands of the Trustee except in accordance with the provisions of
Article VII hereof; provided however that nothing contained in this Section shall prevent the Company from selling, exchanging, or disposing of the Mortgaged Property in conformity with the provisions of said Article VII or from demolishing, abandoning dismantling, discontinuing, or retiring parts of the Mortgaged Property if such action shall seem to the Company to be in its best interests.

      4.14 That so long as any of the 2.95% Bonds shall be Outstanding, the Company will not on or after August 1, 1954, declare or pay a dividend upon its capital stock (other than a dividend payable in shares of its capital stock) or make any other distribution on any shares of its capital stock, or purchase any shares of its capital stock in an amount or amounts exceeding the Dividend Fund hereinafter described, as constituted at the time of the declaration or payment of such dividend or distribution or at the time of such purchase.

      The Dividend Fund shall be computed by adding to

           (a) the sum of $2,639,760.58

           (b) the net earnings of the Company, determined as hereinafter defined, for the period, considered as a unit, from January 1, 1954, to the close of that quarter which last precedes the date of the declaration of any such proposed dividend or distribution, or date of such purchase;

      and by subtracting from the total thereof

           (c) the aggregate amounts theretofore paid out or declared or agreed to be paid out during said period in respect of such dividends, distributions, or purchases.

      For the purposes of this Section, the net earnings of the Company for any such period shall be computed on an accrual basis in accordance with sound accounting practice then current by deducting from the total revenues for such period the total operating expenses and other proper charges to income for such period, including (without in any respect limiting the generality of the foregoing) all taxes, interest on all outstanding indebtedness, amortization of debt discount and expense, amortization of all other deferred charges properly subject to amortization, all charges on the Company's books to expense or income to provide for depreciation and all charges for maintenance, but excluding any provision for the Improvement Fund or any Sinking or similar funds for the retirement of debt and any profits and losses from the sale or other disposition of capital assets made in said period; provided however that

           (1) the charge to earnings and credit to depreciation reserve for said period shall comply with the provisions of 4.12 hereof, except that for any period less than a year the charge for such period shall be apportioned, at a rate which shall not be less than the annual rate required by 4.12 hereof, on the balance of the depre-ciable property as described in said Section owned by the Company at the beginning of said year; and

           (2) net earnings shall be adjusted by debits, or credits thereto which are offset by adjustments of the hydro-equalization reserve of the Company and, except for said adjustments, net earnings shall not reflect as revenues or as a deduction from revenues any adjustment made during such period (whether made through surplus or income accounts) properly attributable to operations prior to January 1, 1954.

      In the event that the Company shall merge or consolidate with any other corporation or corporations pursuant to Article XIV, the Dividend Fund shall not be increased or diminished by the surplus or deficit of such other corporation or corporations or by its or their earnings, dividends, distributions, or purchases prior to the date of such merger.

      4.15 That the Company will not issue or permit to be issued any Bonds hereunder in any manner other than in accordance with the provisions of this Indenture, and will not suffer or permit any default to occur under this Indenture, but will faithfully observe and perform all the conditions, covenants, and requirements of this Indenture and of the Bonds issued hereunder; and that on or before July 1, 1955, and on or before July 1 in each calendar year thereafter, or on or before such other day in each calendar year as the Company and the Trustee may from time to time agree upon it will deliver to the Trustee an Officers' Certificate in respect of compliance or non-compliance by the Company with the covenants contained in sections 4.01, 4.04, 4.05, 4.06, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13,
4.14, 4.15, 4.17, 6.01 and 8.03 (a), (b), (c) and (d).

      4.16 That if the Company shall fail to perform any of the covenant contained in sections 4.04, 4.05, and 4.06, the Trustee, or any receiver or trustee appointed hereunder pursuant to the laws of the United States relating to bankruptcy, may (but subject to 13.02 and 13.03 hereof shall not be required to) make advances to perform the same in behalf of the Company; and the Company hereby agrees to repay all sums so advanced on demand, with interest at the rate of four (4) percentum per annum after demand, and all sums so advanced, with interest as aforesaid, shall be secured hereby in priority to the indebtedness evidenced by said Bonds and coupons; but no such advance shall be deemed to relieve the Company from any default hereunder.

      4.17 That in every Certificate of Available Net Property Additions filed with the Trustee for any purpose under this Indenture, all Property Additions, and all Property Retirements, the Cost or Fair Value of which is included in any such Certificate will comply with the definition herein of Property Additions and Property Retirements, respectively; that the Cost and Fair Value of all such Property Additions and the Cost of all such Property Retirements will be compiled in accordance with the definitions herein of Cost and Fair Value respectively; that no property which is not Fundable Property will be included in Item A or Item B of any such Certificate; and that no Property Additions which have once been Made the Basis for Action or Credit hereunder will thereafter be Made the Basis for Action or Credit hereunder, provided however that property at any time subject to the Lien hereof consisting solely of materials or supplies usable as components in the construction of electric utility or steam plant, and which has once been Made the Basis for Action or Credit hereunder may again be Made the Basis for subsequent Action or Credit hereunder when restored to service if it shall in the meantime have been retired from service and the Cost thereof (less any credit for salvage value actually received) shall then have been charged to the depreciation reserve, the reserve for contributions to extensions, or to the surplus account of the Company and such charge shall have been reflected in Item D of any Certificate of Available Net Property Additions filed with the Trustee pursuant to the provisions of 3.06, 3.08, 6.02(b) or 8.03(b).

                                ARTICLE V.
                            Redemption of Bonds

      5.01 Subject to the provisions of 5.06, all or any part of any series of the Bonds Outstanding hereunder or any part of the principal amount of any such fully registered Bond constituting one thousand dollars ($1,000) or a multiple thereof may, at the election of the Company to be exercised by resolution of its Board of Directors or of its Executive Committee, be called for redemption and prepayment at any time, or from time to time, upon not less than thirty (30) days' prior Notice, at a redemption price in respect of each Bond or part thereof so called for redemption set forth in said Bond and in respect of the Bonds of any series other than the 2.95% Bonds in the Supplemental Indenture securing such Bonds. In respect of the 2.95% Bonds the redemption price shall consist of the principal amount thereof or if less than the principal amount of a fully registered Bond shall be called then the principal amount so called, together with interest accrued thereon to the date filed for redemption, and (unless redeemed in the twelve months' period ending September 30, 1973) with a premium equal to the percentage of said principal amount hereinafter set forth:

If redeemed on or at any time prior to September 30, 1956, 2-1/2%
If redeemed thereafter and on or at any time prior to September 30, 1960,
2%
If redeemed thereafter and on or at any time prior to September 30, 1964, 1-1/2% If redeemed thereafter and on or at any time prior to September 30, 1968, 1%
If redeemed thereafter and on or at any time prior to September 30, 1972, 1/2%

      5.02 Unless otherwise specifically provided in a Supplemental Indenture relating to a subsequent series of Bonds issued hereunder, the prior notice of the call for redemption of any Bonds issued hereunder shall consist of a Published Notice published not less than once a week in each of three successive weeks, the first publication to be at least thirty (30) days before the date set for redemption, and by mailing, at least thirty
(30) days prior to the date set for redemption, by registered mail, postage prepaid, to the registered owners of all fully registered Bonds and to the registered owners of all coupon Bonds registered as to principal which have been called for redemption, a copy of said notice, provided however that if at any time not more than forty-five (45) and not less than thirty (30) days prior to the date set for redemption the entire issue of 2.95% Bonds then Outstanding shall be in fully registered form, notice by publication as aforesaid may be dispensed with. Unless all the said 2.95% Bonds then Outstanding shall be in fully registered form, failure by the Company to give such notice by mail, as aforesaid, shall not invalidate or affect the validity of the redemption proceedings. The notice aforesaid shall state the redemption price, the date set for redemption, the place of payment (which shall be the principal office of the Trustee and shall include any paying agent if the Company shall appoint one or more paying agents pursuant to the provisions of 4.03), and, in case of the redemption of a part only of any series of Bonds including said 2.95% Bonds, the numbers of the particular Bonds so called for redemption and payment, and if less than the whole principal amount of any fully registered Bond shall be so redeemed, the number of each fully registered Bond so called only in part, and the portion of the principal amount thereof so called, and in such last event stating also that, upon presentation of each such fully registered Bond for redemption, there will be issued in lieu of the unredeemed portion of the principal amount thereof one or more Bonds of the series so-called for redemption in coupon or in fully registered form, for an aggregate principal amount equal to such unredeemed portion. Said notice shall also state that if the redemption price of all Bonds, or parts thereof, called for redemption shall be duly provided by the Company, from and after the redemption date interest shall cease to accrue thereon, coupons, if any, appertaining thereto thereafter maturing shall be void, and the bearers or registered owners thereof shall look for payment thereof solely to the money so provided by the Company. If the Company shall have provided for immediate prepayment pursuant to the provisions of 5.05, the notice shall also state the full terms of such right of prepayment. In case of the redemption of less than all the Bonds of any series, including the 2.95% Bonds, the Company shall, at least fifteen (15) days prior to the date upon which the notice is first required to be given, notify the Trustee in writing of the aggregate principal amount of said Bonds to be redeemed and furnish to it an Officers' Certificate pursuant to the provisions of 5.06, and thereupon the Trustee shall draw by lot, in such manner as it shall deem proper, the Bonds (or the portion of a fully registered Bond) to be so redeemed and shall, within seven (7) days after receiving such notice from the Company, notify the Company in writing of the numbers so drawn (and in the case of the partial redemption of a fully registered Bond the amount to be redeemed), and the Company shall insert such numbers and such amounts, if any, in the notice, provided however that in respect of a partial redemption of the 2.95% Bonds such determination of the particular Bond or Bonds to be redeemed may be made in accordance with the provisions of any agreement, satisfactory to the Trustee, to which the registered holders of all the 2.95% Bonds then Outstanding are parties.

      5.03 Any election of the Company to redeem the Bonds of any series, including the 2.95% Bonds, may be rescinded by the Company at any time prior to the first publication of the said notice or the mailing thereof to the holders of Bonds, either fully registered or registered as to principal only.

      5.04 At least three (3) days prior to the date set for redemption and payment of any Bonds, the Company shall deposit with the Trustee, in coin or currency of the United States of America which at the time of such deposit shall be legal tender for the payment of public and private debts, a sum of money which, together with so much of any moneys then held by the Trustee as a part of the Mortgaged Property under 8.02 as may be available hereunder for such redemption and as the Company may desire to apply to the redemption of said Bonds, shall be sufficient to redeem all the Bonds so called for payment at the redemption price thereof. If the Company shall deposit and/or apply such sum of money, and if notice as provided in 5.02 or in any Supplemental Indenture shall have been duly given, then on and after the date set for redemption Bonds so called shall be paid by the Trustee (or in the event that the Company shall have appointed one or more paying agents pursuant to the provisions of 4.03 by any such paying agent, and the Trustee shall make necessary arrangements for transfer of funds so that each paying agent shall be enabled to make payment) upon presentation and surrender of such Bonds with all unmatured coupons, if any, appertaining thereto attached, and if any such Bonds be in fully registered form or be registered as to principal, accompanied by instruments of assignment in form satisfactory to the Trustee (or to any paying agent making the payment) duly executed by the registered owner or by his duly authorized attorney and in the event that less than the entire principal amount of any fully registered Bond shall be called for redemption, the Company shall issue and the Trustee shall certify and deliver one or more Bonds of the same series in coupon or in fully registered form for an aggregate principal amount equal to the uncalled and unpaid remainder of the principal amount of each such fully registered Bond so presented and surrendered for partial redemption; provided however that at the request of the Company the Trustee may prepay Bonds so called for redemption on such terms as the Company may determine by resolution of its Board of Directors or Executive Committee. All Bonds redeemed and paid as aforesaid shall be forthwith Cancelled by the Trustee.

      The money so deposited with the Trustee and so much of the moneys held by the Trustee as a part of the Mortgaged Property under 8.02 as shall be applied by the Company to the payment of the redemption price of Bonds called for redemption shall be held by the Trustee, subject to the provisions of 13.09, from and after the date when notice by publication shall first have been given, or if the Trustee shall have been given irrevocable power of attorney to give such notice by publication pursuant to the provisions of 5.05, then from the moment of the delivery of said power of attorney to the Trustee, in trust for the exclusive benefit of the bearers and registered owners of the Bonds so called or to be called for redemption.

      5.05 Upon deposit of the redemption price of the 2.95% Bonds as aforesaid or of the redemption price of Bonds of any other series made pursuant hereto and if notice as provided in 5.02 or in any Supplemental Indenture shall have been duly given, said Bonds shall no longer be entitled to the benefit and security of this Indenture, and from and after the date set for redemption all Bonds, or parts thereof, so called for redemption shall cease to bear interest, the coupons, if any, appertaining thereto thereafter maturing shall be void, the Company shall be under no further liability in respect of the principal of, or premium, if any, or interest on, said Bonds, or the called parts thereof, and the bearers or registered owners thereof shall look for payment of their Bonds, or the called parts thereof, solely to the money on deposit with the Trustee, provided however that if there shall have been deposited with the Trustee all sums necessary to redeem and pay all Bonds Outstanding irrespective of series, or all Bonds Outstanding of any one or more series but not of all series Outstanding, in either case at the full redemption price or prices current at a future date for redemption and payment therefor set by resolution of the Board of Directors or the Executive Committee of the Company, and if all other sums due or to become due to the Trustee shall have been paid or duly provided for to its satisfaction, and if the Trustee shall have been duly and legally given irrevocable power or powers of attorney in form satisfactory to the Trustee to call all said Bonds Outstanding, or all said Bonds Outstanding of any one or more series, as the case may be, in full conformity with any and all provisions hereof relating to call and redemption, and if said resolution shall provide that the bearers and registered owners of the Bonds to be redeemed may receive payment of the redemption price, including accrued interest to the redemption date, from and after the moment when all said sums have been deposited and said power or powers of attorney have been delivered to the Trustee, then from said moment the Company shall be under no further liability in respect of said Bonds or the Bonds of said series as the case may be, said Bonds or the Bonds of said series, as the case may be, shall no longer be entitled to the security and benefit of this Indenture, and the bearers or registered owners thereof shall look for payment of their Bonds solely to the money so on deposit with the Trustee and in no event to the Company, but said Bonds or the Bonds of said series shall still bear interest to the date set for redemption, and only coupons, if any, apper-taining thereto maturing after said redemption date shall be void.

      5.06 The Company covenants with the Trustee and with the respective bearers and registered owners of the Bonds issued and to be issued hereunder that it will not call for redemption less than all the Bonds Outstanding hereunder if it shall then be in default in the payment of the principal of or interest on any Bonds Outstanding hereunder, or in the performance of the covenants contained in 6.01, or in covenants of like character or imposing a Sinking Fund obligation or the obligation of a Maintenance and Renewal Fund or Improvement Fund or any analogous fund established pursuant to a Supplemental Indenture for the benefit of Bonds issued hereunder of a series other than the 2.95% Bonds. An Officers' Certificate to the effect that no one of such defaults then exists shall be filed with the Trustee as provided in 5.02.

      5.07 The Company may, in connection with the authorization and issue of any series of Bonds hereunder other than the 2.95% Bonds, provide for the redemption and prepayment of the Bonds of any such series at such premiums, on such notice, and on such other terms and conditions as the Company may, subject to the terms hereof, determine, subject to the provisions of 5.06 and 5.06 and to the approval of the Trustee in respect of any and all provisions relating to moneys in its hands.

                                ARTICLE VI.
                             Improvement Fund

      6.01 The Company covenants that so long as any 2.95% Bonds are Outstanding hereunder it will on the first day of November, 1954, and on the first day of November in each calendar year thereafter pay to the Trustee the sum of one hundred and ten thousand dollars ($110,000), as an Improvement Fund to be held and applied by the Trustee pursuant to the terms of 6.03; provided however, that the Company may, at its option, irrevocably allocate, upon filing the application and other documents described in 6.02, Net Property Additions towards the satisfaction of the obligation aforesaid in an amount equal to sixty percentum (60%) of the Available Net Property Additions as set forth in Item G of the Certificate of Available Net Property Additions filed in connection with said application.

      6.02 For the purpose of determining the amount of money, if any, to be paid to the Trustee pursuant to the provisions of 6.01, the Company shall file with the Trustee on or before each said first day of November the following:

           (a) an application consisting of an Officers' Certificate conforming to the requirements of 17.02 substantially in the following form:

                  WESTERN MASSACHUSETTS ELECTRIC COMPANY

                   To Old Colony Trust Company, Trustee

                under Indenture dated as of August 1, 1954.

                       Improvement Fund Application

                                filed November  , 19

      In conformity with the provisions of Article VI of the above de-scribed Indenture providing for an annual Improvement Fund in the amount of $110,000 for the benefit of the holders or registered owners of the First Mortgage Bonds, Series A, 2.95%, due October 1, 1973, of the aforesaid Company issued under the aforesaid Indenture, we hereby certify that the sum of $110,000 is due at this time from the Company to you as Trustee as aforesaid on account of said Improvement Fund obligation now due and payable.

           (If irrevocable allocation of Net Property Additions is in full satisfaction of the Improvement Fund obligation then current, the following should be used)

      Application is hereby made irrevocably to allocate in the amount of $183,333.34 the Available Net Property Additions set forth in Item G of the accompanying Certificate of Available Net Property Additions in full satisfaction of said obligation.

           (If in partial satisfaction, the following should be used)

      Application is hereby made irrevocably to allocate Net Property Additions shown in the accompanying Certificate of Available Net Property Additions, in partial satisfaction of said obligation, by application of an amount equal to sixty percentum (60%) of the Available Net Property Additions set forth in Item G of said Certificate, the balance of $ being transmitted herewith in cash in full satisfaction of said obligation.

           (If there is no allocation of Net Property Additions the follow-ing should be used)

      The sum of $110,000 is transmitted herewith in cash in full satis-faction of said obligation.


                                   __________________________________
                                             Office held

                                   __________________________________
                                             Office held

           (b) if irrevocable allocation of any Net Property Additions be made

               (1) a Directors Resolution authorizing the execution of a Supplemental Indenture in form satisfactory to the Trustee conveying, transferring and/or assigning to the Trustee all Fundable Property not previously so conveyed, transferred and/or assigned;

               (2) said Supplemental Indenture duly executed by the Com-pany, and if necessary by the Trustee, in as many counterparts as the Trustee shall require;

               (3)  a Certificate of Available Net Property Additions;

               (4) an Accountant's Certificate similar, except for necessary variations, to the Accountant's Certificate described in subparagraph (f) of 3.08;

               (5) an Engineer's Certificate similar, except for necessary variations, to the Engineer's Certificate described in subparagraph (g) of 3.08;

               (6) an Opinion of Counsel to the effect that the amount of the Improvement Fund obligation then due is correctly stated in said application, and that the documents described in this Section and/or the sum of money paid to the Trustee pursuant to this Section fully satisfy the liability of the Company upon the Improvement Fund obligation then due and if any Fundable Property be conveyed, assigned, and/or transferred to the Trustee, that all corporate action prerequisite or necessary for the execution and delivery of the Supplemental Indenture has been taken; that the Property Additions described in Item B of said Certificate are Fundable Property within the definition thereof contained herein; and that all recording and filing in respect of said Supplemental Indenture necessary for the security of any and all Bonds has been or will be completed.

               The Company shall also pay to the Trustee with the documents aforesaid the sum of money, if any, set forth in the said application.

      6.03 If at the close of the first day of November, 1954, and of the first day of November in any calendar year thereafter, there shall be in the hands of the Trustee any cash paid to the Trustee pursuant to the provisions of 6.02, in the aggregate amount of five thousand dollars ($5,000) or more, said cash shall be set aside by the Trustee for the call and redemption of 2.95% Bonds then Outstanding and the Trustee, on behalf of and in the name of the Company and at the Company's expense, shall call for redemption on or prior to the next succeeding thirty-first day of December, at a redemption price in respect of each Bond so called for redemption consisting of the principal amount thereof and interest accrued thereon to the date fixed for redemption, 2.95% Bonds to a principal amount sufficient (exclusive of accrued interest) to exhaust as nearly as may be the cash so set aside. Notice to bearers or registered owners of the 2.95% Bonds called for redemption under this Section shall be given in the manner provided in 5.02 hereof and such 2.95% Bonds shall be presented for payment, and paid, in the manner provided in 5.04 hereof; the particular 2.95% Bonds to be redeemed shall unless they shall include all the 2.95% Bonds then Outstanding, be chosen by lot as provided in 5.02; provided however that the determination of the particular 2.95% Bond or Bonds to be redeemed may be made in accordance with the provisions of any agreement, satisfactory to the Trustee, to which the registered holders of all the 2.95% Bonds then Outstanding are parties; and the provisions of 5.05 hereof shall be applicable to the redemption of such 2.95% Bonds and all matters related thereto.

      The Company shall reimburse the Trustee, forthwith upon its request, for all sums paid or to be paid out as interest upon 2.95% Bonds redeemed pursuant to the provisions of this Section.

      6.04 The Company may, in connection with the authorization and issue of any series of Bonds hereunder other than the 2.95% Bonds, establish for the benefit of such other series of Bonds any Sinking Fund, Maintenance and Renewal Fund, Improvement Fund, or analogous fund, with such terms and conditions in respect of the amount, character, and description thereof as the Company may, subject to the terms hereof, determine, subject however to the approval of the Trustee in respect of any and all provisions relating to money in its hands.

                               ARTICLE VII.
            Possession, Use, and Release of Mortgaged Property

      7.01 Unless and until one or more of the events of default specified in 9.01 shall have occurred and the Trustee shall have taken action authorized in such case by Article IX hereof, and after any such event of default so occurring shall have been cured or waived pursuant to the provisions of said Article IX, then, until the re-occurrence of an event of default and the taking of said action by the Trustee consequent thereon the Company shall be suffered and permitted to possess, use, and enjoy the Mortgaged Property (other than any money, choses in action, or other personal property deposited with or required to be deposited with the Trustee under any provision hereof) and to operate its plants and transmission and distribution systems with the franchises, rights, and privileges appertaining thereto, and to receive and use the rents, revenues, issues, earnings, income, products, and profits thereof, in-cluding interest or dividends on or other income from purchase money or other obligations, stocks, or other securities held by the Trustee, with power in the ordinary course of business freely and without let or hindrance on the part of the Trustee or of the Bondholders to alter, repair, add to, and change the location of any of its plants, buildings, works, structures, transmission and distribution systems, or any part or portion thereof, and the appliances appertaining to or used in connection therewith, and to replace or renew any of its equipment, machinery, or other property, whether any of the same shall now be constructed or owned or shall be hereafter constructed or acquired by the Company.

      7.02 Unless and until one or more of the events of default specified in 9.01 shall have occurred and the Trustee shall have taken action authorized in such case by Article IX hereof, and after any such event of default so occurring shall have been cured or waived pursuant to the provisions of said Article IX, then, until the re-occurrence of any event of default and the taking of said action by the Trustee consequent thereon, the Company may at any time and from time to time without any release, consent, or other action by the Trustee

           (a) in the ordinary course of business demolish, dismantle, tear down, or abandon any part of the Mortgaged Property which has become old, worn out, unserviceable, undesirable, or unnecessary for use in the conduct of the Company's business;

           (b) sell, exchange, or otherwise dispose of, free from the lien of this Indenture, any poles, fractional interests in poles, machinery, equipment, apparatus, tools, or other tangible property, subject to the Lien of this Indenture, which shall have become old, worn out, unserviceable, undesirable, or unnecessary for use in the conduct of the Company's business, provided that the Company shall within a reasonable time thereafter replace the same with, or sub-stitute for the same, new poles, fractional interests in poles, machinery, equipment, apparatus, tools, or other tangible property, not necessarily of the same character, or located in the same place or physical position, but of a value at least equal to that of the property so sold, exchanged, or disposed of, which shall, without further action by the Company or the Trustee, be and become subject to the Lien hereof;

           (c) cancel, surrender, terminate, release, abandon, or make changes, amendments, or alterations in, or substitutions for, any and all contracts, leases, easements or rights of way, grants, locations, permits, licenses, franchises, consents, agreements concerning fractional interests in any poles in which the Company has or shall have such interest, or similar rights; provided that such action is necessary, desirable, or advisable in the conduct of the business of the Company;

           (d) grant or convey easements or rights of way or of passage over, on, or in respect of any part of the Mortgaged Property, in-cluding the right to grant fractional interests in any poles of the Company and the right to the joint use with the Company of such interests by the grantee, provided that such grant or conveyance will not materially impair the usefulness of such part or any other part of the Mortgaged Property in the conduct of the business of the Company;

           (e) lease any of the Mortgaged Property which shall be, in the opinion of the Company as evidenced by a Directors' Resolution, neither essential nor desirable for the operation of any of the Mortgaged Property, and such lease may provide that it shall remain in force and effect even after the happening of an event of default hereunder, and if it so provides and also provides against any anticipation of rental payments, it shall have such force and effect;

           (f) cut and sell, and license others to, and remove standing timber of any sort upon any land forming part of the Mortgaged Property.

           (g) make and enter into such indentures and agreements as the Company shall consider necessary, desirable, or advisable in the conduct of its business, in modification or extinguishment of existing indentures and agreements with other parties under which such other parties now have the right to draw and use water from the canal of the Company at Turners Falls in the Town of Montague;

      In the event that as a result of action taken by the Company under subsection (b) of this Section any Fundable Property shall be acquired by the Company, it shall be subject to the Lien of this Indenture and if the Trustee shall so request in writing, shall be forthwith conveyed, transferred, or assigned to the Trustee in the manner substantially similar except for necessary variations to that provided in sub-paragraphs (1), (2) and (6) of 6.02(b).

      7.03 Unless and until one or more of the events of default specified in 9.01 shall have occurred and the Trustee shall have taken action authorized in such case by Article IX hereof, and after any such event of default so occurring shall have been cured or waived pursuant to the provisions of said Article IX, then, until the re-occurrence of an event of default and the taking of said action by the Trustee consequent thereon, the Company shall have the right at any time and from time to time to sell or exchange any part of the Mortgaged Property. The consideration received for such part of the Mortgaged Property so sold or exchanged may be (i) cash and/or (ii) an obligation or obligations secured by a closed purchase money mortgage on such property provided that such obligation or obligations shall not exceed sixty (60) per centum of the Cost or Fair Value, whichever is less, of the property so sold or exchanged (established as in subsection (c) of this Section provided) and provided further that the total principal amount payable on all such obligations when added to the aggregate principal amount then payable on all other obligations secured by purchase money mortgages held by the Trustee shall not exceed twenty (20) per centum of the aggregate principal amount of Bonds issued hereunder and then Outstanding and/or (iii) Fundable Property. The Trustee shall release any such part of the Mortgaged Property so sold or exchanged only on receipt of

           (a) a Directors' Resolution requesting such release, identifying the property to be released and describing the consideration to be received therefor;

           (b) an Officers' Certificate dated not more than ten (10) days prior to the delivery to the Trustee of the Directors' Resolution stating

               (1) that to the best of the knowledge and belief of such officers the Company is not in default in the performance and observance of any of the terms, covenants, and conditions of the Indenture;

               (2) that all conditions precedent provided herein (includ-ing any covenants compliance with which constitutes a condition precedent) have been complied with;

               (3) that the sale or exchange of such property is desirable in the conduct of the business of the Company;

               (4) that the Company has sold or exchanged, or contracted to sell or exchange, the property so to be released, the con-sideration to be received therefor, and, if such consideration shall be in part an obligation or obligations secured by a purchase money mortgage or purchase money mortgages or in whole or in part Fundable Property, describing such consideration in detail;

               (5) if such consideration shall be in part an obligation or obligations secured by a purchase money mortgage or purchase money mortgages the aggregate principal amount then payable on all other obligations then secured by purchase money mortgages held by the Trustee and the aggregate principal amount of Bonds issued hereunder and then Outstanding;

           (c) an Engineer's Certificate (accompanied with such Independent Engineer's Certificate as may be required pursuant to 7.06 hereof in respect of property to be sold or exchanged and/or to the last paragraph of 3.08 hereof in respect of any Fundable Property to be received under this Section) dated not earlier than sixty (60) days prior to the date of delivery of such Officers' Certificate stating the Fair Value of the property to be sold or exchanged, that the release of such property from the Lien hereof will not impair the security under this Indenture in contravention of the provisions hereof; in case the property to be sold or exchanged shall be subject to a prior lien at the time of sale or exchange, stating the actual value of the obligation or obligations secured by such prior lien; in case the consideration to be received shall consist of an obligation or obligations secured by a purchase money mortgage or purchase money mortgages, stating that the actual value of the said obligation or obligations does not exceed sixty per centum (60%) of the Cost or Fair Value, whichever is less, of the property so sold or exchanged and that the total of such actual value plus the other considerations received for such property so sold or exchanged is at least equal to the Fair Value thereof; and in case the consideration to be received shall consist in whole or in part of Fundable Property, stating that such Fundable Property complies with the definition of Fundable Property contained herein, that the Fair Value to the Company of such Fundable Property plus the other consideration, if any, received is at least equal to the Fair Value of the property so sold or exchanged and stating the Fair Value to the Company of any Fundable Property forming said consideration or a part thereof;

           (d) a sum of money which shall be equal to the Fair Value of the property so sold or exchanged after deducting therefrom the actual value of any prior lien existing thereon at the time of sale or exchange, the actual value of every obligation secured by a purchase money mortgage or mortgages received as part consideration therefor and/or the Fair Value to the Company of any Fundable Property received as part consideration therefor, in all cases as set forth in the foregoing Engineer's Certificate, and also all necessary out of pocket expenses incurred in connection with said sale or exchange;

           (e) an assignment or transfer to the Trustee, in form satis-factory to it, of every obligation secured by any purchase money mortgage or mortgages which shall form part of the consideration for the sale of any such property so sold or exchanged, and a like assignment of any such mortgage; provided however that the Company may at its option retain any such obligation so secured, and said mortgage or mortgages and substitute therefor cash in an amount equal to the full principal amount thereof;

           (f) if Fundable Property be received as consideration or as part consideration for any of said property so sold or exchanged, a Supplemental Indenture conveying, transferring, or assigning such Fundable Property to the Trustee as a part of the Mortgaged Property, accompanied by a Directors' Resolution authorizing the execution and delivery thereof to the Trustee;

           (g) an instrument of partial release of the property so sold or exchanged, or agreed to be so sold or exchanged, for execution by the Trustee, in form satisfactory to it,

           (h) an Opinion of Counsel to the effect that the Certificates, instruments, or other documents and cash which have been or are therewith delivered to the Trustee conform to and comply with the requirements of the Indenture and constitute sufficient authority hereunder to the Trustee to execute the instrument of partial release, and that the said instrument, itself, is in proper form and will adequately release the property so sold or exchanged by the Company; in the event that an obligation or obligations secured by any purchase money mortgage or mortgages shall form part of the consideration for the property so released, that the total principal amount payable thereon when added to the aggregate principal amount then payable on all other obligations secured by purchase money mortgages then held by the Trustee does not exceed twenty (20) per centum of the aggregate principal amount of Bonds issued thereunder and then Outstanding, that the said obligation or obligations and the assignment or transfer thereof are valid, and are properly and legally secured by such mortgage or mortgages, that the assignment or transfer thereof to the Trustee is valid and that such mortgage or mortgages constitute a direct lien on the property so sold or exchanged, subject to no lien prior thereto except such as shall have existed thereon as liens prior to the Lien hereof immediately before the release of the said property, describing any such liens, if any, and the effect thereof upon the said obligation or obligations assigned to the Trustee, and stating that all recording and filing in respect of said mortgage or mortgages and the assignment or transfer thereof necessary for the security of any or all of said Bonds has been or will be completed; and, in case the Trustee is requested to release any such rights as are described in Clause 3 of the granting clauses of these presents, that such release will not impair the right of the Company to operate any remaining portion of the Mortgaged Property; and, in case Fundable Property shall be received as consideration for the exchange of said property, stating that the property so received complies with the definition of Fundable Property herein, that all corporate action prerequisite or necessary for the execution and delivery of the Supplemental Indenture granting, transferring, or assigning to the Trustee said property so received has been duly and properly taken, that the said Supplemental Indenture is adequate and complete to grant, transfer, or assign said property to the Trustee as part of the Mortgaged Property, that all conditions precedent to the release by the Trustee of the property so sold or exchanged, or agreed so to be, have been complied with, and that all recording and filing in respect of said Supplemental Indenture necessary for the security of any or all of said Bonds has been or will be completed.

      7.04 Unless and until one or more of the events of default specified in 9.01 shall have occurred and the Trustee shall have taken action authorized in such case by Article IX hereof, and after any such event of default so occurring shall have been cured or waived pursuant to the provisions of said Article IX, then, until the re-occurrence of an event of default and the taking of said action by the Trustee consequent thereon, the Company shall have the right at any time and from time to time to sell and dispose of for cash real estate forming part of the Mortgaged Property of a Fair Value not in excess in the aggregate of one hundred thousand (100,000) dollars in any one calendar year, the sale of which is desirable in the conduct of the business of the Company. The Trustee shall release any such part of the Mortgaged Property so sold only on receipt of

           (a) an Officers' Certificate requesting the release of any real estate comprised in the Mortgaged Property, describing the same in reasonable detail, stating the Fair Value thereof and of each other parcel of real estate forming part of the Mortgaged Property previously released pursuant to the provisions of this Section during the then current calendar year, the total thereof, and that such total does not exceed one hundred thousand (100,000) dollars;

           (b) an Engineer's Certificate, (accompanied with such Inde-pendent Engineer's Certificate as may be required pursuant to 7.06 hereof) dated not earlier than sixty (60) days prior to the date of delivery of such Officers' Certificate, stating the Fair Value of the property requested to be released in said Officers' Certificate, and that the sale thereof is desirable in the conduct of the business of the Company and will not impair the security under this Indenture in contravention of the provisions hereof;

           (c) an instrument of partial release of the property so sold or agreed to be so sold for execution by the Trustee, in form satis-factory to it;

           (d) a sum of cash equal to the Fair Value of the said property;

           (e) an Opinion of Counsel that the Certificates, instruments, and cash which have been or are therewith delivered to the Trustee conform to and comply with the requirements of this Indenture and constitute sufficient authority hereunder to the Trustee to execute the instrument of partial release, and that said instrument is in proper form and will adequately release the property so sold by the Company.

      7.05 Should any of the Mortgaged Property be taken by exercise of the power of eminent domain, or should any governmental or public body, agency, authority, or instrumentality exercise at any time any right, power, or authority which it may have to purchase or to designate a purchaser for any part of the Mortgaged Property, or should the Board of Directors of the Company determine upon a sale or conveyance in lieu of or in reasonable anticipation of any such taking or exercise, the Trustee shall release the property so taken or sold upon being furnished with

           (a) an Officers' Certificate describing in reasonable detail the property so taken or sold and stating the amount and character of the compensation therefor or proceeds therefrom and the method or manner by or in which the property has been taken or sold and that such taking or sale has been in conformity with the provisions of this Section and, if a sale, was for the best interests of the Company under the circumstances;

           (b) an instrument of partial release of the property so taken or sold for execution by the Trustee, in form satisfactory to it;

           (c) a sum of money equal to the amount of the compensation paid for the property if taken, or, the proceeds of the sale thereof if sold, to the extent that the compensation paid for the property, if taken, or, the proceeds of the sale thereof, if sold, shall consist of cash, together with any amount paid to the Company in connection with the taking or sale as severance damages to other Mortgaged Property not so taken, after deducting the net adjustments incurred in connection with said taking or said sale, which shall be established to be such to the satisfaction of the Trustee; provided however that unless a Directors' Resolution shall otherwise provide, the amount to be deposited with the Trustee shall not exceed the redemption price then current for redemption at the option of the Company of all Bonds then Outstanding hereunder;

           (d) to the extent that the compensation received for the prop-erty, if taken, shall consist of rights of way or of other rights in land, a Supplemental Indenture in form satisfactory to the Trustee conveying, transferring, and/or assigning to the Trustee the rights of way or the rights in land so conveyed, transferred, and/or assigned to the Company;

           (e) an Engineer's Certificate (accompanied with such Independent Engineer's Certificate as may be required pursuant to 7.06 hereof), dated not earlier than sixty (60) days prior to the date of the delivery of such Officer's Certificate, stating the Fair Value of the property taken or sold, and if rights of way or other rights in land be conveyed, transferred, and/or assigned to the Trustee by a Supplemental Indenture as a part of the compensation for the property taken, if it be taken, briefly describing the same and stating also the Fair Value of such rights of way or other rights in land and that the Fair Value thereof has been determined pursuant to the definition herein of Fair Value;

           (f) an Opinion of Counsel to the effect that the property has been taken in pursuance of and in accordance with the power of eminent domain or similar right or power or sold to, or to a pur-chaser designated by, a governmental or public body, agency, authority, or instrumentality having the right to exercise such power or similar right, in lieu of or in reasonable anticipation of the exercise by it of such power or right; that all corporate action requisite or necessary for the execution of the Supplemental In-denture has been properly taken; that the Certificates, instruments of partial release, amounts or proceeds, and/or the Supplemental Indenture, if any, which have been or are therewith delivered to the Trustee, conform to and/or comply with the requirements of the Indenture and constitute sufficient authority hereunder to the Trustee to execute the instrument of partial release; that the said instrument, itself, is in proper form and will adequately release the property so taken or sold; and that all recording and filing in respect of said Supplemental Indenture necessary for the security of any and all of said Bonds has been or will be completed.

      7.06 If the Fair Value of any property to be sold or exchanged pursuant to the provisions of 7.03, 7.04 and 7.05 hereof and of all other property released from the Lien of this Indenture since the commencement of the then current calendar year, as set forth in the Certificates required pursuant to this Article VII, is ten percentum (10%) or more of the aggregate principal amount of the Bonds then Outstanding hereunder, unless the Fair Value of the property to be released, as set forth in the Engineer's Certificate required to be filed with the Trustee in accordance with the provisions of this Article VII, is less than twenty-five thousand dollars ($25,000) or less than one percentum (1%) of the aggregate principal amount of Bonds at the time Outstanding, the Engineer's Certificate shall be accompanied by an Independent Engineer's Certificate dated not earlier than sixty (60) days prior to the date of delivery of such Certificate, stating (i) the Fair Value, in the opinion of the signer, of the property to be released and (ii) that in the opinion of the signer such release will not impair the security under this Indenture in contravention of the provisions hereof.

      7.07 Any purchase money obligation received by the Trustee pursuant to the provisions of 7.03 may be released to the Company upon payment by the Company to the Trustee of the actual value thereof less any payments on the principal thereof received by the Trustee. All sums of money received by the Trustee in respect of the principal of any such obligation shall be held and disposed of by the Trustee as provided in 7.08, and any sum of money received by the Trustee in respect of the interest thereon shall, unless an event of default as specified in 9.01 shall have occurred and shall be continuing, be paid forthwith to the Company. The Trustee may take any action which in its judgment may be desirable or necessary for the collection of any such obligation or for the enforcement of the security therefor.

      7.08 Any sums of money received by the Trustee pursuant to the terms of 7.03, 7.04, 7.05, or 7.07 shall be held, paid out, or applied by it pursuant to the provisions of Article VIII hereof.

      7.09 In case the Company proposes to sell or has sold any Excepted Property or any property which the Company is entitled to sell or dispose of pursuant to the provisions of 7.02 and the purchaser thereof shall request the Company to furnish an instrument in the form of a partial release by the Trustee releasing any claim to or interest in such property which the Trustee might have hereunder, then the Trustee shall execute such instrument upon receipt of

           (a) an Officers' Certificate requesting such release, describing such property, and stating that such property is either Excepted Property or property which the Company is entitled to sell or dispose of pursuant to the provisions of 7.02, and that the purchaser thereof has requested such partial release by the Trustee;

           (b) such instrument of partial release for execution by the Trustee, in form satisfactory to it; and

           (c) an Opinion of Counsel to the effect that such property is Excepted Property or property which the Company is entitled to sell or dispose of pursuant to the provisions of 7.02, that said property may be properly sold or disposed of by the Company in conformity with the terms hereof, and that all conditions precedent provided herein (including any covenants compliance with which constitutes a condition precedent) have been complied with; and that the instrument of partial release is in all respects proper for the purposes of this Section, and in form proper for execution by the Trustee.

      7.10 No purchaser in good faith of any property purporting to be released hereunder shall be bound to ascertain the authority of the Trustee to execute the instrument of partial release thereof or to inquire as to the existence of any conditions required by the provisions hereof for the exercise of such authority; nor shall any purchaser or grantee of any property or rights permitted by this Article VII to be sold, exchanged, or otherwise disposed of by the Company be under any obligation to ascertain or inquire into the authority of the Company to make any such sale, exchange, or other disposition or to look to the application of the purchase money.

      7.11 The provisions of 7.02, 7.03, and 7.04 shall not be construed as being in limitation of one another but as separate and distinct methods of releasing, selling, or otherwise disposing of Mortgaged Property.

      7.12 The Trustee, subject to the provisions of 13.02 and 13.03, may in its absolute discretion (but shall not be bound to) execute any instrument of partial release pursuant to the provisions of 7.02, 7.03, 7.04, 7.05 and 7.09 notwithstanding the fact that an event of default as specified in 9.01 shall have occurred and shall be continuing.

      7.13 In case a receiver or a trustee of the Company or of all or a substantial part of the Mortgaged Property or business of the Company shall be lawfully appointed, all acts or requests which the Company may do or make under the foregoing provisions of this Article VII or under the provisions of Article VIII hereof may be done or made by such receiver or trustee with the consent of the Trustee, which may, subject to the provisions of 13.02 and 13.03, give or withhold such consent as it may in its discretion determine. In case the Trustee shall be in possession of the Mortgaged Property pursuant to any of the provisions hereof, the Trustee may, subject as aforesaid, without any action or request by the Company, or any receiver or trustee, take any action authorized by any provision of this Indenture to be taken by the Company alone, by the Company and the Trustee, or by the Trustee, or by the Trustee at the request of the Company.

                               ARTICLE VIII.
             Disposition of Money in the Hands of the Trustee

      8.01 Moneys deposited with the Trustee in exchange for Bonds issued pursuant to 3.05 shall be held and disposed of as provided in 3.06 and 3.07; moneys deposited with the Trustee for payment of principal of or interest on Bonds issued hereunder shall be held and disposed of as provided in 4.01; moneys deposited with the Trustee for the redemption of Bonds issued hereunder, moneys deposited with the Trustee in fulfillment of the Company's obligation in respect of the Improvement Fund pursuant to 6.01, and moneys held by the Trustee as a part of the Mortgaged Property under 8.02 and applied by the Company to the redemption of Bonds shall be held and disposed of as provided in 5.04; and moneys deposited with the Trustee in fulfillment of any Sinking Fund, Maintenance and Renewal Fund, Improvement Fund or analogous obligation established pursuant to the terms of a Supplemental Indenture shall be held and disposed of as provided in said Supplemental Indenture.

      8.02 Insurance moneys paid to the Trustee on account of policies made payable to the Trustee pursuant to 4.05, all moneys received from the sale of any part of the Mortgaged Property pursuant to 7.03, and 7.04, any moneys received by the Trustee as compensation for property taken by exercise of the power of eminent domain pursuant to 7.05, and any moneys received by the Trustee either from the Company, or in payment of the principal of any purchase money obligation held by the Trustee, pursuant to
7.07 and any other moneys received by the Trustee, other than moneys the disposition of which is elsewhere herein specifically provided for, shall be held by the Trustee as part of the Mortgaged Property and all or any part of said money at the request and election of the Company may be withdrawn from, and/or shall be applied by, the Trustee from time to time as provided in 8.03, 8.04 and 8.05, provided, however, that in the event of a taking by the exercise of the power of eminent domain or of a sale as permitted by 7.05, in either case of all or substantially all of the Mortgaged Property, any award paid for the property taken or the proceeds of said sale and any amount paid in connection therewith as severance damages, shall, whether or not interest on any Bonds then Outstanding hereunder shall be due and unpaid and whether or not any of the events of default specified in 9.01 shall have occurred, be applied by the Trustee to the retirement of Bonds issued hereunder and then Outstanding pursuant to the provisions of 8.05, and if the money received by the Trustee as such award or such proceeds and as such severance damages, if any, together with other moneys then in the hands of the Trustee and available for the purpose is not sufficient to effect the retirement of all the Bonds then Outstanding, it shall be applied to the retirement of Bonds as aforesaid only upon the deposit by the Company with the Trustee (and the Company covenants to make such deposit) of an amount sufficient, together with such moneys, so to effect the retirement of all Bonds then Outstanding.

      8.03 Subject to the provisions of 8.02, and, unless and until one or more of the events of default specified in 9.01 shall have occurred and the Trustee shall have taken action authorized in such case by Article IX hereof, and after any such event of default so occurring shall have been cured or waived pursuant to the provisions of said Article IX then, until the re-occurrence of an event of default and the taking of said action consequent thereon, the Trustee shall apply any or all of the moneys described in 8.02 then in its possession as follows:

           (a) Upon receipt by the Trustee of a Directors' Resolution to the effect that the Company has called for redemption in accordance with 5.01 or with any Supplemental Indenture executed in pursuance of the provisions of 5.07 all or any part of the Bonds of any series Outstanding, and stating the principal amount of Bonds so called for redemption, the amount of money necessary to redeem said principal amount of Bonds at the redemption price thereof, the amount of money deposited or to be deposited to pay the interest accrued to the date of redemption on all Bonds called for redemption and the additional money, if any, necessary for such redemption and requesting that the Trustee apply from the moneys of the character described in 8.02 then in its hands a sum which together with such amount so deposited or to be so deposited shall be sufficient to redeem at such total redemption price the Bonds so called for redemption, (but in no event in excess of such moneys then in its hands) the Trustee shall, from and after the deposit of such amount, apply the sum so requested to such redemption pursuant to the provisions of 5.04, or to the provisions of said Supplemental Indenture, as the case may be, and the sum so applied shall thereafter be held and disposed of by the Trustee as an integral part of the amount so deposited as provided in said Section or in said Supplemental Indenture as the case may be provided however that the Trustee may not make such application if the Company shall then be in default in the payment of the principal of or interest on any Bonds then Outstanding hereunder or in the performance of the covenants contained in 6.01 or in covenants of like character or imposing a Sinking Fund obligation or the obligation of a Maintenance and Renewal Fund or Improvement Fund or any analogous fund established pursuant to a Supplemental Indenture for the benefit of Bonds issued hereunder of a series other than the 2.96% Bonds unless all Bonds then Outstanding hereunder are to be redeemed.

           (b) Upon receipt by the Trustee of

               (1) a Directors' Resolution to the effect that the Company has determined irrevocably to allocate Net Property Additions as a basis for the withdrawal from the hands of the Trustee of moneys of the character described in 8.02, and authorizing the execution of a Supplemental Indenture, in form satisfactory to the Trustee, conveying, transferring and/or assigning to the Trustee all Fundable Property not previously so conveyed, transferred and/or assigned;

               (2) said Supplemental Indenture duly executed by the Company and if necessary by the Trustee, in as many counterparts as the Trustee shall require;

               (3)  an Officers' Certificate stating

                    (i) that to the best of the knowledge and belief of such officers the Company is not in default in the perform-ance and observance of any of the terms, covenants, and conditions of the Indenture;

                    (ii) that all conditions precedent provided herein (in-
               cluding any covenants hereof compliance with which con-stitutes a condition precedent) have been complied with;

               (4)  a Certificate of Available Net Property Additions;

               (5) an Accountant's Certificate similar, except for neces-sary variations, to the Accountant's Certificate described in subparagraph (f) 3.08;

               (6) an Engineer's Certificate (accompanied with such Independent Engineer's Certificate as may be required pursuant to the last paragraph of 3.08 hereof with respect to Property Additions) similar, except for necessary variations, to the Engineer's Certificate described in subparagraph (g) of 3.08;

               (7) an Opinion of Counsel to the effect that all corporate action prerequisite or necessary for the execution and delivery of the Supplemental Indenture has been taken; that the Property Additions described in Item B of the said Certificate of Available Net Property Additions are Fundable Property within the definition thereof contained herein; and that all recording and filing in respect of said Supplemental Indenture necessary for the security of any and all Bonds has been or will be completed;

the Trustee shall pay over to the Company a sum of money (but in no event in excess of the moneys then held by it of the character described in 8.02) equal to one hundred per centum (100%) of the Available Net Property Additions set forth in Item G of said Certificate of Available Net Property Additions;

           (c) Upon receipt by the Trustee of an Officers' Certificate to the effect that the Company has paid a specified amount of Federal and/or State taxes based on profits derived from the sale or other disposition of Mortgaged Property released from the Lien of this Indenture pursuant to the provisions of Article VII hereof, and requesting the payment to it of such amount, and stating that no part thereof has been theretofore reimbursed to the Company out of moneys in the hands of the Trustee, and stating in addition

               (1) that to the best of the knowledge and belief of such officers the Company is not in default in the performance and observance of any of the terms, covenants, and conditions of the Indenture; and

               (2)  that all conditions precedent provided herein
           (including any covenants hereof compliance with which constitutes a condition precedent) have been complied with;

the Trustee shall pay over to the Company the sum of money so requested provided that such sum shall not exceed the moneys then held by it of the character described in 8.02;

           (d) Upon receipt by the Trustee of Bonds issued hereunder surrendered by the Company, together with all unmatured coupons appurtenant thereto, for Cancellation by the Trustee, and of an Officers' Certificate containing the statements set forth in clauses
      (1) and (2) of subparagraph (c) of this Section, the Trustee shall pay over to the Company from moneys held by it of the character described in 8.02 a sum of money (not in excess of such moneys then held by it) equal to the principal amount of Bonds so surrendered to it by the Company for Cancellation;

           (e) Upon receipt by the Trustee of an Officers' Certificate requesting the Trustee to apply a sum of money of the character described in 8.02, then held by the Trustee, to the payment at matu-rity of any Bonds issued hereunder, the Trustee shall, if said Bonds to be paid are the only Bonds then Outstanding hereunder, apply whatever such moneys the Company shall request to be so applied (not in excess of such moneys then held by it) to such payment, but if said Bonds to be paid are not the only Bonds then Outstanding hereunder, the Trustee shall make such application only if the Officers' Certificate shall in addition contain the statements set forth in clauses (1) and (2) of subparagraph (c) of this Section;

           (f) Upon receipt by the Trustee of an Officers' Certificate requesting that the Trustee apply a sum of money of the character described in 8.02, then held by the Trustee, to the purchase of Bonds issued hereunder and then currently entitled to the benefit of any Sinking Fund, Maintenance and Renewal Fund, Improvement Fund or analogous fund established pursuant to the terms of a Supplemental Indenture securing such Bonds, at prices not in excess of the then current redemption price established by such Supplemental Indenture for redemption of Bonds through the operation of such fund or of such lesser price as the Certificate shall specify, either in the open market or pursuant to tenders invited in pursuance of the provisions of said Supplemental Indenture, as the Company shall direct by said Certificate and containing the statements set forth in clauses (1) and (2) of subparagraph (c) of this Section, the Trustee shall apply so much of said sum as can be applied pursuant to such request to such purchases, (but not in excess of such money then in its hands) provided however that the receipt by the Trustee of a Directors' Resolution or Officers' Certificate pursuant to subparagraphs (a),
      (b), (c), or (e) of this Section shall be held to be a withdrawal and cancellation of any request theretofore made to the Trustee under this subparagraph (f) to the extent that such request shall not have then been complied with or completed.

      Bonds surrendered to the Trustee pursuant to subparagraph (d) or purchased by the Trustee pursuant to subparagraph (f) of this Section shall be treated as paid for all purposes hereof, shall be Cancelled by the Trustee and no Bond shall ever be issued in the place of any such Bond.

      8.04 Any moneys paid out by the Trustee in accordance with the provisions of 8.03 shall be held to have been paid from or out of money then longest in its hands. Any moneys of the character described in 8.02 which shall remain in the hands of the Trustee for a period in excess of three (3) years shall, if such amount shall exceed the sum of two hundred fifty thousand (250,000) dollars, be applied by the Trustee (if the Company shall not be in default in the payment of the principal of or interest on any Bonds Outstanding hereunder, or in the performance of the covenants contained in 6.01 or in covenants of like character securing Bonds issued hereunder belonging to a series other than the 2.95% Bonds or the satisfaction of the requirements of any Sinking Fund, Maintenance and Renewal Fund, Improvement Fund or analogous fund established by a Supplemental Indenture securing Bonds issued hereunder) to the redemption at the regular redemption price then current for the redemption at the option of the Company of Bonds of that series then Outstanding which shall first mature, provided however that if the Company shall have filed with the Trustee prior to the first publication of call for redemption a written plan for the definite expenditure of such moneys for Fundable Property, or an Officers' Certificate stating that the expenditure of such moneys has been prevented or delayed by acts of God, strikes, civil disturbances, or restrictions imposed by reason of a state of war and requesting in either case an extension of time, the Trustee may postpone the call for redemption for such period as it may deem proper.

      Call for redemption shall be made in the manner provided in 5.02 unless in respect of Bonds of any series other than the 2.95% Bonds a different manner shall have been provided in the Supplemental Indenture securing such Bonds, and the Trustee shall pay, Cancel, and deliver Bonds and hold and apply the money for the payment thereof substantially in the manner provided in 5.04, unless a different manner shall have been provided in the Supplemental Indenture securing the Bonds of a series other than the 2.95% Bonds. The provisions of 5.05 shall control the rights of the holders of the Bonds so called for redemption unless different provisions in a Supplemental Indenture securing a series of Bonds other than the 2.95% Bonds shall control the rights of the holders of such Bonds.

      8.05 In the event of a taking by the exercise of the power of eminent domain or of a sale as permitted by 7.05, in either case of all or substantially all of the Mortgaged Property, and of the deposit with the Trustee pursuant to 8.02 of sums sufficient together with moneys in the hands of the Trustee and available for the purpose to effect the retirement of all the Bonds then Outstanding, the Trustee, whether or not interest on any Bonds then Outstanding shall be due and unpaid and whether or not any of the events of default specified in 9.01 shall have occurred, shall as soon as reasonably possible call for the redemption at the lowest redemption price then current applicable to each series of Bonds so called, all the Bonds then Outstanding for payment. The provisions of 8.04 shall control the call for redemption, payment, and Cancellation of Bonds, delivery of Cancelled Bonds, and the rights of the holders of Bonds called for redemption hereunder.

      8.06 Any cash of the character described in 8.02 while held by the Trustee (prior to any application thereof pursuant to either 8.03 or 8.04) shall upon receipt of a Directors' Resolution requesting such action be invested or reinvested by the Trustee to the extent permitted by law in any bonds or other obligations of the United States of America designated in said Directors' Resolution. Until one or more of the events of default specified in 9.01 shall have occurred, any interest on such bonds or other obligations which may be received by the Trustee shall be forthwith paid to the Company, except that if any of such bonds or other obligations shall have been purchased by the Trustee at an amount in excess of the principal amount thereof, all interest received upon such bonds or other obligations shall be retained by the Trustee until the amount of such interest so received and retained shall be equal to the amount of such excess thus paid by the Trustee. Such bonds or other obligations shall be held by the Trustee as a part of the Mortgaged Property. Any or all of such bonds or other obligations so held by the Trustee shall upon receipt of a Directors' Resolution requesting such action, or without the receipt of any such Directors' Resolution whenever the Trustee in its discretion shall deem such action advisable, be sold by the Trustee, but the Trustee shall be under no obligation to make any such sale unless requested by the Company. The proceeds of any such sale shall be held by the Trustee as a part of the Mortgaged Property and shall be considered as being of the character described in 8.02. In case the net proceeds (excluding any interest received by the Company and including any interest received and retained by the Trustee) realized upon any sale shall amount to less than the amount paid by the Trustee in or on account of the purchase of the bonds or obligations so sold, the Trustee shall within five (5) days after such sale notify the Company in writing thereof and within five (5) days thereafter the Company shall pay to the Trustee the amount of the difference between the amount so paid by the Trustee and such net proceeds and the amount so paid shall be held by the Trustee in like manner and subject to the same rights and obligations as the proceeds realized upon such sale. However, in case such net proceeds shall amount to more than the amount so paid by the Trustee, the Trustee shall within five (5) days of such sale pay to the Company the difference between such net proceeds and such amount so paid up to but not exceeding the total amount of interest on such bonds or obligations so sold received and retained by the Trustee.

      The Trustee shall not be held responsible for any diminution in the value of any bonds or other obligations of the United States of America in which cash of the character described in 8.02 shall be invested, or for any realized loss arising from any sale or other disposition thereof.

                                ARTICLE IX.
                           Defaults and Remedies

      9.01 If any one or more of the following events (herein generally termed, singly, an event of default, and as regards any two or more, or all collectively, events of default) shall occur, namely

           (1) if default shall be made in the payment of any installment of interest on any of the Bonds, when and as the same shall become due and payable, as therein and herein expressed, and such default shall continue for a period of thirty (30) days; or

           (2) if default shall be made in the payment of the principal of or any premium on any of the Bonds, when and as the same shall become due and payable, whether at maturity, by call for redemption, by declaration, or otherwise; or

           (3) If default shall be made in the payment of any Improvement Fund installment or in the payment of any installment payable in respect of any Sinking Fund, Maintenance and Renewal Fund, Improvement Fund, or analogous fund established pursuant to the terms of any Supplemental Indenture, when and as the same shall become due and payable, as herein or therein expressed, and such default shall continue for a period of sixty (60) days; or

           (4) if default shall be made by the Company in the performance or observance of any other covenant, agreement, or condition on its part to be performed or observed as expressed in the Indenture or in the Bonds, and such default shall continue for a period of sixty (60) days after written notice delivered to the Company by the Trustee, or to the Company and the Trustee by the holders of not less than twenty-five per cent (25%) in principal amount of the Bonds then Outstanding (excluding Company-owned Bonds), or forthwith upon such notice and without lapse of time if the Company shall waive the same in writing; or

           (5) if the Company shall be dissolved, or shall lose its charter by forfeiture or otherwise, or shall admit in writing its inability to pay its debts generally as they become due, or shall make a general assignment for the benefit of creditors, or shall file a voluntary petition in bankruptcy or under the corporate reorganization provisions of the National Bankruptcy Act (as now or hereafter amended), or an answer admitting the material allegations of a petition filed against the Company under such provisions, or shall, by voluntary petition, answer, or consent, seek relief under the provisions of any other now existing or future bankruptcy or other law providing for the reorganization, dissolution, liquidation, or winding up of corporations on the ground of insolvency; or

           (6) if an order, judgment, or decree shall be entered by any court of competent jurisdiction without the consent of the Company, adjudicating the Company to be a bankrupt or insolvent, or appointing a trustee or receiver of the Company or of the whole or any substantial part of the Mortgaged Property, and such adjudication shall not have been vacated or set aside, or the trustee or the receiver so appointed shall not have been removed or discharged, as the case may be, within sixty (60) days thereafter; or if the Company shall consent to a petition or application for its adjudication as bankrupt or insolvent, or for the appointment of a trustee or receiver of itself or the whole or any substantial part of the Mortgaged Property; or

           (7) if a petition against the Company in proceedings under the corporate reorganization provisions of the National Bankruptcy Act (as now or hereafter amended) shall be approved by any court of competent jurisdiction and such approval shall not be withdrawn and the proceedings dismissed within sixty (60) days thereafter; or, if under the provisions of any other now existing or future bankruptcy or other law providing for the reorganization, dissolution, liquidation, or winding up of corporations on the ground of insolvency, any court of competent jurisdiction shall assume jurisdiction, custody, or control of the Company, or of the whole or any substantial part of the Mortgaged Property, and such jurisdiction, custody, or control shall not be relinquished or terminated within sixty (60) days thereafter;

then, if and so long as any such default shall continue to exist, the Trustee by notice in writing given to the Company, or the holders of not less than twenty-five per cent (25%) in principal amount of the Bonds then Outstanding (excluding Company-owned Bonds) by notice in writing to the Company and to the Trustee, may declare the principal of all the Bonds then Outstanding, if not already due and payable, to be immediately due and payable together with all accrued and unpaid interest thereon, and upon any such declaration, the same shall become and be immediately due and payable, anything in this Indenture or in any of the Bonds contained to the contrary notwithstanding.

      This provision is subject to the condition that if, at any time after the principal shall have been so declared due and payable and before any sale of the Mortgaged Property shall have been made, all arrears of interest upon all the Bonds (with interest at the rate specified therein on any overdue installment of interest, so far as the same may be legally enforceable) and the expenses of the Trustee, its agents or attorneys shall either be paid by the Company or be collected and paid out of the Mortgaged Property, and all defaults as aforesaid (other than the payment of principal which has been declared due and payable) shall have been cured or secured or adequately provided for to the satisfaction of the Trustee, then, and in every such case, the Trustee may, and upon request of the holders of not less than a majority of the Bonds then Outstanding (excluding Company-owned Bonds) shall, waive such default and its consequences and rescind such declaration; but no such waiver shall extend to or affect any subsequent default or impair or exhaust any right or power consequent thereon. In the event of such waiver and rescission, the Mortgaged Property if in the hands of the Trustee or of a receiver appointed hereunder, shall be returned to the Company.

      9.02 The Trustee shall give to the Bondholders, in the manner and to the extent provided in subsection (G) of 12.04 hereof, notice of all defaults known to the Trustee, within ninety (90) days after the occurrence thereof, unless such defaults shall have been cured or waived before the giving of such notice (the word "defaults" for the purposes of this Section being hereby defined to be the events of default specified in 9.01 hereof without waiting for the expiration of any period of grace); provided that, except in the case of default in the payment of the principal of or interest on any of the Bonds, or in the payment of any Improvement Fund installment, or in the payment of any installment payable in respect of any Maintenance and Renewal Fund, Improvement Fund or analogous fund established pursuant to the terms of any Supplemental Indenture, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee, or a trust committee of directors and/or Responsible Officers, of the Trustee in good faith determine that the withholding of such notice is in the interest of the Bondholders.

      9.03 In case one or more of the events of default enumerated in 9.01 shall exist, then and in each and every such case the Trustee, personally or by its attorneys or agents, is hereby authorized and empowered, whether or not the principal of the Bonds shall have matured or been declared due, to exercise any one or more of the following remedies, and to do or cause to be done any or all of the following acts and things, namely:

           (1) The Trustee, by its agents or attorneys, may (provided such action shall not at the time be in violation of any laws applicable to the Company or its properties) enter into and upon and take possession of any or all of the Mortgaged Property and each and every part thereof (and the books, papers, and accounts of the Company), and may exclude the Company, its successors or assigns, its or their agents, servants, and employees wholly therefrom, and have, hold, use, operate, manage, and control the same and each and every part thereof and, in the name of the Company or otherwise as the Trustee shall deem best, conduct the business thereof and exercise the franchises pertaining thereto and all the rights and powers of the Company, and from time to time, maintain, restore, insure, and keep insured the properties, plants, equipment, and apparatus provided or required for use in connection with such business and likewise, from time to time, make all such necessary or proper repairs, renewals, and replacements, and all such useful alterations, additions, betterments, and improvements as to the Trustee may seem judicious, and collect and receive all tolls, earnings, revenues, rents, issues, profits, and other income of the same and of every part thereof, and pay therefrom all proper costs and expenses of operation and all expenses incurred hereunder and all other proper outlays herein authorized, and all payments which may be made for taxes and assessments and for such other liens prior hereto and charges upon the Mortgaged Property or any part thereof as the Trustee may deem it wise to pay, and the just and reasonable compensation for the services of the Trustee and for the services of such attorneys, agents, and assistants as it may in the exercise of its discretion employ for any of the purposes aforesaid, and shall apply the rest and residue of such moneys received by it as follows:

               (a) In case the principal of none of the Bonds shall have become due, to the payment of the interest in default, in the order of the maturity of the installments of such interest, with interest, so far as the same may be legally enforceable, on the overdue installments thereof at the same rates, respectively, as were borne by the Bonds on which such interest shall be in default, such payments to be made ratably to the parties en-titled thereto without discrimination or preference, subject, however, to the provisions of 2.14 and 4.02.

               (b) In case the principal of any, but not all, of the Bonds, shall have become due, first to the payment of the interest in default, in the order of the maturity of the installments thereof, with interest, so far as the same may be legally enforceable, on the overdue installments thereof at the same rates, respectively, as were borne by the Bonds on which such interest shall be in default, and next to the payment of the principal of all Bonds then due, with interest on the overdue principal at the rates specified in the respective Bonds, such payments to be made ratably to the parties entitled thereto without discrimination or preference, subject, however, to the provisions of 2.14 and 4.02.

               (c) In case the principal of all of the Bonds shall have become due, by declaration or otherwise, then as provided in Paragraph Second of 9.09, but subject to the condition set forth in the proviso at the close of said Section.

           In case all payments provided for in paragraphs (a) and (b) above and payment of whatever may be payable for any other purpose required by any provisions of this Indenture shall have been paid in full, and no sale shall have been made as hereinafter provided, and all other defaults under this Indenture made good, the Trustee shall restore the possession of the Mortgaged Property (other than any cash and/or purchase money obligations required to be deposited with the Trustee) to the Company or whosoever shall be entitled thereto; the same right of entry to exist upon any subsequent event of default however.

           (2) The Trustee may, with or without entry, collect or enforce the collection of all interest and principal payable in respect of any purchase money obligation which may at the time be held by the Trustee hereunder. Any sums so collected or received by the Trustee shall be held and applied by the Trustee in like manner as is provided in the foregoing subdivision (1) of this Section in respect of tolls, earnings, revenues, rents, issues, profits, and other income collected or received by the Trustee from or on account of the Mortgaged Property.

           (3) The Trustee may (if such action shall at the time be authorized by law), with or without entry, sell, subject to the prior liens, if any, then existing thereon or free from such of said liens as the Trustee in its discretion may elect to discharge, to the highest and best bidder, all and singular the Mortgaged Property and the right, title, interest, claim, and demand of the Company therein and thereto, and the right of redemption thereof, at public auction, at such times and places and upon such conditions as to upset or reserve bids or prices and as to terms of payment and other terms of sale as the Trustee may fix and briefly specify in the notice of sale to be given as hereinafter provided, or as may be required by law, including power and authority to the Trustee to rescind or vary any contract of sale that may be entered into and to resell under the powers herein conferred.

           (4) The Trustee may proceed to protect and enforce its rights and the rights of the Bondholders under this Indenture by a suit or suits in equity or at law, whether for the specific performance of any covenant or agreement contained in this Indenture, or in aid of the execution of any power granted in this Indenture, or for the foreclosure of this Indenture, or for the enforcement of any other appropriate legal or equitable remedy as the Trustee being advised by counsel, shall, subject to the provisions of 13.02 and 13.03, deem most effectual to protect and enforce any of the rights aforesaid.

      9.04 Upon filing a bill in equity or upon other commencement of judicial proceedings by the Trustee to enforce any right under this Indenture, the Trustee shall be entitled to exercise any and all other rights and powers herein conferred and provided to be exercised by the Trustee upon the occurrence of an event of default as defined in 9.01; and, as a matter of right, without notice or demand and without regard to the adequacy of the security for the Bonds, the Trustee shall be entitled to the appointment of a receiver of the Mortgaged Property, and of the tolls, earnings, revenues, rents, issues, profits, and other income thereof, with all such powers as the court or courts making such appointment shall confer; but notwithstanding the appointment of any receiver, the Trustee shall be entitled to retain possession and control of, and to collect and receive the income from, any moneys or purchase money obligations which may at the time be held by it hereunder.

      9.05 In the event of any such sale, whether made under the power of sale herein conferred, or under or by virtue of judicial proceedings, the whole of the Mortgaged Property shall be sold in one parcel as an entirety, including the franchises and business of the Company and the right to use its corporate name, unless such sale as an entirety is, in the judgment of the Trustee, impracticable by reason of some statute or other reason, or unless the holders of a majority in principal amount of the Bonds then Outstanding (excluding Company-owned Bonds) shall file with the Trustee a Bondholders' Request from the holders of not less than the majority of such Bonds to cause the Mortgaged Property to be sold in parcels, in which case, unless prevented by statute or some other cause, the sale shall be made in such parcels and in such order as may be specified in such Request. The Company for itself and all persons and corporations hereafter claiming from, through, or under it or who may at any time hereafter become holders of liens junior to the Lien of this Indenture, hereby expressly waives and releases all right to have the Mortgaged Property marshalled upon any foreclosure or other enforcement hereof, and the Trustee, or any court in which the foreclosure of this Indenture or administration of the trusts hereby created is sought, shall have the right as aforesaid to sell the Mortgaged Property as a whole in a single parcel.

      9.06 Notice of any sale pursuant to the provisions of this Indenture shall state the time and place when and where the same is to be held, shall contain a brief description of the property to be sold, and shall briefly state the terms of sale, and shall be sufficient if given by Published Notice once a week for four successive weeks prior to such sale, the first publication to be not less than thirty (30) days prior to such sale, and in such other manner as may be required by law. The Trustee may adjourn from time to time any such sale by announcement at the time and place appointed for such sale, or for such adjourned sale or sales; and without further notice or publication (unless otherwise required by law) it may make such sale at the time and place to which the same shall be so adjourned or readjourned.

      9.07 Upon any sale, as aforesaid, whether made under the power of sale hereby conferred or under or by virtue of judicial proceedings, any Bondholders or the Trustee may bid for and purchase the property offered for sale, or any part thereof, and upon compliance with the terms of sale, may hold and dispose of such property in their own or its own absolute right, without further accountability; and any purchaser at any such sale, for the purpose of making settlement or payment for the property purchased, shall be entitled to use and apply any Bonds then Outstanding, and any matured and unpaid coupons appertaining thereto or claims for interest thereon, by presenting the same so that there may be credited, as paid thereon, the sums payable out of the net proceeds of such sale to the holder of such Bonds and coupons or claims as his ratable share of such net proceeds after allowing for the proportions of the total purchase price required to be paid in cash for the cost and expenses of the sale, compensation, and other charges; and thereupon such purchaser shall be credited on account of such purchase price payable by him with that portion of such net proceeds which shall be applicable to the payment of, and which shall have been credited upon, the Bonds and coupons and claims so presented. The provisions of this Section are subject to the provisions of
2.14 and 4.02.

      9.08 Upon the completion of any sale or sales under or by virtue of this Indenture, the Trustee shall execute and deliver to the accepted purchaser or purchasers a good and sufficient deed or deeds of conveyance, sale, and transfer of all the property sold; and the Trustee, or its successor for the time being, is hereby irrevocably appointed the true and lawful attorney of the Company, its successors or assigns, in its or their name or names and stead, to make all necessary deeds, conveyances, assignments, and transfers of the property thus sold; and for that purpose it may execute all necessary deeds and instruments of assignment and transfer, and may substitute one or more persons with like power, the Company for itself, its successors or assigns, hereby ratifying and confirming all that its said attorney, or such substitute or substitutes, shall lawfully do by virtue hereof. Nevertheless, if so requested by the Trustee, the Company shall ratify and confirm any such sale or transfer by executing and delivering to the Trustee or to such purchaser or purchasers all such instruments as may be necessary or in the judgment of the Trustee proper for the purpose and as may be designated in any such request.

      Any such sale or sales made under or by virtue of this Indenture, whether under the power of sale herein granted or by virtue of judicial proceedings, shall, to the extent permitted by law, operate to divest all right, title, interest, claim, and demand whatsoever, either at law or in equity, of the Company, in and to the property so sold, and shall be a perpetual bar, both at law and in equity, against the Company, its successors and assigns, and against any and all persons claiming or who may claim the property sold, or any part thereof, from, through, or under the Company, or its successors and assigns.

      The receipt of the Trustee, or of the court officer conducting any such sale, for the purchase money paid at or under any such sale, shall be a full and sufficient discharge to any purchaser of any property sold as aforesaid; and no purchaser, or his representatives, grantees, or assigns, after paying such purchase money and receiving such receipt, shall be bound to see to the application of such purchase money upon or for any trust or purpose of this Indenture, or in any manner whatsoever be answerable for any loss, misapplication, or non-application of any such purchase money or any part thereof, or be bound to inquire as to the authorization, necessity, expediency, or regularity of any such sale.

      9.09 The purchase money, proceeds, and avails of any sale, whether made under the power of sale herein granted or pursuant to judicial proceedings, together with any such sums which then may be held by the Trustee under any provision of this Indenture as part of the Mortgaged Property, shall be applied in the following order:

           First. To or towards the payment of the costs and expenses of such sale and reasonable compensation of the Trustee, its agents, attorneys, and counsel, and of all necessary or proper expenses, liabilities, and advances made or incurred by the Trustee, without negligence or bad faith, under this Indenture or in executing any power or trust hereunder, and to the payment of all taxes, assess-ments, or liens superior to the Lien of this Indenture, except any taxes, assessments, or other superior liens subject to which such sale shall have been made.

           Second. To the payment of the whole amount due and unpaid at the time of distribution upon the Bonds then Outstanding for principal and any premium which shall have become payable on any Bonds theretofore called for redemption, and interest, with interest, so far as the same may be legally enforceable, on overdue principal and overdue installments of interest at the same rates, respectively, as were borne by the respective Bonds, and, in case such proceeds shall be insufficient to pay in full the whole amount so due and unpaid upon the Bonds, then to the payment of such principal (but not including any premium) and interest, without preference or priority of principal over interest, or of interest over principal, or of any installment of interest over any other installment of interest, or of the Bonds of any series over the Bonds of any other series, ratably to the aggregate of such principal and unpaid interest, subject, however, to the provisions of 2.14 and 4.02, and any balance then remaining to the payment ratably of any such premiums. Such payments shall be made on the date fixed therefor by the Trustee upon presentation of the several Bonds and coupons and stamping such payment thereon, if partly paid, and upon surrender and cancellation thereof, if fully paid; and

           Third. To the payment of the surplus, if any, to the Company, its successors or assigns, or to whosoever may be lawfully entitled to receive the same, or as a court of competent jurisdiction may direct;

      provided, however, that if at the time of any such application by the Trustee any Bonds shall be Outstanding, and if the Trustee shall have in its hands Sinking Fund, Maintenance and Renewal Fund, Improvement Fund, or analogous fund moneys for the benefit of any particular series of Bonds then Outstanding hereunder, such moneys shall be added to the amount or amounts otherwise distributable pursuant to Paragraph Second hereof to the holders of the Bonds of such particular series, (but not to an amount such that said holders shall receive a sum in excess of the whole amount due and unpaid at the time of distribution upon Bonds held by them) and shall be divided ratably among them, subject however, to the provisions of 2.14 and 4.02.

      9.10 In case of any sale of the Mortgaged Property, or any part thereof, under this Article IX, whether made under the power of sale herein granted, or by virtue of judicial proceedings, the principal of and accrued interest on all the Bonds then Outstanding, if not already due, shall immediately become due and payable, anything in the Bonds or in this Indenture to the contrary not withstanding.

      9.11 The Company covenants that

               (1) in case it shall fail to pay interest on any Bond for a period of thirty (30) days after such interest shall have become due and payable; or

               (2) in case it shall fail to pay the principal or premium, if any, of any Bond when and as the same shall become due and payable, whether by the terms thereof or otherwise as herein provided, then, and upon demand of the Trustee, the Company will pay to the Trustee at its office, for the benefit of the holders of the Bonds and coupons then Outstanding, the whole amount then due and unpaid thereon, for principal, premium, or interest, as the case may be, with interest at the rate specified in such Bonds upon the overdue principal and the overdue installments of interest, so far as the same may be legally enforceable, and, in case the Company shall fail to pay the same forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, shall be entitled to recover judgment against the Company for the whole amount of such principal, premium, and interest remaining unpaid.

      The Trustee shall be entitled and empowered either in its own name and as trustee of an express trust, or as attorney-in-fact for the bearers or registered owners of the Bonds and coupons, or in any one or more such capacities, to make and file such proofs of debt, amendments to proofs of debt, claims, petitions, or other documents as may be necessary or advisable in order to have the claims of the bearers or registered owners of the Bonds and coupons allowed in any equity receivership, insolvency, bankruptcy, liquidation, readjustment, reorganization, or other proceeding involving any distribution of the assets of the Company or any other Obligor upon the Bonds to its creditors, or in any judicial proceedings relative to the Company or such other Obligor, its creditors, or its property.

      The Trustee is hereby irrevocably appointed (and the successive bearers or registered owners of the Bonds and coupons issued hereunder, by taking and holding the same, shall be conclusively deemed to have so appointed the Trustee) the true and lawful attorney-in-fact of the respective bearers and registered owners of the Bonds and coupons issued hereunder, with authority to make and file in any judicial proceeding, either in the respective names of the bearers and registered owners of the Bonds and/or coupons, or on behalf of all the bearers and registered owners of the Bonds and/or coupons as a class (subject to deduction from any such claim of the amounts of any claims filed by any of the bearers and registered owners of the Bonds and/or coupons themselves), any proof of debt, amendment to proof of debt, claim, petition, or other document; to receive payment of any sums becoming distributable on account thereof; and to execute any other papers and documents and to do and perform any and all such acts and things as may be necessary or advisable in the opinion of the Trustee in order to have the respective claims of the bearers and registered owners of the Bonds and/or coupons against the Company or any other Obligor upon the Bonds allowed in any equity receivership, insolvency, bankruptcy, liquidation, or other proceedings to which the Company or any such other Obligor shall be a party or which relates to the Company or any such other Obligor, or to the creditors or property of the Company or any such other Obligor. The Trustee shall have full power of substitution and delegation in respect of any such powers.

      Nothing herein shall be deemed, however, to give power to the Trustee to vote the claims of the holders of the Bonds or coupons in any such proceedings, or to accept or consent to any plan of reorganization, readjustment, arrangement, or composition or other like plan, or by other action of any character in any such proceeding to waive or change any right of any holder of the Bonds or coupons.

      The Trustee shall be entitled to recover judgment or make or file proof of debt as aforesaid either before or after or during the pendency of any proceedings for the enforcement of the Lien of this Indenture, and the right of the Trustee to recover such judgment or make such proof of debt shall not be affected by any entry or sale hereunder or by the exercise of any other right, power, or remedy for the enforcement of the provisions of this Indenture or the foreclosure of the Lien hereof. In case of a sale of the Mortgaged Property and of the application of the proceeds of sale to the payment of the Bonds, the Trustee, in its own name and as trustee of an express trust, shall be entitled to enforce payment of, and to receive, all amounts then remaining due and unpaid upon any and all of the Bonds and coupons then Outstanding, for the benefit of the holders thereof, and shall be entitled to recover judgment or make or file proof of debt for any portion of the same remaining unpaid, with interest as aforesaid. No recovery of any such judgment by the Trustee or any attachment or levy of execution under any such judgment upon the Mortgaged Property or any part thereof, or upon any other property, nor any such proof of debt, shall in any manner or to any extent affect the Lien of this Indenture upon the Mortgaged Property or any part thereof or any lien, rights, powers, or remedies of the Trustee hereunder or of the holders of the Bonds; but such Lien, lien, rights, powers, and remedies shall continue unimpaired as before.

      All moneys collected by the Trustee under this Section shall be applied as follows:

           First. To the payment of the costs and expenses of the pro-ceedings resulting in the collection of such moneys, the reasonable compensation of the Trustee, its agents, attorneys, and counsel and of necessary or proper expenses, liabilities, and advances made or incurred by the Trustee, without negligence or bad faith, under this Indenture or in executing any trust or power hereunder; and

           Second. To the payment of the amounts then due and unpaid upon the Bonds for principal, premium (if any) and interest in respect whereof such moneys shall have been collected, ratably and without any preference or priority of any kind (except as provided in 2.14 and 4.02) according to the amounts due and payable upon such Bonds and for interest, respectively, to the date filed by the Trustee for the distribution of such moneys, upon presentation of the several Bonds and coupons, if any, and stamping such payment thereon, if partly paid, and upon surrender and cancellation thereof, if fully paid.

      9.12 The Trustee shall have power to institute and to maintain such suits and proceedings as the Trustee being advised by counsel may deem necessary or expedient to prevent any impairment of the security hereunder by any acts of the Company which are in violation of this Indenture or are unlawful, or as the Trustee being advised by counsel may deem necessary or expedient to preserve or protect its interest and the interests of the Bondholders in respect of the Mortgaged Property, and in respect of the tolls, earnings, revenues, rents, issues, profits and other income arising therefrom, including the power to institute and to maintain suits or proceedings to restrain the enforcement of, or compliance with, or the observance of, any legislative, municipal, or other governmental enactment, rule, or order that may be unconstitutional or otherwise invalid, if the enforcement of, compliance with, or observance of, such enactment, rule, or order would impair the security hereunder or be prejudicial to the interests of the Bondholders or of the Trustee.

      9.13 Upon failure of the Company so to do, either any receiver appointed hereunder, or the holders of not less than twenty-five percent (25%) in principal amount of the Bonds then Outstanding (excluding Company-owned Bonds) may make any payment (other than of the principal or interest in respect of the Bonds and/or sums due pursuant to the Improvement Fund, or to the terms of any Sinking Fund, Maintenance and Renewal Fund, Improvement Fund or any analogous fund if any, in respect of the Bonds) which the Company by any provision of this Indenture agrees to make or cause to be made, and the Company covenants and agrees that it will forthwith repay to such receiver or to the Bondholders all moneys which such receiver or the Bondholders shall so pay, and will pay interest thereon from the date of such payment by such receiver or the Bondholders until the repayment thereof at the current rate for time loans; and until so paid, such advances shall be secured by a lien under and by virtue of this Indenture upon the Mortgaged Property, in preference to the Bonds and coupons issued hereunder. No such payment by any such receiver or by the Bond holders shall be deemed to relieve the Company from the consequence of any default hereunder.

      9.14 In case of a default on its part, neither the Company nor any one claiming from, through, or under it shall or will take advantage of any appraisement, valuation, stay, extension, or redemption laws now or hereafter in force in any locality where any property subject to the Lien hereof may be situated, in order to prevent or hinder the enforcement or foreclosure of this Indenture, or the absolute sale of the Mortgaged Property, or the final and absolute putting into possession thereof, immediately after such sale, of the purchaser or purchasers thereat, and the Company, for itself and all who may claim through or under it, hereby waives the benefit of all such laws, and the Company covenants it will not hinder, delay, or impede the execution of any power herein granted or delegated to the Trustee, or which the Trustee may otherwise have, but that the Company will suffer and permit the execution of every such power, as though no such law or laws had been made or enacted.

      9.15 The Company, for itself, its successors and assigns, hereby expressly covenants to and with the Trustee that, at and immediately upon the commencement of any action, suit, or other legal proceeding by the Trustee (1) to obtain possession of the Mortgaged Property, or any part thereof, the Company, its successors and assigns, shall and will, severally, waiving the issuance and service of process, enter its or their voluntary appearance in such action, suit, or proceeding, and consent to the entry of a judgment for the recovery and possession of the Mortgaged Property and every part thereof; (2) for the foreclosure of the Lien of this Indenture, the Company, its successors and assigns, shall and will, severally, waiving the issuance and service of process, enter its or their voluntary appearance in such action, suit, or proceeding and consent to the appointment of a receiver of the Mortgaged Property and the tolls, earnings, revenues, rents, issues, profits, and other income thereof for the sole benefit of the holders of the Bonds; and (3) pursuant to the provisions hereof, to obtain judgment for the principal of or interest on any of the Bonds or for both, or to obtain a judgment or decree of any other nature in aid of the enforcement of the Bonds or coupons or any of them, or of this Indenture, the Company, its successors or assigns, shall and will, severally, waiving the issuance and service of process, enter its or their voluntary appearance in such action, suit, or proceeding and consent to the entry of a judgment for such principal and/or interest, with interest on overdue principal and installments of interest, so far as the same may be legally enforceable, and for the lawful costs and expenses and compensation of the Trustee and its agents and attorneys and for such other relief as the Trustee may be entitled to under the provisions hereof.

      9.16 In the event of default, anything in this Indenture to the contrary notwithstanding, the holders of not less than a majority in aggregate principal amount of the Bonds then Outstanding (excluding Company-owned Bonds) shall, upon filing with the Trustee a Bondholders' Notice and a Bondholders' Request from the holders of such majority of such Bonds, have the right (1) to require the Trustee to proceed to enforce the Lien of this Indenture, either by suit or suits at law or in equity for the enforcement of the payment of the Bonds then Outstanding hereunder and for the foreclosure of this Indenture and for the sale of the Mortgaged Property under the judgment or decree of a court of competent jurisdiction, or at the election of the Trustee by exercise of its powers with respect to entry or sale, and (2) to direct and control the time, method, and place of conducting any and all proceedings hereby authorized for any sale of the Mortgaged Property, or any adjournment thereof, or for the foreclosure of this Indenture, or for the appointment of a receiver, or any other action or proceeding hereunder instituted by the Trustee, provided, however, that such direction shall not be otherwise than in accordance with the provisions of law and this Indenture, and the Trustee shall not be responsible to anyone for any action taken or omitted by it in good faith pursuant to any such direction; and, provided further, that, subject to the provisions of 13.02 and 13.03, the Trustee shall have the right to decline to follow any such requirement or direction if it shall be advised by counsel that the action or proceeding so directed may not be lawfully taken or if the Trustee in good faith shall by Responsible Officers determine that the action or proceeding so directed would involve it in personal liability or be unjustifiably prejudicial to the non-assenting Bondholders, or that it will not be sufficiently indemnified for any expenditures in any action or proceeding so directed.

      9.17 In so far as not contrary to any Bondholders' Notice and Bondholders' Request pursuant to 9.16, but notwithstanding anything else in this Indenture to the contrary, in case more than one series of Bonds be Outstanding hereunder and an event of default shall have happened because of any default in the payment of the principal of, or of the interest on, or of any Sinking Fund, Maintenance and Renewal Fund, Improvement Fund, or analogous fund installment in respect of, the Bonds of any one or more of such series and not in respect of the Bonds of one or more of the other series, and such event of default shall be subsisting, then whatever action in this article it is provided may or shall be taken upon the happening of such an event of default (continuing or subsisting as in this Indenture provided) by or upon the request of the holders of a specified percentage in principal amount of Bonds then Outstanding (excluding Company-owned Bonds), may or shall be taken, in respect of the Bonds then Outstanding of the series as to which such default shall have been made, by or upon the request of the holders of a majority in principal amount of the Bonds then Outstanding (excluding Company-owned Bonds) of the series as to which such default shall have been made.

      9.18 No holder of any Bond, or of any coupon or claim for interest thereto appertaining, shall have the right to institute any suit, action, or proceeding at law or in equity for the foreclosure of this Indenture or for the execution of any trust or power hereof or for the appointment of a receiver or for the enforcement of any other remedy hereunder unless there shall previously have been filed with the Trustee a Bondholders' Notice and a Bondholders' Request pertaining to enforcement of this Indenture by the Trustee and unless there shall have been offered to the Trustee security and indemnity satisfactory to it against the costs, expenses, and liabilities to be incurred pursuant to such Notice and Request without negligence or bad faith and unless the Trustee shall have failed to act after a reasonable period, not exceeding sixty (60) days after receipt of such Notice and Request, and such Notice and Request are hereby declared to be conditions precedent to any such action or proceedings, all to the end that the rights of the Trustee and the equal and ratable rights of every holder of the Bonds shall be protected and multiplicity of suits shall be avoided. Notwithstanding any other provisions hereof, the right of any Bondholder to receive payment of the principal of and interest on any of his Bonds on or after the respective due dates expressed in the Bonds and coupons, or to institute suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such holder; provided, however, that no Bondholder may institute any such suit if and to the extent that the institution or prosecution thereof or the entry of judgment herein would, under applicable law, result in the surrender, impairment, waiver, or loss of the Lien of this Indenture on any property subject to such Lien.

      For the enforcement of the foregoing provisions of this Section and for the protection of their rights hereunder, each and every holder of Bonds, and the Trustee, shall be entitled to such relief as can be given either at law or in equity.

      9.19 Except as herein expressly provided to the contrary, no remedy herein conferred upon or reserved to the Trustee or to the holders of the Bonds is intended to be exclusive of any other remedy, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute; and the employment of any remedy hereunder or otherwise shall not prevent the concurrent employment of any other appropriate remedy or remedies.

      9.20 No delay or omission of the Trustee or of any holder of Bonds to exercise any right or power upon the happening of any event of default (as defined in 9.01) shall impair any such right or power or shall be construed to be a waiver thereof or an acquiescence therein, nor shall the action of the Trustee, or of the Bondholders, in case of any event of default and the subsequent waiver thereof, affect or impair the rights of the Trustee, or of such holders, in respect of any subsequent event of default on the part of the Company or impair any right resulting therefrom; and every right, power, and remedy given by this article to the Trustee, or to the Bondholders, respectively, may, subject to the provisions of 9.18, be exercised from time to time and as often as may be deemed expedient by the Trustee, or by the Bondholders.

      All rights of action under this Indenture (including the making and filing of proofs of debt, and taking any action necessary or advisable in order to have the claims of bearers and registered owners of Bonds allowed in any proceedings) may be enforced by the Trustee without the possession of any of the Bonds or coupons or the production thereof on the trial or other proceedings, and any such suit or proceedings instituted by the Trustee shall be brought in its name.

      9.21 In any proceeding in law or equity brought by the Trustee (including also any proceeding involving the interpretation of any provision of this Indenture to which the Trustee shall be a party), the Trustee shall be held to represent all the holders of Bonds and coupons secured by this Indenture, and it shall not be necessary to make such holders parties to any such proceeding.

                                ARTICLE X.
         Evidence of Rights of Bondholders and Ownership of Bonds

      10.01 Any Request, Notice, declaration, or other instrument, which this Indenture may require or permit to be signed and executed by the Bondholders, may be in any number of concurrent instruments of similar tenor, and may be signed or executed by such Bondholders in person or by attorney appointed in writing. Proof of the execution of any such Request or other instrument, or of a writing appointing any such attorney, or of the holding by any person of the Bonds or coupons appertaining thereto, may be accepted by the Company or by the Trustee, as sufficient for any purpose of this Indenture if made in the following manner:

           (a) The fact and date of the execution by any person of such Request or other instrument or writing may be proved by the cer-tificate under his official seal of any notary public, or other officer authorized to take acknowledgments of deeds to be recorded in the jurisdiction wherein he purports to act, that the person signing such Request or other instrument acknowledged to him the execution thereof, or by an affidavit of a witness of such execution;

           (b) The amount of Bonds transferable by delivery held by any person executing such Request or other instrument as a Bondholder, and the series and serial numbers thereof held by such person and the date of his holding the same, may be proven by a certificate executed by any trust company, bank, banker, or other depositary wherever situated, if such certificate shall be deemed by the Trustee to be satisfactory, showing that at the date therein mentioned such person had on deposit with such depositary the Bonds described in such certificate, and such holding may be deemed by the Trustee and the Company to continue until written notice to the contrary is served upon the Trustee. The Company and the Trustee may nevertheless in their separate discretion require further proof in cases where they deem further proof desirable. The ownership of registered Bonds (whether fully registered, or registered as to principal only) shall be proved by the registry books.

      Any Request, Notice, consent or vote of the holder of any Bond shall bind all future holders of the same Bond or any Bond or Bonds issued in lieu thereof, in respect of anything done or suffered by the Company or by the Trustee in pursuance thereof or in reliance thereon.

                                ARTICLE XI.
      Immunity of Incorporators, Stockholders, Officers and Directors

      11.01 No recourse under or upon any obligation, covenant, or agreement contained in this Indenture, or in any Bond or coupon hereby secured, for the payment of the principal of, premium, if any, or interest on, any of the Bonds hereby secured, or for any claim based thereon, or otherwise in any manner in respect thereof, shall be had against any incorporator, stockholder, subscriber to capital stock, officer, or director, as such, former, present, or future, of the Company, or of any successor corporation, either directly, or indirectly through the Company or any predecessor or successor corporation or the Trustee by the enforcement of any assessment or by any legal or equitable proceeding by virtue of any constitution, statute, or otherwise (including without limiting the generality of the foregoing, any proceeding to enforce any claimed liability of stockholders of the Company, based upon any theory that the Company was acting as the agent or instrumentality of the stock-holders); it being expressly agreed and understood that this Indenture, and the obligations hereby secured, are solely corporate obligations, and that no personal liability whatever shall attach to, or be incurred by, the incorporators, stockholders, subscribers to capital stock, officers, or directors, as such, of the Company, or of any successor corporation, or any of them, on account of the indebtedness hereby authorized, or under or by reason of any of the obligations, covenants, or agreements contained in this Indenture or in any of the Bonds or coupons hereby secured, or implied therefrom, and that any and all such personal liability of every name and nature, and any and all such rights and claims against every such incorporator, stockholder, subscriber to capital stock, officer, or director, as such, whether arising at common law or in equity, or created by constitution, statute, contract of subscription, or otherwise, are expressly released and waived as a condition of, and as part of the consideration for, the execution of this Indenture and the issue of the Bonds and interest obligations secured hereby.

                               ARTICLE XII.
       Bondholders' Lists and Reports by the Company and the Trustee

      12.01 The Company covenants and agrees that it will furnish or cause to be furnished to the Trustee not less than forty-five (45) nor more than sixty (60) days after each interest payment date on Bonds of each series from time to time Outstanding, and at such other times as the Trustee may request in writing, a list in such form as the Trustee may reasonably require containing all the information in the possession or control of the Company or of any of its paying agents other than the Trustee, as to the names and addresses of the holders of Bonds of the series on which interest was payable not less than forty-five (45) nor more than sixty (60) days prior to such filing obtained since the date as of which the next previous list, if any, relating to Bonds of that series was furnished. Any such list may be dated as of a date not more than fifteen
(15) days prior to the time such information is furnished or caused to be furnished, and need not include information received after such date.

       12.02

           (a) The Trustee shall preserve, in as current a form as is reasonably practicable, all information as to the names and addresses of the holders of Bonds (1) contained in the most recent list furnished to it as provided in 12.01, (2) received by it in the capacity of paying agent hereunder if and when acting in such capacity, and (3) filed with it within the two (2) preceding years pursuant to the provisions of paragraph (2) of subsection (c) of
      12.04. The Trustee may (1) destroy any list furnished to it as provided in 12.01 upon receipt of a new list so furnished;
      (2) destroy any information received by it as paying agent for any series of Bonds upon delivering to itself as Trustee, not earlier than forty-five (45) days after an interest payment date of the Bonds of such series, a list containing the names and addresses of the holders of Bonds obtained from such information since the delivery of the next previous list, if any, with respect to such series;
      (3) destroy any list delivered to itself as Trustee which was compiled from information received by it as such paying agent upon the receipt of a new list so delivered with respect to the same series; and (4) destroy any information received by it pursuant to the provisions of paragraph (2) of subsection (c) of 12.04, but not until two (2) years after such information has been filed with it.

           (b) In case three or more holders of Bonds (hereinafter in this subsection referred to as "applicants") apply in writing to the Trustee, and furnish to the Trustee reasonable proof that each such applicant has owned one or more Bonds for a period of at least six
      (6) months preceding the date of such application, and such application states that the applicants desire to communicate with other holders of Bonds with respect to their rights under this Indenture or under the Bonds, and is accompanied by a copy of the form of proxy or other communication which such applicants propose to transmit, then the Trustee shall, within five (5) business days after the receipt of such application, at its election either

               (1) afford to such applicants access to the information preserved at the time by the Trustee in accordance with the provisions of subsection (a) of this Section; or

               (2) inform such applicants as to the approximate number of holders of Bonds whose names and addresses appear in the infor-mation preserved at the time by the Trustee, in accordance with the provisions of subsection (a) of this Section, and as to the approximate cost of mailing to such Bondholders the form of proxy or other communication, if any, specified in such application.

      If the Trustee shall elect not to afford to such applicants access to such information, the Trustee shall, upon the written request of such applicants, mail to each Bondholder whose name and address appear in the information preserved at the time by the Trustee in accordance with the provisions of subsection (a) of this Section, a copy of the form of proxy or other communication which is specified in such request, with reasonable promptness after a tender to the Trustee of the material to be mailed and of payment or provision for the payment of the reasonable expenses of mailing, unless within five (5) days after such tender the Trustee shall mail to such applicants and file with the Securities and Exchange Commission, together with a copy of the material to be mailed, a written statement to the effect that, in the opinion of the Trustee, such mailing would be contrary to the best interests of the holders of Bonds, or would be in violation of applicable law. Such written statement shall specify the basis of such opinion. If said Commission, after opportunity for a hearing upon the objections specified in the written statement so filed, shall enter an order refusing to sustain any of such objections or if, after the entry of an order sustaining one or more of such objections, said Commission shall find, after notice and opportunity for a hearing, that all objections so sustained have been met and shall enter an order so declaring, the Trustee shall mail copies of such material to all such Bondholders with reasonable promptness after the entry of such order and the renewal of such tender; otherwise the Trustee shall be relieved of any obligation or duty to such applicants respecting their application.

           (c) The Trustee shall not be held accountable by reason of the mailing of any material pursuant to any request made under subsection
      (b) of this Section or the disclosure of any information as to the names and addresses of the holders of Bonds in accordance with the provisions of said subsection (b), regardless of the source from which such information was derived.

      12.03    The Company covenants and agrees

           (1) to file with the Trustee, within fifteen (15) days after the Company is required to file the same with the Securities and Exchange Commission, copies of the annual reports and of the information, documents, and other reports (or copies of such portions of any of the foregoing as such Commission may from time to time by rules and regulations prescribe) which the Company may be required to file with such Commission pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934; or, if the Company is not required to file information, documents, or reports pursuant to either of such Sections, then to file with the Trustee and the Securities and Exchange Commission, in accordance with such rules and regulations as may be prescribed from time to time by said Commission, such of the supplementary and periodic information, documents, and reports which may be required pursuant to Section 13 of the Securities Exchange Act of 1934 in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time by such rules and regulations;

           (2) to file with the Trustee and the Securities and Exchange Commission, in accordance with the rules and regulations prescribed from time to time by said Commission, such additional information, documents, and reports with respect to compliance by the Company with the conditions and covenants provided for in this Indenture as may be required from time to time by such rules and regulations; and

           (3) to transmit to the holders of Bonds in the manner and to the extent provided in subsection (c) of 12.04 with respect to reports pursuant to subsection (a) of 12.04, such summaries of any information, documents, and reports required to be filed by the Company pursuant to subsections (1) and (2) of this Section as may be required by the rules and regulations prescribed from time to time by the Securities and Exchange Commission.

      12.04

           (a) The Trustee shall transmit within sixty (60) days after May 15 in each year beginning with the year 1955, to the Bondholders as hereinafter in this Section provided, a brief report dated as of such May 15 with respect to

               (1) its eligibility and qualifications under 4.03(a), 13.01 and 13.14 or in lieu thereof, if to the best of its knowledge the Trustee has continued to be eligible and qualified under such Sections, a written statement to such effect;

               (2) the character and amount of any advances (and if the Trustee elects so to state, the circumstances surrounding the making thereof) made by the Trustee as such which remain unpaid on the date of such report, and for the reimbursement of which the Trustee claims or may claim a lien or charge prior to that of the Bonds on the Mortgaged Property or on property or funds held or collected by it as Trustee, except that the Trustee shall not be required (but may elect) to state such advances if such advances so remaining unpaid aggregate not more than one-half of one percentum (1/2%) of the principal amount of the Bonds outstanding on the date of such report;

               (3) the amount, interest rate, and maturity date of all other indebtedness owing by the Company or any other Obligor on the Bonds to the Trustee in its individual capacity on the date of such report, with a brief description of any property held as collateral security therefor, except an indebtedness based upon a creditor relationship arising in any manner described in subparagraphs (2), (3), (4) or (6) of subsection (b) of 13.15;

               (4) the property and funds physically in the possession of the Trustee, as such, or of a depositary for the Trustee, on the date of such report;

               (5) any release, or release and substitution, of property subject to the lien of this Indenture (and the consideration therefor, if any) which it has not previously reported; provided, however, that to the extent that the aggregate value as shown by the release papers of any or all of such released properties does not exceed an amount equal to one percentum (1%) of the aggregate principal amount of Bonds then outstanding, the report need only indicate the number of such releases, the total value of property released as shown by the release papers, the aggregate amount of cash and obligations secured by purchase money mortgages received and the aggregate value of property received in substitution therefor as shown by the release papers;

               (6) any additional issue of Bonds which it has not previously reported; and

               (7) any action taken by the Trustee in the performance of its duties under this Indenture which it has not previously reported and which in its opinion materially affect the Bonds or the Mortgaged Property, except action in respect of a default notice of which has been or is to be withheld by it in accordance with the provisions of 9.02.

           (b) The Trustee shall transmit to the Bondholders as hereinafter provided, within ninety (90) days after the making of any release, release and substitution, or advance as hereinafter specified, a brief report with respect to

               (1) the release, or release and substitution of property subject to the Lien of this Indenture (and the consideration therefor, if any) unless the Fair Value of such property, as set forth in the certificates or opinions required by 7.03, 7.04, or 7.05, is less than ten percentum (10%) of the principal amount of Bonds outstanding at the time of such release, or release and substitution; and

               (2) the character and amount of any advances (and if the Trustee elects so to state, the circumstances surrounding the making thereof) made by the Trustee, as such, since the date of the last report transmitted pursuant to the provisions of subsection (a) of this Section (or if no such report has yet been so transmitted, since the date of execution of this Indenture), for the reimbursement of which the Trustee claims or may claim a lien or charge prior to that of the Bonds on the Mortgaged Property or on property or funds held or collected by it as Trustee, and which it has not previously reported pursuant to this paragraph, except that the Trustee shall not be required (but may elect) to report such advances if such advances remaining unpaid at any time aggregate not more than ten percentum (10%) of the principal amount of Bonds outstanding at such time.

           (c) Reports pursuant to this Section shall be transmitted by mail

               (1) to all registered holders of Bonds, as the names and addresses of such holders appear upon the registration books of the Company;

               (2) to such holders of Bonds as have, within two (2) years preceding such transmission, filed their names and addresses with the Trustee for that purpose; and

               (3)  except in the case of reports pursuant to subsection
           (b) of this Section, to each Bondholder whose name and address is preserved at the time by the Trustee as provided in subsection (a) of 12.02.

           (d) At the time of the transmission to the Bondholders of any report pursuant to this Section, a copy of such report shall be filed by the Trustee with each securities exchange upon which the Bonds are listed, and also with the Securities and Exchange Commission and with the Company. The Company covenants that it will immediately notify the Trustee of the name and address of each securities exchange upon which the Bonds of any series shall be listed.

           (e) For the purposes of this Section all Bonds which have been certified and delivered and not returned to the Trustee and Cancelled shall be deemed to be Outstanding.

                               ARTICLE XIII.
               Concerning the Trustee and Its Paying Agents

      13.01 The Trustee shall at all times be a bank or trust company eligible under 4.03(a) and having a combined capital and surplus of at least five million dollars ($5,000,000). If the Trustee publishes reports of condition at least annually, pursuant to law or to the requirements of any supervising or examining authority referred to in 4.03(a), then for the purposes of this Section the combined capital and surplus of the Trustee shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. No bond shall be required of the Trustee unless ordered by a court having jurisdiction and for cause shown.

      13.02 The Trustee hereby accepts the trust hereby created. The Trustee undertakes, prior to an event of default as defined in 9.01 and after all events of default which may have occurred shall have ceased to be continuing or shall have been waived, to perform such duties and only such duties as are specifically set forth in this Indenture, and after and during the continuance of such an event of default which shall not have been waived, to exercise such of the rights and powers vested in it by this Indenture and to use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

      For the purposes of this 13.02 and of 13.03, a default shall be deemed to have ceased to be continuing when the act or omission or other event giving rise to such default shall have been cured, remedied or terminated. If a default is waived as provided in 9.01 such default shall be deemed to have been cured.

      The Trustee, upon receipt of evidence furnished to it by or on behalf of the Company pursuant to any provision of this Indenture, shall examine the same to determine whether or not such evidence conforms to the requirements of this Indenture.

      13.03 No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own wilful misconduct, except that

           (a) prior to the occurrence of an event of default hereunder and after all events of default which may have occurred shall have ceased to be continuing or shall have been waived the Trustee shall not be liable except for the performance of such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee, but the duties and obligations of the Trustee, prior to the occurrence of an event of default and after all events of default which may have occurred shall have ceased to be continuing or shall have been waived, shall be determined solely by the express provisions of this Indenture;

           (b) prior to the occurrence of an event of default hereunder and after all events of default which may have occurred shall have ceased to be continuing or shall have been waived, and in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions conforming to the requirements of this Indenture; but in the case of any such certificate or opinion which by any provision hereof is specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not it conforms to the requirements of this Indenture;

           (c) the Trustee shall not be personally liable for any error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

           (d) the Trustee shall not be personally liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the holders of not less than a majority in aggregate principal amount of the Bonds at the time Outstanding (excluding Company-owned Bonds) relating to the time, method, and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred upon the Trustee under this Indenture.

      13.04 The recitals of fact contained herein and in the Bonds (other than the Trustee's certification) shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the value of the Mortgaged Property or any part thereof, or as to the title of the Company thereto, or as to the validity or adequacy of the security afforded thereby and by this Indenture, or as to the validity of this Indenture or of the Bonds or coupons issued hereunder. The Trustee shall be under no responsibility or duty with respect to the making, executing, acknowledging, recording, or filing hereof, or of any Supplemental Indenture as a mortgage or conveyance of real or personal property, or the transfer of any property acquired by the Company after the date of the recording of these presents, or with respect to the disposition by the Company of any Bonds certified and delivered hereunder or the application of the proceeds thereof or the applications of any moneys paid to the Company under any of the provisions hereof.

      13.05 Subject to the provisions of 13.02 and 13.03 the Trustee shall not be personally liable in case of entry by it upon the Mortgaged Property for debts contracted or liability or damages incurred in the management or operation of said property.

      13.06    To the extent permitted by 13.02 and 13.03:

           (1) The Trustee may rely and shall be protected in acting upon any resolution, certificate, opinion, notice, request, consent, order, appraisal, report, Bond, or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

           (2) The Trustee may consult with counsel, who may be of counsel to the Company, and the opinion of such counsel shall be fall and complete authorization and protection in respect of any action taken or suffered by it hereunder in good faith and in accordance with the opinion of such counsel; and

           (3) The Trustee shall not be liable for any action taken by it in good faith and believed by it to be authorized or within the discretion or power conferred upon it by this Indenture.

      13.07 The Trustee shall not be under any responsibility for the selection, appointment, or approval of any engineer, accountant, or other expert for any of the purposes expressed in this Indenture, except that nothing in this Section contained shall relieve the Trustee of its obligation to exercise reasonable care with respect to the selection, appointment, or approval of independent experts who may furnish opinions or certificates to the Trustee pursuant to any provision of this Indenture.

      Nothing contained in this Section shall be deemed to modify the obligation of the Trustee to exercise after the occurrence of an event of default the rights and powers vested in it by this Indenture with the degree of care and skill specified in 13.02.

      None of the provisions in this Indenture contained shall require the Trustee to advance or expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or liability is not reasonably assured to it by the security afforded to it by the terms of this Indenture.

      13.08 Subject to the provisions of 13.14 and 13.15 the Trustee or any paying agent in its individual or any other capacity may become the owner or pledgee of Bonds or coupons with the same rights it would have if it were not Trustee or paying agent.

      13.09 Subject to the provisions of 15.02, all moneys received by the Trustee, whether as Trustee or paying agent, shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by law and all such moneys, other than those described in 8.01, shall be held by the Trustee, until so used or applied, as a part of the Mortgaged Property. The Trustee may allow and credit to the Company interest on any moneys received by it hereunder at such rate, if any, as may be agreed upon with the Company from time to time and as may be permitted by law. After compliance with any applicable legal requirement, the Trustee may deposit all or any part of such moneys (including moneys described in 8.01) on a certificate of deposit or otherwise to its credit as Trustee hereunder, in its own banking department, or in any bank or trust company approved by the Trustee having a capital, surplus, and un-divided profits of not less than five million (5,000,000) dollars, or the Trustee, after such compliance, may so deposit such moneys, together with moneys of like nature held by it under other indentures or trust instruments, to its credit as trustee of all moneys deposited in each such account, respectively.

      13.10 The Company covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, reasonable compensation for all services rendered by it in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties hereunder of the Trustee, which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust, and the Company will reimburse the Trustee for all advances made by the Trustee and will pay to the Trustee from time to time its expenses and disbursements, including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ, incurred without negligence or bad faith. The Company also covenants to indemnify the Trustee for, and to hold it harmless against, any loss, liability, or expense incurred without negligence or bad faith on the part of the Trustee, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending against any claim of liability in the premises. The Company further covenants and agrees to pay interest to the Trustee at the rate of four percentum (4%) per annum upon all amounts paid, advanced, or disbursed by the Trustee for which it is entitled to reimbursement or indemnity as herein provided. The obligations of the Company to the Trustee under this Section shall constitute additional indebtedness secured hereby. For the performance of the obligations of the Company under this Section, the Trustee shall have (in addition to any other rights under this Indenture) a lien prior to the Bonds on the Mortgaged Property, including all property or funds held or collected by the Trustee, as such, except funds held in trust for the benefit of the holders of particular Bonds or coupons.

      In order to further assure the Trustee that it will be compensated, reimbursed, and indemnified as provided in this Section and that the prior lien provided for in this Section upon the trust estate to secure the payment of such compensation, reimbursement, and indemnity will be enforced for the benefit of the Trustee, all parties to this Indenture agree, and each holder or owner of any Bond by his acceptance thereof shall be deemed to have agreed that in the event of

           (1) the adjudication of the Company as a bankrupt by any court of competent jurisdiction,

           (2) the filing of any petition seeking the reorganization of the Company under the Federal Bankruptcy Laws or any other applicable law or statute of the United States of America or of any State thereof,

           (3) the appointment of one or more trustees or receivers of all or substantially all the property of the Company,

           (4) the filing of any bill to foreclose this Indenture,

           (5) the filing by the Company of a petition to take advantage of any insolvency act, or

           (6) the institution of any other proceeding wherein it shall become necessary or desirable to file or present claims against the Company,

the Trustee may file from time to time in any such proceeding or proceedings one or more claims, supplemental claims, and amended claims as a secured creditor for its reasonable compensation for all services rendered by it (including services rendered during the course of any such proceeding or proceedings) and for reimbursement for all advances, expenses, and disbursements (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ) made or incurred by it in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties herein of the Trustee, and for any and all amounts to which the Trustee is entitled as indemnity as provided in this Section; and the Trustee and its counsel and agents may file in any such proceeding or proceedings applications or petitions for compensation for such services rendered, for reimbursement for such advances, expenses, and disbursements, and for such indemnity. The claim or claims of the Trustee filed in any such proceeding or proceedings shall be reduced by the amount of compensation for services, reimbursement for advances, expenses, and disbursements, and indemnity paid to it following final allowance to it and to its counsel and agents by the court in any such proceeding as an expense of administration or in connection with a plan of reorganization or readjustment. To the extent that compensation, reimbursement, and indemnity are denied to the Trustee or to its counsel or other agents because of not being rendered or incurred in connection with the Administration of an estate in a proceeding or in connection with a plan of reorganization or readjustment, approved as required by law, because such services were not rendered in the interests of and with benefit to the estate of the Company as a whole but in the interests of and with benefit to the holders of the Bonds, in the execution of the trusts hereby created or in the exercise and performance of any of the powers and duties hereunder of the Trustee or because of any other reason, the court may to the extent permitted by law allow such claim, as supplemented and amended, in any such proceeding or proceedings and for the purposes of any plan of reorganization or readjustment of the Company's obligations, classify the Trustee as a secured creditor of a class separate and distinct from that of other creditors and of a class having priority and precedence over the class in which the holders of Bonds are placed by reason of having a lien, prior and superior to that of the holders of the Bonds, upon the trust estate, including all property or funds held or collected by the Trustee as such. The amount of the claim or claims of the Trustee for service rendered and for advances, expenses, and disbursements, including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ which are not allowed and paid in any such proceeding, but for which the Trustee is entitled to the allowance of a secured claim as herein provided, may be fixed by the court or judge in any such proceeding or proceedings to the extent that such court or judge has or exercises jurisdiction over the amount of any such claim or claims.

      13.11 If, and to the extent that the Trustee and its counsel and other persons not regularly in its employ do not receive compensation for services rendered, reimbursement of its or their advances, expenses, and disbursements, or indemnity, as herein provided, as the result of allowances made in any reorganization, bankruptcy, receivership, liquidation, or other proceeding or by any plan of reorganization or readjustment of obligations of the Company, the Trustee shall be entitled, to the extent permitted by law in priority to the holders of the Bonds, to receive any distributions of any securities, dividends, or other disbursements which would otherwise be made to the holders of Bonds in any such proceeding or proceedings and the Trustee is hereby constituted and appointed, irrevocably, the attorney in fact for the holders of the Bonds and each of them to collect and receive, in their name, place, and stead, such distributions, dividends, or other disbursements, to deduct therefrom the amounts due to the Trustee, its counsel, and other persons not regularly in its employ on account of services rendered, advances, expenses, and disbursements made or incurred, or indemnity, and to pay and distribute the balance, pro rata, except as provided in 2.14 and 4.02 hereof to the holders of the Bonds. The Trustee shall have a lien upon any securities or other considerations to which the holders of Bonds may become entitled pursuant to any such plan of reorganization or readjustment of obligations, or in any such proceeding or proceedings; and the court or judge in any such proceeding or proceedings may determine the terms and conditions under which any such lien shall exist and be enforced.

      13.12 Whenever in the administration of the trusts of this In-denture, prior to the occurrence of an event of default hereunder and after all events of default which may have occurred shall have ceased to be continuing or shall have been waived, the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering any action hereunder, each matter (unless other evidence in respect thereof be herein specifically prescribed) may to the extent permitted by 13.02 and 13.03 hereof be deemed to be conclusively proved and established by an Officers' Certificate and such Certificate shall be full warrant to the Trustee for any action taken or suffered by it under the provisions of this Indenture upon the faith thereof.

      13.13 Whenever it is provided in this Indenture that the Trustee shall take any action upon the happening of a specified event or upon the fulfillment of any condition or upon the request of the Company or of Bondholders, the Trustee in taking such action shall have full power to give any and all notices and to do any and all acts and things incidental to such action.

      13.14

           (a) If the Trustee has or acquires any conflicting interest, as defined by subsection (d) of this Section, the Trustee shall within ninety (90) days after ascertaining that it has such conflicting interest, either eliminate such conflicting interest or resign by giving written notice to the Company, but such resignation shall not become effective until the appointment of a successor trustee and such successor's acceptance of such appointment. The Company covenants to take prompt steps to have a successor appointed in the manner hereinafter provided in 13.18. Upon giving such notice of resignation, the resigning Trustee shall give Published Notice thereof, once in each of three (3) successive calendar weeks, in each case on any business day of the week. If the resigning Trustee fails to give such Published Notice within ten (10) days after giving written notice of its resignation to the Company, the Company shall give such Published Notice.

           (b) In the event that the Trustee shall fail to comply with the provisions of the preceding subsection (a) of this Section, it shall within ten (10) days after the expiration of such ninety (90) day period transmit notice of such failure to the Bondholders, in the manner and to the extent provided in subsection (c) of 12.04 with respect to reports pursuant to subsection (a) of 12.04.

           (c) Subject to the provisions of 17.04 any Bondholder who has been a bona fide holder of a Bond or Bonds for at least six (6) months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor if the Trustee fails, after written request therefor by such holder, to comply with the provisions of subsection (a) of this Section.

           (d) For the purposes of this Section, the Trustee shall be deemed to have a conflicting interest if

               (1) the Trustee is trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the Company, are outstanding, unless such other indenture is a collateral trust indenture under which the only collateral consists of Bonds issued under this Indenture; provided that there shall be excluded from the operation of this paragraph any other indenture or indentures under which other securities, or certificates of interest or participation in other securities, of the Company are outstanding, if the Company pursuant to
           Section 310(b) of the Trust Indenture Act of 1939, shall have sustained the burden of proving, on application to the Securi-ties and Exchange Commission and after opportunity for hearing thereon, that the trusteeship under this Indenture and such other indenture is not so likely to involve a material conflict of interest as to make it necessary in the public interest or for the protection of investors to disqualify the Trustee from acting as such under one of such indentures;

               (2) the Trustee or any of its directors or executive officers is an Obligor upon the Bonds or an underwriter for the Company;

               (3) the Trustee directly or indirectly controls or is directly or indirectly controlled by or is under direct or indirect common control with the Company or an underwriter for the Company;

               (4) the Trustee or any of its directors or executive officers is a director, officer, partner, employee, appointee, or representative of the Company, or of an underwriter (other than the Trustee itself) for the Company, who is currently engaged in the business of underwriting, except that (A) one individual may be a director and/or an executive officer of the Trustee and a director and/or an executive officer of the Company, but may not be at the same time an executive officer of both the Trustee and the Company; (B) if and so long as the number of directors of the Trustee in office is more than nine
           (9), one additional individual may be a director and/or an executive officer of the Trustee and a director of the Company; and (C) the Trustee may be designated by the Company, or by any underwriter for the Company, to act in the capacity of transfer agent, registrar, custodian, paying agent, fiscal agent, escrow agent or depositary or in any other similar capacity, or subject to the provisions of paragraph (1) of this subsection (d), to act as trustee, whether under an indenture or otherwise;

               (5) ten percentum (10%) or more of the voting securities of the Trustee is beneficially owned either by the Company or by any director, partner, or executive officer thereof, or twenty percentum (20%) or more of such voting securities is beneficially owned, collectively, by any two or more of such persons; or ten percentum (10%) or more of the voting securities of the Trustee is beneficially owned either by an underwriter for the Company or by any director, partner, or executive officer thereof, or is beneficially owned, collectively, by any two or more such persons;

               (6) the Trustee is the beneficial owner of, or holds as collateral security for an obligation which is in default as in this subsection (d) defined, (A) five percentum (5%) or more of the voting securities, or ten percentum (10%) or more of any other class of security, of the Company, not including the Bonds issued under this Indenture and securities issued under any other indenture under which the Trustee is also trustee, or
           (B) ten percentum (10%) or more of any class of security of an underwriter for the Company;

               (7) the Trustee is the beneficial owner of, or holds as collateral security for an obligation which is in default as in this subsection (d) defined, five percentum (5%) or more of the voting securities of any Person who, to the knowledge of the Trustee, owns ten percentum (10%) or more of the voting securities of, or controls directly or indirectly or is under direct or indirect common control with, the Company;

               (8) the Trustee is the beneficial owner of, or holds as collateral security for an obligation which is in default as in this subsection (d) defined, ten percentum (10%) or more of any class of security of any Person who, to the knowledge of the Trustee, owns fifty percentum (50%) or more of the voting securities of the Company; or

               (9) the Trustee owns, on May 15 in any calendar year in the capacity of executor, administrator, testamentary or inter vivos trustee, guardian, committee or conservator, or in any other similar capacity, an aggregate of twenty-five percentum (25%) or more of the voting securities, or of any class of security, of any Person, the beneficial ownership of a specified percentage of which would have constituted a conflicting interest under paragraphs (6), (7) or (8) of this subsection (d). As to any such securities of which the Trustee acquired ownership through becoming executor, administrator, or testamentary trustee of an estate which included them, the provisions of the preceding sentence shall not apply for a period of two (2) years from the date of such acquisition, to the extent that such securities included in such estate do not exceed twenty-five percentum (25%) of such voting securities or twenty-five percentum (25) of any such class of security. Promptly after May 15, in each calendar year, the Trustee shall make a check of its holdings of such securities in any of the above-mentioned capacities as of May 15. If the Company fails to make payment in full of principal or interest upon the Bonds when and as the same become due and payable, and such failure continues for thirty (30) days thereafter, the Trustee shall make a prompt check of its holdings of such securities in any of the above-mentioned capacities as of the date of the expiration of such thirty day period, and after such date, notwithstanding the foregoing provisions of this paragraph, all such securities so held by the Trustee, with sole or joint control of such securities vested in it, shall, but only so long as such failure shall continue, be considered as though beneficially owned by the Trustee for the purposes of paragraphs (6), (7) and (8) of this subsection (d)

           The specifications of percentages in paragraphs (5) to (9), in-clusive, of this subsection (d) shall not be construed as indicating that the ownership of such percentages of the securities of a person is or is not necessary or sufficient to constitute direct or indirect control for the purpose of paragraph (3) or (7) of this subsection (d).

           For the purposes of paragraphs (6), (7), (8) and (9) of this subsection (d) only, (A) the terms "security" and "securities" shall include only such securities as are generally known as corporate securities, but shall not include any note or other evidence of indebtedness issued to evidence an obligation to repay moneys lent to a person by one or more banks, trust companies, or banking firms, or any certificate of interest or participation in any such note or evidence of indebtedness; (B) an obligation shall be deemed to be in default when a default in payment of principal shall have continued for thirty (30) days or more and shall not have been cured; and (C) the Trustee shall not be deemed to be the owner or holder of (i) any security which it holds as collateral security (as trustee or otherwise) for an obligation which is not in default as above defined, or (ii) any security which it holds as collateral security under this Indenture, irrespective of any default hereunder, or (iii) any security which it holds as agent for collection, or as custodian, escrow agent, or depositary, or in any similar representative capacity.

           The percentages of voting securities and other securities specified in this subsection (d) shall be calculated in accordance with the following provisions:

           (a) A specified percentage of the voting securities of the Trustee, the Company or any other Person referred to in this Section (each of whom is referred to as a "person" in this paragraph and in the following paragraph) means such amount of the outstanding voting securities of such person as entitles the holder or holders thereof to cast such specified percentage of the aggregate votes which the holders of all the outstanding voting securities of such person as entitles to cast in the direction or management of the affairs of such person.

           (b) specified percentage of a class of securities of a person means such percentage of the aggregate amount of securities of the class outstanding

           (c) The term "amount", when used in regard to securities, means the principal amount if relating to evidences of indebtedness, the number of shares if relating to capital shares, and the number of units, if relating to any other kind of security.

           (d) The term "outstanding" means issued and not held by or for the account of the issuer. The following securities shall not be deemed outstanding within the meaning of this definition:

               (1) Securities of an issuer held in a sinking fund relating to securities of the issuer of the same class;

               (2) Securities of an issuer held in a sinking fund relating to another class of securities of the issuer, if the obligation evidenced by such other class of securities is not in default as to principal or interest or otherwise;

               (3) Securities pledged by the issuer thereof as security for an obligation of the issuer not in default as to principal or interest or otherwise;

               (4) Securities held in escrow if placed in escrow by the issuer thereof;

      provided, however, that any voting securities of an issuer shall be deemed outstanding if any person other than the issuer is entitled to exercise the voting rights thereof.

           (e) A security shall be deemed to be of the same class as another security if both securities confer upon the holder or holders thereof substantially the same rights and privileges, provided, however, that, in the case of secured evidences of indebtedness, all of which are issued under a single indenture, differences in the interest rates or maturity dates of various series thereof shall not be deemed sufficient to constitute such series different classes, and provided further, that, in the case of unsecured evidences of indebtedness, differences in the interest rates or maturity dates thereof shall not be deemed sufficient to constitute them securities of different classes, whether or not they are issued under a single indenture.

      For the purposes of this Section, the term "voting security" means any security presently entitling the owner or holder thereof to vote in the direction or management of the affairs of a person, or any security issued under or pursuant to any trust, agreement, or arrangement whereby a trustee or trustees or agent or agents for the owner or holder of such security are presently entitled to vote in the direction or management of the affairs of a person; the term "director" means any director of a corporation, or any individual performing similar functions with respect to any organization whether incorporated or unincorporated; the term "executive officer" means the president, every vice president, every trust officer, the cashier, the secretary, and the treasurer of a corporation, and any individual customarily performing similar functions with respect to any organization whether incorporated or unincorporated, but shall not include the chairman of the board of directors; the term "underwriter" when used with reference to the Company means every person who, within three (3) years prior to the time as of which the determination is made, has purchased from the Company with a view to, or has sold for the Company in connection with, the distribution of any security of the Company outstanding at such time, or has participated or has had a direct or indirect participation in any such undertaking, or has participated or has had a participation in the direct or indirect underwriting of any such undertaking, but such term shall not include a person whose interest was limited to a commission from an underwriter or dealer not in excess of the usual and customary distributors' or sellers' commission; and the term "the Company" shall include any Obligor upon the Bonds.

      13.15 (a) Subject to the provisions of subsection (b) of this Section, if the Trustee shall be or shall become a creditor, directly or indirectly, secured or unsecured, of the Company within four (4) months prior to a default (as defined in the last paragraph of this subsection), or subsequent to such a default, then, unless and until such default shall be cured, the Trustee shall set apart and hold in a special account for the benefit of the Trustee individually, the Bondholders, and the holders of other indenture securities (as defined in the last paragraph of this subsection)

           (1) an amount equal to any and all reductions in the amount due and owing upon any claim as such creditor in respect of principal or interest, effected after the beginning of such four months' period and valid as against the Company and its other creditors, except any such reduction resulting from the receipt or disposition of any property described in paragraph (2) of this subsection (a), or from the exercise of any right of set-off which the Trustee could have exercised if a petition in bankruptcy had been filed by or against the Company upon the date of such default; and

           (2) all property received by the Trustee in respect of any claim as such creditor, either as security therefor, or in satisfaction or composition thereof, or otherwise, after the beginning of such four
      (4) months' period, or an amount equal to the proceeds of any such property, if disposed of, subject, however, to the rights, if any, of the Company and its other creditors in such property or such proceeds.

Nothing herein contained, however, shall affect the right of the Trustee

           (A) to retain for its or his own account (i) payments made on account of any such claim by any person (other than the Company) who is liable thereon, and (ii) the proceeds of the bona fide sale of any such claim by the Trustee to a third person, and (iii) distributions made in cash, securities, or other Property in respect of claims filed against the Company in bankruptcy or receivership or in proceedings for reorganization pursuant to the Bankruptcy Act or applicable State law;

           (B) to realize, for its own account, upon any property held by it as security for any such claim, if such property was so held prior to the beginning of such four (4) months' period;

           (C) to realize, for its own account, but only to the extent of the claim hereinafter mentioned, upon any property held by it as security for any such claim, if such claim was created after the beginning of such four (4) months' period and such property was received as security therefor simultaneously with the creation thereof, and if the Trustee shall sustain the burden of proving that at the time such property was so received the Trustee had no reasonable cause to believe that a default as defined in the last paragraph of this subsection (a) would occur within four (4) months; or

           (D) to receive payment on any claim referred to in paragraph (B) or (C) of this subsection (a) against the release of any property held as security for such claim as provided in paragraph (B) or (C), as the case may be, of this subsection (a), to the extent of the fair value of such property.

      For the purposes of paragraphs (B), (C) and (D) of this subsection
(a), property substituted after the beginning of such four (4) months' period for property held as security at the time of such substitution shall, to the extent of the fair value of the property released, have the same status as the property released, and, to the extent that any claim referred to in any of such paragraphs is created in renewal of or in substitution for or for the purpose of repaying or refunding any pre-existing claim of the Trustee as such creditor, such claim shall have the same status as such pre-existing claim.

      If the Trustee shall be required to account, the funds and property held in such special account and the proceeds thereof shall be apportioned between the Trustee, the Bondholders, and the holders of other indenture securities in such manner that the Trustee, the Bondholders, and the holders of other indenture securities realize, as a result of payments from such special account and payments of dividends on claims filed against the Company in bankruptcy or receivership or in proceedings for reorganization pursuant to the Bankruptcy Act or applicable State law, the same percentage of their respective claims, figured before crediting to the claim of the Trustee anything on account of the receipt by it from the Company of the funds and property in such special account and before crediting to the respective claims of the Trustee, the Bondholders, and the holders of other indenture securities dividends on claims filed against the Company in bankruptcy or receivership or in proceedings for reorganization pursuant to the Bankruptcy Act or applicable State law, but after crediting thereon receipts on account of the indebtedness represented by their respective claims from all sources other than from such dividends and from the funds and property so held in such special account. As used in this paragraph, with respect to any claim, the term "dividends" shall include any distribution with respect to such claim, in bankruptcy or receivership or in proceedings for reorganization pursuant to the Bankruptcy Act or applicable State law, whether such distribution is made in cash, securities, or other property, but shall not include any such distribution with respect to the secured portion, if any, of such claim. The court in which such bankruptcy, receivership, or proceeding for reorganization is pending shall have jurisdiction (i) to apportion between the Trustee, the Bondholders, and the holders of other indenture securities, in accordance with the provisions of this paragraph, the funds and property held in such special account and the proceeds thereof, or (ii) in lieu of such apportionment, in whole or in part, to give to the provisions of this paragraph due consideration in determining the fairness of the distri-butions to be made to the Trustee, the Bondholders, and the holders of other indenture securities, with respect to their respective claims, in which event it shall not be necessary to liquidate or to appraise the value of any securities or other property held in such special account or as security for any such claim, or to make a specific allocation of such distributions as between the secured and unsecured portions of such claims, or otherwise to apply the provisions of this paragraph as a mathematical formula.

      If the Trustee shall have resigned or been removed after the be-ginning of such four (4) months' period, it shall be subject to the pro-visions of this subsection as though such resignation or removal had not occurred. If the Trustee has resigned or been removed prior to the beginning of such four (4) months' period, it shall be subject to the provisions of this subsection (a) if and only if the following conditions exist:

           (i) the receipt of property or reduction of claim which would have given rise to the obligation to account, if the Trustee had con-tinued as trustee, occurred after the beginning of such four (4) months' period; and

           (ii) such receipt of property or reduction of claim occurred within four (4) months after such resignation or removal.

      As used in this Section, the term "default" means any failure to make payment in full of the principal of or interest upon the Bonds or upon the other indenture securities when and as such principal or interest becomes due and payable; and the term "other indenture securities" means securities upon which the Company is an obligor (as defined in the Trust Indenture Act of 1939) outstanding under any other indenture (a) under which the Trustee is also trustee, (b) which contains provisions substantially similar to the provisions of this subsection (a), and (c) under which a default exists at the time of the apportionment of the funds and property held in said special account.

      (b) There shall be excluded from the operation of subsection (a) of this Section a creditor relationship arising from

           (1) the ownership or acquisition of securities issued under any indenture, or any security or securities having a maturity of one year or more at the time of acquisition by the Trustee;

           (2) advances authorized by a receivership or bankruptcy court of competent jurisdiction or by this Indenture for the purpose of preserving the property subject to the Lien of this Indenture or of discharging tax liens or other prior liens or encumbrances on the Mortgaged Property, if notice of such advance and of the circumstances surrounding the making thereof is given to the Bondholders as provided in subsections (a), (b) and (c) of 12.04 hereof with respect to advances by the Trustee as such;

           (3) disbursements made in the ordinary course of business in the capacity of trustee under an indenture, transfer agent, registrar, custodian, paying agent, fiscal agent or depositary, or other similar capacity;

           (4) an indebtedness created as a result of services rendered or premises rented; or an indebtedness created as a result of goods or securities sold in a cash transaction as defined in the last para-graph of this subsection (b);

           (5) the ownership of stock or of other securities of a corpora-tion organized under the provisions of Section 25 (a) of the Federal Reserve Act, as amended, which is directly or indirectly a creditor of the Company; or

           (6) the acquisition, ownership, acceptance or negotiation of any drafts, bills of exchange, acceptances, or obligations which fall within the classification of self-liquidating paper as defined in the last paragraph of this subsection (b).

      As used in this 13.15, the term "security" shall have the meaning assigned to such terms in the Securities Act of 1933, as amended and in force on the date of the execution-of this Indenture; the term "cash transaction" shall mean any transaction in which full payment for goods or securities sold is made within seven (7) days after delivery of the goods or securities in currency or in checks or other orders drawn upon banks or bankers and payable upon demand; and the term "self-liquidating paper" shall mean any draft, bill of exchange, acceptance or obligation which is made, drawn, negotiated or incurred by the Company for the purpose of financing the purchase, processing, manufacture, shipment, storage or sale of goods, wares, or merchandise and which is secured by documents evidencing title to, possession of, or a lien upon, the goods, wares, or merchandise or the receivables or proceeds arising from the sale of the goods, wares, or merchandise previously constituting the security, provided the security is received by the Trustee simultaneously with the creation of the creditor relationship with the Company arising from the making, drawing, negotiating or incurring of the draft, bill of exchange, acceptance or obligation; the term "Trustee" shall include the Trustee and any separate trustee or co-trustee hereafter appointed; and the term "the Company" shall include any Obligor upon the Bonds.

      13.16 The Trustee may at any time resign and be discharged of the trusts hereby created by giving written notice to the Company specifying the day upon which such resignation shall take effect and thereafter giving Published Notice thereof, once in each of three (3) successive calendar weeks, in each case on any business day of the week, and such resignation shall take effect upon the day specified in such Notice unless previously a successor trustee shall have been appointed by the Bondholders or the Company in the manner hereinafter provided in 13.18, and in such event such resignation shall take effect immediately on the appointment of such successor trustee. This Section shall not be applicable to resignations pursuant to 13.14.

      13.17 The Trustee may be removed at any time by an instrument or concurrent instruments in writing filed with the Trustee and signed and acknowledged by the holders of a majority in aggregate principal amount of the Bonds then Outstanding (excluding Company-owned Bonds) or by their attorneys in fact duly authorized.

      In case at any time the Trustee shall cease to be eligible in ac-cordance with the provisions of 4.03(a) and 13.01, then the Trustee shall resign immediately in the manner and with the effect specified in 13.16; and in the event that the Trustee does not resign immediately in such case, then it may be removed forthwith by an instrument or concurrent instruments in writing filed with the Trustee and either (a) signed by the President or a Vice President of the Company with its corporate seal attested by a Clerk or an Assistant Clerk of the Company or (b) signed and acknowledged by the holders of a majority in aggregate principal amount of the Bonds then Outstanding (excluding Company-owned Bonds) or by their attorneys in fact duly authorized.

      13.18 In case at any time the Trustee shall resign or shall be removed (unless the Trustee shall be removed as provided in subsection (a) of 13.14 in which event the vacancy shall be filed as provided in said subsection) or shall become incapable of acting or shall be adjudged a bankrupt or insolvent, or if a receiver of the Trustee or of its property shall be appointed, or if any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation, or liquidation, a vacancy shall be deemed to exist in the office of Trustee, and a successor or successors may be appointed by the holders of a majority in aggregate principal amount of the Bonds then Outstanding hereunder (excluding Company-owned Bonds), by an instrument or concurrent instruments in writing signed and acknowledged by such Bondholders or by their attorneys in fact duly authorized, and delivered to such new Trustee, notification thereof being given to the Company and the retiring Trustee; provided, nevertheless, that until a new Trustee shall be appointed by the Bondholders as aforesaid, the Company, by instrument executed by order of its Board of Directors and duly acknowledged by its President or a Vice President, may appoint a Trustee to fill such vacancy until a new Trustee shall be appointed by the Bondholders as herein authorized. The Company shall publish notice of any such appointment made by it in the manner provided in 13.16. Any new Trustee appointed by the Company shall, immediately and without further act, be superseded by a Trustee appointed by the Bondholders, as above provided, if such appointment by the Bondholders be made prior to the expiration of one year after the first publication of notice of the appointment of the new Trustee by the Company. The Company shall cause notice of any such appointment made by the Bondholders to be published in the manner provided in 13.16.

      If in a proper case no appointment of a successor Trustee shall be made pursuant to the foregoing provisions of this Section within six (6) months after a vacancy shall have occurred in the office of Trustee, the holder of any Bond Outstanding hereunder or any retiring Trustee may apply to any court of competent jurisdiction to appoint a successor Trustee. Said court may thereupon after such notice, if any, as such court may deem proper and prescribe, appoint a successor Trustee.

      If the Trustee resigns because of a conflicting interest as provided in subsection (a) of 13.14 and a successor has not been appointed by the Company or the Bondholders or, if appointed, has not accepted the appointment within thirty (30) days after the date of such resignation, the resigning Trustee may apply to any court of competent jurisdiction for the appointment of a successor Trustee, and appointment may be made by such court pursuant to the procedure set forth in the preceding paragraph of this Section.

      Any Trustee appointed under the provisions of this Section in succession to a Trustee shall be a bank or trust company eligible under 4.03(a) and 13.01 and not disqualified under 13.14.

      Any Trustee which has resigned or been removed shall nevertheless retain the lien upon the Mortgaged Property, including all property or funds held or collected by the Trustee as such (except funds held in trust for the benefit or particular Bonds or coupons), to secure the amounts due to such Trustee as compensation, reimbursement, expenses and indemnity afforded to it by 13.10 and shall retain the rights afforded to it by 13.11.

      13.19 Any successor trustee appointed hereunder shall execute, acknowledge, and deliver to its predecessor trustee, and also to the Company, an instrument accepting such appointment hereunder, and thereupon such successor trustee, without any further act, deed, or conveyance shall become fully vested with all the estates, properties, rights, powers, trusts, duties, and obligations of its predecessor in trust hereunder, with like effect as if originally named as trustee herein; but the trustee ceasing to act shall nevertheless, on the written request of the Company, or of the successor trustee, or of the holders of ten percentum (10%) in aggregate principal amount of the Bonds then Outstanding hereunder, execute, acknowledge, and deliver such instruments of conveyance and further assurance and do such other things as may reasonably be required for more fully and certainly vesting and confirming in such successor trustee all the right, title, and interest of the trustee to which it succeeds, in and to the Mortgaged Property and such rights, powers, trusts, duties, and obligations, and the trustee ceasing to act shall also, upon like request, pay over, assign, and deliver to the successor trustee any money or other property which may then be in its possession subject to the Lien of this Indenture, including any purchase money mortgage or other like indebtedness which may then be in its possession provided always that the Trustee ceasing to act shall retain its prior lien upon the Mortgaged Property until compensated, reimbursed or indemnified as herein provided. Should any deed, conveyance, or instrument in writing from the Company be required by the new trustee for more fully and certainly vesting in and confirming to such new trustee such estates, properties, rights, powers, trusts, duties, and obligations, any and all such deeds, conveyances, and instruments in writing shall, on request, be executed, acknowledged, and delivered by the Company.

      13.20 Any corporation into which the Trustee may be merged or with which it may be consolidated or any corporation resulting from any merger or consolidation to which the Trustee shall be a party or any corporation to which substantially all the business and assets of the Trustee may be transferred, provided such corporation shall be eligible under the provisions of 4.03(a) and 13.01 hereof and qualified under 13.14 hereof, shall be the successor Trustee under this Indenture, without the execution or filing of any paper or the performance of any further act on the part of any other parties hereto, anything herein to the contrary notwithstanding. In case any of the Bonds contemplated to be issued hereunder shall have been certified but not delivered, any such successor to the Trustee may, subject to the same terms and conditions as though such successor had itself certified such Bonds, adopt the certification of the original Trustee or of any successor to it as trustee hereunder, and deliver the said Bonds so certified; and in case any of such Bonds shall not have been certified, any successor to the Trustee may certify such Bonds either in the name of any predecessor hereunder or in the name of the successor Trustee, and in all such cases such certificate shall have the full force which it is anywhere in said Bonds or in this Indenture provided that the certificate of the Trustee shall have; provided, however, that the right to certify Bonds in the name of the original Trustee shall apply only to its successor or successors by merger or consolidation or sale as aforesaid.

      13.21 The duties, liabilities, rights, privileges, and immunities of the Trustee in relation to the holders of the Bonds shall be governed exclusively by the laws of the Commonwealth of Massachusetts.

      13.22 Each office, agency, corporation, or firm specified in or on any of the Bonds or in any Directors' Resolution as a place of paying the principal thereof, or the interest thereon, is included in the term "paying agents" for all purposes hereof. If any of the paying agents, as above defined, shall be dissolved, or cease to carry on business, or if any of the paying agents shall resign hereunder by writing filed with the Trustee, or if the Company shall remove any paying agent by a Directors' Resolution filed with the Trustee and with the paying agent so removed, or if a receiver of any paying agent be appointed or its property or affairs be taken over by any public officer or officers, or if it be adjudged bankrupt or insolvent, or if a vacancy for any cause occur at any time in the office of any paying agent, then all the rights and duties conferred upon such paying agent by this Indenture or by any Directors' Resolution shall be exercised by the Trustee, and in such case, subject to the provisions of
13.02 and 13.03, the Trustee shall incur no liability for any action taken by it in such capacity save for loss or damage resulting from its negligence or wilful default; provided, however, that in lieu of such exercise of rights and powers by the Trustee, in each or any such case the Company may, by a Directors' Resolution, appoint some other person or persons, natural or corporate, as successor to, and with all the rights and powers of, such predecessor paying agent.

      Each of the paying agents, in respect of all moneys paid to or held by each hereunder or under the Bonds, shall be subject to the trusts specified in 4.03 (c) hereof.

                               ARTICLE XIV.
              Effect of Consolidation, Merger, Sale, or Lease

      14.01 Nothing contained in this Indenture or in any Bond issued or to be issued hereunder shall prevent any consolidation with the Company, or merger into the Company, of any other Corporation, or any consolidation with or merger by the Company into any other Corporation having corporate powers to carry on the business then being carried on by the Company, or the sale or lease (subject to the continuing Lien of this Indenture and to all the provisions hereof) of all or substantially all of the Mortgaged Property as an entirety to any Corporation lawfully entitled to acquire or lease and operate the same, or prevent successive similar consolidations, mergers, sales, and leases to which the Company or any other such Corporation shall be a party, provided, however, that

           A. any such merger or consolidation shall be consummated only in conformity with the following conditions precedent thereto:

               (1) that if any property owned by the Corporation to be consolidated with the Company or merged into it or into which the Company shall be merged (in this Article XIV called the other Corporation) shall after such merger or consolidation be subject to one or more mortgages or liens which shall be prior to the Lien hereof and which shall secure any indebtedness not then called for redemption and payment (and deposit actually and irrevocably made of the entire redemption price), (a) then the aggregate principal amount of all such indebtedness shall not exceed sixty percentum (60%) of the Cost or Fair Value, whichever is less, of said property, and (b) the net earnings of said other Corporation, computed as provided in subparagraph 35 of 1.02 hereof, (excluding the final paragraph thereof) during a period of twelve (12) consecutive calendar months ending within ninety (90) days next preceding the date of such consolidation or merger shall have been a sum at least equal to twice the annual interest on said indebtedness, and

               (2) that if the Corporation resulting from any such merger or consolidation (herein in this Article XIV called the successor corporation) shall have outstanding at the time of such merger or consolidation any indebtedness not then called for redemption and payment (and deposit actually and irrevocably made of the entire redemption price) or proposes to issue in connection with such consolidation or merger any indebtedness in either case secured by a mortgage, lien, or pledge on its property, whether or not any of said property shall have been previously owned by the Company, said successor corporation shall have made effective provision to establish as prior and superior to the mortgage, lien, or pledge securing the said indebtedness the Lien hereof upon the Mortgaged Property owned by the Company immediately prior to said merger or consolidation and upon all property thereafter to be acquired by the successor corporation (other than property of the character described herein under the definition of Excepted Property) or the franchises necessary for the operation thereof, which, if acquired by the Company, would constitute betterment, extensions, improvements, additions, repairs, renewals, replacements, substitutions, and alterations of or to the Mortgaged Property as constituted immediately prior to said merger or consolidation, and, if the Trustee shall so require, shall in addition have made effective provision that the lien of said mortgage or pledge upon the property of said successor corporation of the character described herein under the definition of Excepted Property shall in no wise be superior to the Lien hereof on any such property;

           B. any such merger or consolidation and any such sale shall be consummated only if the successor corporation or the purchaser, as the case may be, shall also covenant with the Trustee in a Supplemental Indenture, in form satisfactory to the Trustee, to be duly recorded and filed either prior to or substantially simultaneously with any such merger, consolidation or sale in all registries or other offices where this Indenture is then recorded and/or filed

               (1) that such consolidation, merger, or sale shall be on such terms as in no respect to impair the rights or powers of the Trustee or of the Bondholders or the Lien hereof upon the Mortgaged Property owned by the Company immediately prior to said merger, consolidation, or sale, or upon any property thereafter to be acquired by the successor corporation or the purchaser, as the case may be, (other than property of the character described herein under the definition of Excepted Property), or the franchises necessary for the operation thereof, which, if acquired by the Company, would constitute betterment, extensions, improvements, additions, repairs, renewals, replacements, substitutions, and alterations of or to the Mortgaged Property as constituted immediately prior to said merger, consolidation, or sale; and

               (2) to assume the due and punctual payment of the principal of and interest on all the Bonds then Outstanding hereunder according to their tenor and the due and punctual performance of all the covenants hereof to be kept or performed by the Company; and

               (3) fully to preserve and protect the franchises of the Company so far as they relate to the Mortgaged Property im-mediately prior to said merger, consolidation, or sale, subject however to the provisions of 7.02(c);

      and any such Supplemental Indenture shall also contain:

                    (a) a grant confirming the Lien hereof upon the Mortgaged Property owned by the Company immediately prior to said merger, consolidation or sale, and upon all property thereafter to be acquired by the successor corporation or the purchaser, as the case may be, (other than property of the character described herein under the definition of Excepted Property), or the franchises necessary for the operation thereof, which would constitute betterment, extensions, improvements, additions, repairs, renewals, replacements, substitutions, and alterations of or to the Mortgaged Property so owned, and

                    (b) a covenant to keep the Mortgaged Property so owned and all said after acquired property and the earnings, income, and profits therefrom so segregated as to be capable of identification;

           C. any such lease shall be consummated only if at the time of the execution of said lease no event of default hereunder shall have occurred or if, having occurred, shall not then be continuing, and only if the lessee shall furnish to the Trustee an indenture, in form satisfactory to the Trustee, to be duly recorded and filed in all registries or other offices where this Indenture is then recorded and/or filed, containing covenants substantially identical with those described in subparagraphs B(2) and B(3) of this Section (except that the lessee shall not be obliged to covenant to perform any covenant hereof or hereunder after the expiration date of such lease) and a further covenant that such lease shall be made expressly subject, at any time after default shall be made in said covenants or after the occurrence of an event of default hereunder, to immediate termination either by the Company or by the Trustee, or by the purchaser of the Mortgaged Property or any substantial part thereof at any sale thereof made hereunder, whether such sale be made under the power of sale hereby conferred or under judicial proceedings.

      14.02 The Company shall furnish or cause to be furnished to the Trustee prior to the consummation of any such consolidation, merger, sale or lease, as the case may be, (1) in order to establish that the conditions precedent set forth in subparagraph A of 14.01 have been fully complied with (a) an Independent Accountant's Certificate setting forth the net earnings, during a period of twelve (12) consecutive calendar months ending as required by (1) of said subparagraph A, of the Corporation to be consolidated with the Company or merged into it or into which the Company shall be merged or consolidated, stating that said net earnings have been computed in accordance with the provisions of (1) of said subparagraph, and that they are at least equal to twice the annual interest upon all the indebtedness of said Corporation secured by mortgages or liens of the character therein referred to; and (b) an Independent Engineer's Certificate stating that the aggregate principal amount of the indebtedness secured by mortgages or liens of the character described in (1) of said subparagraph A of said other Corporation does not exceed sixty per centum (60%) of the said Cost or Fair Value, whichever is less, of the property securing said indebtedness; (2) in order to establish the non-occurrence or non-continuance of an event of default as provided in subparagraph C of 14.01, an Officers' Certificate to that effect; and, (3) in order to establish the performance of all other pertinent requirements set forth in
14.01 and the fulfillment of the conditions contained in 14.03, an Opinion of Counsel to the effect that all such pertinent requirements have been fully met and complied with and subject to the provisions of 13.02 and
13.03 such Opinion of Counsel shall protect the Trustee in approving or consenting to any such consolidation, merger, sale or lease. The Independent Engineer's Certificate shall also describe in reasonable detail the property of said other Corporation of the character defined in the second paragraph of the definition of Fundable Property and state the Cost thereof or the Fair Value thereof as of the date of said merger, consolidation or sale, whichever is less, and that said Cost or Fair Value has been determined in accordance with the definitions of said terms.

      14.03 No such consolidation, merger, or sale, and no indenture made requisite by the pertinent requirements of 14.01 shall, in the absence of an express grant by the successor corporation or purchaser, subject to the Lien hereof any of the properties of the character described in Clause 2 of the granting clauses hereof or any of the franchises of any such successor corporation or purchaser, except those acquired by it from the Company and except further any property thereafter acquired by it (other than property of the character described herein under the definition of Excepted Property), or the franchises necessary for the operation thereof, which would have constituted betterment, extensions, improvements, additions, repairs, renewals, replacements, substitutions, or alterations of or to the Mortgaged Property so acquired as constituted immediately prior to such consolidation, merger or sale; provided however that notwithstanding any such consolidation, merger or sale, this Indenture shall constitute a lien on all the Mortgaged Property as so constituted and on the above described after-acquired property, and on any other property acquired from the Company of the character described herein under the definition of Excepted Property if the Trustee shall so require pursuant to the provisions of subparagraph A (2) of 14.01 and on any other property which, pursuant to the terms of 14.04, shall be Made the Basis for Action or Credit hereunder by such successor corporation or purchaser, or which shall consist of repairs or additions to or replacements or restorations of any part of said Mortgaged Property or said after-acquired property made by the application of the proceeds of insurance thereon not paid to the Trustee, or which shall consist of machinery, equipment, apparatus, or other tangible property substituted for any old, worn out, unserviceable, undesirable, or unnecessary property previously a part of said Mortgaged Property, or said after-acquired property pursuant to the provisions of 7.02(b).

      14.04 In case the Company, pursuant to 14.01 and 14.02, shall be consolidated with or merged into any other Corporation or shall sell, subject to the Lien hereof, the Mortgaged Property as aforesaid, the Successor Corporation, or the purchaser, as the case may be, upon compliance with the applicable provisions of 14.01, shall succeed to and be substituted for the Company with the same effect as if it had been named herein as the mortgagor company, and shall have and may exercise under this Indenture the same powers and rights as those of the Company hereunder, and without prejudice to the generality of the foregoing, such successor corporation or purchaser may thereafter

           A.   issue Bonds hereunder in accordance with the provisions of
      Article III hereof, including Bonds which the Company was entitled to issue but had not issued hereunder, but subject to all the terms, conditions, and restrictions herein prescribed, and for this purpose may use any Bonds theretofore executed by the Company or any intermediate successor corporation or purchaser or may cause to be signed, issued, and delivered, either in its own name or in the name of Western Massachusetts Electric Company or in the name of any intermediate successor corporation or purchaser, any or all Bonds which shall not theretofore have been signed by the Company or any intermediate successor corporation or purchaser and which have not been certified by the Trustee; and upon the application of the successor corporation or the purchaser, in lieu of the Company, and subject to all the terms, conditions, and restrictions herein prescribed in respect of the certification and delivery of Bonds, the Trustee shall certify and deliver any of such bonds which shall have been previously signed and delivered by the officers of the Company or of any intermediate successor corporation or purchaser to the Trustee for certification, and any of such Bonds which the successor corporation or purchaser shall thereafter, in accordance with the provisions of this Indenture, cause to be signed by its appropriate officers and delivered to the Trustee for such purpose;

           B. possess, use, enjoy, and obtain the release of Mortgaged Property (including all property subjected to the Lien hereof sub-sequent to any such consolidation, merger, or sale) in accordance with the provisions of Article VII;

           C. withdraw money from the hands of the Trustee (including money in its hands at the time of such merger, consolidation, or
      Sale) in accordance with the provisions of Article VIII and 3.06 and 3.07;

           D. irrevocably allocate Net Property Additions in accordance with the provisions of Article VI; and

           E. call for redemption and redeem Bonds at any time Outstanding hereunder in accordance with the provisions of Article V;

provided however that if property owned by the other Corporation prior to any merger or consolidation, being or having become Fundable Property hereunder, shall be Made the Basis for Action or Credit hereunder, such property shall be subjected to the Lien hereof by Supplemental Indenture and the Cost or Fair Value thereof as stated in the Independent Engineer's Certificate described in 14.02 shall be the Cost thereof or the Fair Value thereof as of the date of such merger or consolidation.

      All Bonds of any one series issued pursuant to the provisions of this Section shall in all respects have the same legal rank and security as the Bonds of said series theretofore or thereafter issued in accordance with the terms of this Indenture.

      14.05 The Company covenants that if Bonds at any time be issued in any new name the Company will provide for the stamping, or for the exchange, of any Bonds previously issued for Bonds of the same tenor and amounts issued in any such new name, at the option of the holders and without expense to them, and the Trustee shall also do such acts as may be necessary on its part to that end, including certification of the Bonds so to be issued in exchange.

                                ARTICLE XV.
                                Defeasance

      15.01 If the Company shall pay and discharge the entire in-debtedness on all Bonds Outstanding hereunder in any one or more of the following ways, to wit:

           A. if, when the principal of all the Bonds at the time Out-standing hereunder shall have become due and payable or will become due and payable within two (2) years, by their terms, on redemption, by declaration, or in any other manner, the Company shall pay or cause to be paid the whole amount of the principal of said Bonds and of the interest to the stated or accelerated maturity or maturities thereof (as the case may be) due or to become due on said Bonds with interest on overdue principal and overdue interest (so far as the same may be legally enforceable) at the rate or rates borne by the respective Bonds, and the premium if any due in respect of any Bonds called for redemption, or shall deposit or cause to be deposited with the Trustee for the account of the holders of said Bonds and of the holders of the coupons, if any, appertaining thereto representing such interest a sum which, together with so much of any moneys in the hands of the Trustee or of any other paying agent hereunder (not held for the benefit of the holders of other Bonds previously Outstanding hereunder or of overdue coupons not previously presented for payment) as the Company shall be permitted to apply to the purpose and shall elect so to do, shall be sufficient to pay the whole amount of such principal, interest, interest on overdue payments, and premium, and in case any or all of said Bonds have been or are about to be called for redemption the Company shall have furnished to the Trustee proof satisfactory to it that the notice of redemption of all of said Bonds has been duly given or has given to the Trustee irrevocable power or powers of attorney in conformity with 5.05 to call all of said Bonds; or

           B. if the Company shall surrender to the Trustee for cancella-tion by it all Bonds Outstanding hereunder together with all unpaid coupons thereto appertaining;

           and shall also pay or cause to be paid all other sums payable hereunder by the Company (except in respect of any refund or reimbursement of taxes, assessments, or other governmental charges as to Bonds of any series for which the holders of Bonds shall look only to the Company), then and in any such case immediately or at any time after such payment, deposit, or surrender and, in the case of the redemption of Bonds, such furnishing of proof or giving of irrevocable power of attorney, but subject to the provisions of 15.02, said Bonds shall cease to be entitled to any benefit or security hereunder, the estate, right, title and interest of the Trustee hereby created shall determine, and, upon the request and at the cost of the Company, and upon the receipt by the Trustee of an Officers' Certificate stating that the conditions hereinabove in this Section specified have been fully performed and complied with and an Opinion of Counsel stating that the instruments which have been or are therewith delivered to the Trustee conform to the requirements hereof and constitute sufficient authority hereunder for the Trustee to release and discharge the Lien hereof, and stating that the conditions hereinabove in this Section specified have been fully performed and complied with, the Trustee shall execute to the Company a good and sufficient release and discharge of this Indenture and of the Lien hereby created, and shall surrender possession to the Company of any property of which it shall have taken possession hereunder and which shall not have been, or shall not be required to be, sold or disposed of under and by virtue of this Indenture; and the Trustee shall thereupon pay to the Company all moneys, if any, then remaining in the possession of the Trustee, which are not required to discharge any obligation of the Company under any of the provisions hereof or of the Bonds and shall transfer and assign to the Company any purchase money obligations or other indebtedness, and the security therefor held by the Trustee hereunder as part of the Mortgaged Property; but otherwise, and until such payment and performance, this Indenture shall be and remain in full force and effect.

      15.02 Notwithstanding the release and discharge hereof, any moneys deposited by the Company with the Trustee, whether for the payment of interest, interest on overdue interest, principal, or premium on any Bond or coupon at any time Outstanding hereunder, shall be held in trust for the exclusive benefit of the holders or registered owners of said Bonds or the holders of said coupons respectively; provided however that any moneys deposited with the Trustee or any paying agent for the payment of principal, premium, or interest on Bonds at any time issued hereunder and not applied to such payment within six (6) years after the date on which the same shall have become due shall be repaid by the Trustee or such paying agent to the Company, and thereafter Bondholders shall be entitled to look only to the Company for payment, and then only to the extent of the amount so repaid, and the Company shall not be liable for any interest thereon and shall not be regarded as a trustee of such money; provided, however, that the Trustee, before being required to make any such repayment shall, at the expense of the Company, give Published Notice of the fact that such moneys have not been so applied and that after a date specified therein any unclaimed balance of said moneys then remaining will be repaid to the Company.

                               ARTICLE XVI.
                          Supplemental Indentures

      16.01 In addition to any Supplemental Indenture otherwise au-thorized by this Indenture, the Company, when authorized by resolution of its Board of Directors, or of its Executive Committee and the Trustee, at any time and from time to time, subject to the conditions, provisions, and restrictions herein contained, may enter into an Indenture or Indentures Supplemental hereto and which shall thereafter form a part hereof, for any one or more or all of the following purposes:

           (a) To close the Indenture against the issue of additional Bonds or to add to the conditions, limitations, and restrictions on the authorized amount, terms, provisions, purposes of issue, cer-tification and delivery of Bonds specified in Articles II and III hereof, other conditions, limitations, and restrictions thereafter to be observed;

           (b) To add to the covenants and agreements of the Company in this Indenture contained, other covenants and agreements thereafter to be observed, which the Board of Directors or the Executive Committee of the Company shall consider to be for the protection of the Mortgaged Property and of the holders of the Bonds, although the freedom of action of the Company may be materially restricted thereby, and/or to surrender any right or power herein reserved to, or conferred upon, the Company, or to or upon any successor Corporation;

           (c) To correct or amplify the description of any property hereby conveyed, assigned, or pledged or intended so to be, or to convey, transfer, and/or assign to the Trustee, and to subject to or confirm the Lien of this Indenture upon, with the same force and effect as though included in the granting clauses' hereof, additional properties and franchises hereafter acquired by the Company through consolidation or merger, or by purchase or otherwise;

           (d) To include in the Mortgaged Property any assets of the Company now classified as Excepted Property;

           (e) To evidence the succession of another Corporation to the Company, or successive successions, and the assumption by such successor Corporation of the covenants, agreements, and obligations of the Company under this Indenture and to provide for the execution, certification, and issue of Bonds hereunder pursuant to 14.04;

           (f) For the purpose of curing any ambiguity, or of curing, correcting, or supplementing any defective or inconsistent provision contained herein or in any Supplemental Indenture;

           (g) For the appointment of a separate trustee or a co-trustee to act under this Indenture and/or under any Supplemental Indenture;

           (h) To provide the terms and conditions of Bonds of a new series or for the exchange of Bonds of one series for Bonds of another series; or for the conversion of Bonds of any series into capital stock, or other securities and the terms and conditions of such conversion;

           (i) To provide for meetings of Bondholders;

           (j) To amend this Indenture by modifying, eliminating, or amending any provision contained therein which is required by the Trust Indenture Act of 1939, to be included in an indenture to be qualified under said Act so long as the Indenture, as so amended, shall comply with the provisions of said Act in effect at the time of any such amendment; to eliminate all such required provisions in the event said Act shall no longer be in effect; or to insert in this Indenture any provision which shall be required by the provisions of said Act then in effect; provided, however, that no such modification, elimination, or amendment of any such provision or provisions which would adversely affect any Bonds theretofore issued and then Outstanding under this Indenture shall be made;

           (k) To modify any of the provisions of this Indenture for the purpose of relieving the Company from any of the obligations, conditions, or restrictions herein contained; provided that no such modification shall be or become operative or effective, or in any manner impair any of the rights of the Bondholders or of the Trustee, while any Bonds of any series established prior to the execution of such Supplemental Indenture shall remain Outstanding; and provided, further, that such Supplemental Indenture shall be specifically referred to in the test of all Bonds of any series established after the execution of such Supplemental Indenture; and provided also, that the Trustee may in its uncontrolled discretion decline to enter into any such Supplemental Indenture which, in its opinion, may not afford adequate protection to the Trustee when the same shall become operative;

           (l) For any other purpose not inconsistent with the terms of this Indenture.

      Any Supplemental Indenture authorized by the provisions of this Section may be executed by the Company and the Trustee without the consent of the holders of any of the Bonds at the time Outstanding notwithstanding any of the provisions of 16.02.

      16.02 The Company and the Trustee, at any time and from time to time, may also enter into one or more Supplemental Indentures for the purpose of modifying, amending, suspending, or rescinding any of the provisions of this Indenture, or inserting any provision therein, if such modification, amendment, suspension, rescission, or insertion shall be approved by resolution of the Board of Directors of the Company and by the written consent, filed with the Trustee, of the holders of not less than seventy percentum (70%) in principal amount of the Bonds at the time Outstanding (excluding Company-owned Bonds); provided, however:

           (1) that, before any such Supplemental Indenture shall be executed by the Trustee or be of any effect, there shall be filed with the Trustee an Officers' Certificate to the effect that Published Notice has been given for not less than four (4) successive calendar weeks, stating in general terms the substance of any modification, amendment, suspension, rescission, or insertion embodied in any such Supplemental Indenture presented to the Trustee for execution, and that a similar notice has been mailed, postage prepaid, at least thirty (30) days prior to such presentation to the Trustee, to each registered owner of Bonds then Outstanding hereunder at his address as given upon the registry books kept by the Trustee, provided however that if at any time not more than forty-five (45) and not less than thirty (30) days prior to such presentation to the Trustee, all Bonds Outstanding hereunder shall be in fully registered form, Published Notice as aforesaid may be dispensed with;

           (2) that no such modification, amendment, suspension, rescis-sion, or insertion shall be such, or shall be so construed, as to change any of the powers, rights, duties, or obligations of the Trustee without the Trustee's written assent thereto;

           (3) that no action shall be taken under this Section affecting the rights of the holders of one or more series of Bonds in any manner or to any extent differing from that in or to which the rights of holders of any other series of Bonds are affected, unless such action shall have received the written consent, filed with the Trustee, of holders of not less than seventy percentum (70%) in principal amount of the Bonds of each series so affected then Out-standing (excluding Company-owned Bonds);

           (4) that no such modification, amendment, suspension, rescis-sion, or insertion shall affect the obligation of the Company in respect of the principal of or interest on any Bond, which obligation is absolute, unconditional, and unalterable, or permit any change in the principal amount, or premium, or any extension of the maturity, of any Bond, or the reduction of the rate, or extension of the time of payment, of the interest thereon, or permit any modification in the terms of payment of such principal or interest, without the consent of the holder thereof, or impair or affect the right of any Bondholder, without his consent, to receive payment of the principal of or interest on any of his Bonds on or after the respective due dates expressed in the Bonds and coupons, or to institute suit for the enforcement of any such payment on or after such respective dates, subject to the limitations contained in 9.18 hereof;

           (5) that no such modification, amendment, suspension, rescis-sion, or insertion shall reduce the percentage required by the pro-visions of this Section for the taking of any action thereunder, or shall permit any other change in any of the provisions of this Section, or authorize the creation by the Company, except as herein expressly authorized, of any mortgage, pledge, or lien on any part or all of the Mortgaged Property ranking prior to or on an equality with the Lien of this Indenture.

Subject to the provisions of 13.02 and 13.03 hereof the Trustee shall receive and shall be entitled to rely for all purposes on an Opinion of Counsel that the provisions of any such Supplemental Indenture executed by the Company and presented to the Trustee for execution comply with the provisions hereof; and any such Supplemental Indenture executed by the Company, and by the Trustee pursuant to such Opinion of Counsel, shall have full force and effect notwithstanding any conflict thereof with any provisions hereof, (or of any prior Supplemental Indenture) other than subclauses (1), (2), (3), (4), and
(5) immediately preceding; and the Trustee shall be as fully protected in relying on and acting pursuant to any such Supplemental Indenture as if the provisions thereof were herein set forth as a part hereof, and were expressed to control, in case of conflict, all other provisions hereof.

      It shall not be necessary for the consent of Bondholders under this Section to approve the particular form of any proposed Supplemental Indenture but it shall be sufficient if such consent shall approve the substance thereof.

      16.03 In each and every case provided for in this Article, the Trustee shall be entitled to exercise its uncontrolled discretion in determining whether or not any proposed Supplemental Indenture, or any term or provision thereof, is necessary or desirable, having in view the needs of the Company and the respective rights and interests of the holders of Bonds theretofore issued hereunder; and the Trustee, subject to the provisions of 13.02 and
13.03 hereof shall be under no responsibility or liability to the Company or to any holder of any Bond, or otherwise, for any act or thing which it may do or decline to do in good faith, pursuant to the provisions of this Article XVI, in the exercise of such discretion.

      16.04 The Trustee is authorized to join with the Company in the execution of any Supplemental Indenture authorized under this Article XVI, to make the further agreements and stipulations which may be therein contained, and to accept the conveyance, transfer, and assignment of any property thereunder.

      Any Supplemental Indenture executed in accordance with any of the provisions of this Article shall thereafter form a part of this Indenture; and all the terms and conditions contained in any such Supplemental Indenture, if authorized hereby to be contained therein, shall be, and be deemed to be, part of the terms or conditions hereof for any and all purposes, and, if deemed necessary or desirable by the Trustee, any of such terms or conditions may be set forth in reasonable and customary manner in the Bonds of the particular series to which such Supplemental Indenture shall apply and express reference may be made thereto in the test of the Bonds of any series issued thereafter; provided, however, that each such supplemental indenture or mortgage shall comply with any applicable requirements of the Trust Indenture Act of 1939 as in effect on the date of the execution of this Indenture, unless said Act shall then have been repealed, and shall stipulate that the Trustee shall not be taken impliedly to waive thereby any right it would otherwise have, and that nothing in this Section shall affect or limit the obligation of the Company to execute and deliver to the Trustee any instrument of further assurance, or other instrument, which elsewhere in this Indenture is required to be made to or with the Trustee.

                               ARTICLE XVII.
                               Miscellaneous

      17.01 Nothing in this Indenture, expressed or implied, is intended or shall be construed to confer upon, or give to any person or corporation other than the parties hereto and the holders from time to time of the Bonds and coupons Outstanding hereunder, any security, rights, remedies, or claims, legal or equitable, under or by reason hereof, or any covenant, condition or stipulation hereof; and this Indenture and all the covenants, conditions, stipulations, and agreements herein are and shall be held to be for the sole and exclusive benefit of the parties hereto and the holders from time to time of the Bonds and coupons Outstanding hereunder.

      17.02 Each Certificate or Opinion provided for in this Indenture delivered to the Trustee in respect to compliance with a condition or covenant herein contained shall include (1) a statement that the person making such Certificate or Opinion has read such covenant or condition; (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such Certificate or Opinion are based; (3) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such a covenant or condition has been complied with; and (4) a statement as to whether or not in the opinion of such person such condition or covenant has been complied with.

      Each Certificate or Opinion of an Independent Engineer or Independent Accountant provided for in this Indenture delivered to the Trustee shall also state that such Engineer or Accountant, as the case may be, is in fact independent and is not a director, officer, or employee of, or under retainer by, the Company or any Affiliate of the Company.

      17.03 Any notice or demand by any Bondholder to or upon the Trustee shall be due and sufficient notice or demand for each and every purpose hereunder if made by written instrument delivered to the Trustee at its principal office. Any notice or demand which by any provision of this Indenture is required or provided to be given or served by the Trustee or by any Bondholder, upon the Company shall be deemed to have been sufficiently given or served for all purposes if mailed as registered mail matter, postage prepaid, addressed as follows:

                  Western Massachusetts Electric Company
                             45 Federal Street
                         Greenfield, Massachusetts

or addressed to the Company at any other address which it may file with the Trustee as the address to which notices or demands shall be mailed.

      17.04 All parties to this Indenture agree, and each holder or owner of any Bond by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Trustee, to any suit instituted by any Bondholder, or group of Bondholders, holding in the aggregate more than ten percentum (10%) in aggregate principal amount of the Bonds outstanding (excluding Company-owned Bonds), or to any suit instituted by any Bondholder for the enforcement of the payment of the principal of or interest on any Bond, on or after the respective due dates expressed in such Bond.

      17.05 If and to the extent that any provision of this Indenture limits, qualifies, or conflicts with any other provision included herein that is required to be included herein by the Trust Indenture Act of 1939, such required provision shall control.

      17.06 Wherever reference is made in this Indenture to the Trust Indenture Act of 1939, reference is made to such Act as it was in force on the date of the execution of this Indenture.

      17.07 Whenever in this Indenture either of the parties hereto is named or referred to, the successors and assigns of such party shall be deemed to be included, and all the covenants, promises, and agreements in this Indenture contained by or on behalf of the Company, or by or on behalf of the Trustee, shall bind and inure to the benefit of their respective successors and assigns, whether so expressed or not.

      17.08 In case any one or more of the provisions contained in this Indenture or in the Bonds or coupons shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provisions of this Indenture, but this Indenture shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein.

      17.09 The date of this Indenture, to wit, August 1, 1954, is in-tended as and for a date for reference and for identification, the actual time of the execution hereof being the date written in the testimonium clause hereof.

      17.10 The cover of this Indenture, and all Articles and description headings, and the table of contents and marginal notes and headings, if any, are inserted for convenience of reference, and are not to be taken to be any part of these provisions, nor to control or affect the meaning, construction, or effect of the same.

      17.11 It is hereby certified that the United States Internal Revenue tax which may be imposed by reason of the initial issue of eleven million dollars ($11,000,000) principal amount of the 2.95% Bonds, and which may be paid by affixing stamps to this Indenture, has been paid by affixing to an original counterpart hereof (to be filed with the Trustee), and duly canceling, the required stamps.

      17.12 This Indenture may be simultaneously executed in any number of counterparts, each of which shall be deemed an original; and all said counterparts executed and delivered, each as an original, shall constitute but one and the same instrument, which shall for all purposes be sufficiently evidenced by any such original counterpart.

      IN WITNESS WHEREOF, said Western Massachusetts Electric Company has caused this instrument to be executed in its corporate name by its President or one of its Vice-Presidents, thereunto duly authorized, and its corporate seal to be hereto affixed, attested by its Clerk or an Assistant Clerk and said Old Colony Trust Company has caused this instrument to be executed in its corporate name by one of its Vice-Presidents, thereunto duly authorized, and its corporate seal to be hereto affixed, all on August 17, 1954, but as of the day and year first above written.

                                   WESTERN MASSACHUSETTS ELECTRIC COMPANY

                                             By /s/ Howard J. Cadwell
                                                                 President

ATTEST:

      /s/ James Gray
                    Clerk

signed, sealed and delivered by
Western Massachusetts Electric
Company in our presence:

      /s/ A. W. Wilkinson

      /s/ D. R. Pokross


                                   OLD COLONY TRUST COMPANY

                                             By /s/ J. J. Walsh
                                                            Vice-President

Signed, sealed and delivered by
Old Colony Trust Company in our
presence:

      /s/ A. W. Wilkinson

      /s/ D. R. Pokross

                                SCHEDULE A

      I. All real estate and rights in real estate owned of record by the Company, as follows:

                       A.  Hydro-Electric Properties

      A.1. Turners Falls Dam and associated or adjacent real estate as follows:

      The site of The Turners Falls dam across the Connecticut River in the towns of Montague and Gill in Franklin County, Massachusetts, including land in said towns occupied by the head gates, canal, and forebay; two hydro-electric generating stations in said Montague known as Cabot Station and Turners Falls Station; office building, garage, maintenance building, and switching station in said Montague; also the flowage, seepage, and percolation rights appurtenant to said dam, canal, and forebay upstream of said dam in said towns and in the towns of Erving, Northfield, and Greenfield (all in said Franklin County) and extending into Hinsdale, New Hampshire, and Vernon, Vermont. The title to said site and rights hereby conveyed is that acquired by the Company by deed of Turners Falls Power & Electric Company dated December 30, 1942, and recorded in Franklin County Deeds, Book 856, page 174, and by two deeds of other grantors dated March 30, 1949, and November 14, 1950, and recorded with said Deeds, Book 934, page 372, and Book 956, page 197, respectively; except that rights under certain indentures to draw and use water from said canal have since then been released to the Company. The title conveyed to the Company thereby was then and is now subject to indentures between said Turners Falls Power & Light Company, or a predecessor thereof, and others, relating to rights to draw and use water from said canal, as follows:

      Indentures with Keith Paper Company
           dated September 2, 1873, and recorded Book 275, page 397, dated June 2, 1885, and recorded Book 377, page 235, dated September 12, 1892, and recorded Book 427, page 100, dated August 21, 1900, and recorded Book 478, page 252, dated June 13, 1912, and recorded Book 576, page 78, dated December 29, 1920, and recorded Book 650, page 288, dated May 1, 1922, and recorded Book 876, page 12;
      Indenture with Marshall Paper Company
           dated June 20, 1895, and recorded Book 440, page 334; Indentures with Esleeck Manufacturing Company dated July 22, 1903, and recorded Book 504, page 154, dated July 28, 1922, and recorded Book 691, page 124, dated August 7, 1928, and recorded Book 751, page 40.

      A.2. Gardners Falls Dam and associated or adjacent real estate as follows:

      The site of Gardners Falls Dam across the Deerfield River in the towns of Buckland and Shelburne including land occupied by the head gates, canal, and forebay in said towns; the hydro-electric generating station in said Buckland; also the flowage, seepage, and percolation rights appurtenant to said dam, canal, and forebay upstream of said dam in said towns; the title to said real estate and rights in real estate being that acquired by the Company by the following deeds, of which all but the last were acquired under the Company's prior name, Greenfield Electric Light & Power Company:

                                   Recording Reference in
           Date of Deed            Franklin County Deed

      (a)  June 23, 1903           Book 501, page 223
      (b)  June 26, 1903           Book 501, page 231
      (c)  April 30, 1904          Book 557, page 111
      (d)  May 23, 1918            Book 632, page 230
      (e)  May 9, 1919             Book 650, page 11
      (f)  June 11, 1924           Book 690, page 312
      (g)  October 25, 1945        Book 884, page 310.

      A.3. Dam across Green River and associated or adjacent real estate as follows:

      The site of the dam across Green River in said Greenfield including land occupied by the head gates, canal, and forebay and hydro-electric station, all in said Greenfield; also the flowage, seepage, and percolation rights appurtenant to said dam, canal, and forebay upstream of said dam in said town; the title to said real estate and rights in real estate being that acquired by having been conveyed to the Company (under its prior name, Greenfield Electric Light & Power Company) by deed of Arthur D. Potter and others dated September 23, 1910, and recorded in said Franklin County Deeds, Book 566, page 123.

      A.4. Indian Orchard Dam and associated or adjacent real estate as follows:

      The site of the Indian Orchard Dam across the Chicopee River in the town of Ludlow and city of Springfield, both in Hampden County, Massachusetts, including land occupied by head gates, canal, and forebay in said town and city; a hydro-electric generating station in said Springfield; also the flowage, seepage, and percolation rights appurtenant to said dam, canal, and forebay upstream of said dam in said town and city; the title to said real estate and rights in real estate being that acquired by the Company by deed of United Electric Light Company dated December 30, 1942, and recorded in Hampden County Deeds, Book 1753, page 597.

      A.5. Leases: The rights of the Company as lessee under the following leases to it:

           (a) Lease from the City of Springfield dated June 21, 1928, and recorded with Hampden County Deeds, Book 1467, page 174, as amended by two later agreements, one dated August 1, 1928, recorded with said Deeds, Book 1467, page 186, and the other dated February 25, 1929, recorded with said Deeds, Book 1467, page 187, subject to the payment of rent as therein provided, of a hydro-electric generating station situated on the Westfield Little River in the town of Granville known as the Cobble Mountain Plant, together with the right to operate said plant for the generation of electricity and to sell the electricity so generated and for this purpose to draw water from the Cobble Mountain Reservoir so-called which is owned by said City, all as set forth in said lease as amended; except the last day of the term of said lease.

           (b) Lease from The Quinnehtuk Company dated June 30, 1947, but not recorded, subject to the payment of rent as therein provided, of a hydroelectric development on Chicopee River in the city of Chicopee known as the Dwight Plant, said lease being for a period of ten years beginning July 1, 1947, with provisions for successive automatic renewals and for termination on thirty days' notice by either party; except the last day of the term of said lease.
                      B.  Steam Generating Properties

      B.1. West Springfield plant consisting of the following:

           (a) The site of the principal steam generating plant of the Company and of an outdoor substation and other transmission facilities in the town of West Springfield, Hampden County, on the westerly side of Highway Route 5, so-called.

           (b) The site of the screen well house between the easterly side of said Route 5 and Connecticut River; said sites (a) and (b) together containing about fifty acres.

           (c) Easements appurtenant to parcels (a) and (b) for tunnels under said Route 5. For Company's title to said easements, see the following deeds in said Hampden County Deeds:

                    Book 1358, page 260
                    Book 1864, page 97
                    Book 1900, page 171
                    Book 1900, page 169
                    Book 2017, page 287
                    Book 2315, page 342

      The title to said sites (a) and (b) being that acquired by the Company by the following deeds recorded in said Hampden Deeds:

                Date            Recording Data

           December 30, 1942  Book 1753, page 597
           January 7, 1947    Book 1846, page 303
           January 7, 1947    Book 1846, page 378
           March 1, 1947      Book 1864, page 100
           April 1, 1947      Book 1864, page 93
           April 1, 1947      Book 1864, page 95
           May 12, 1947       Book 1867, page 14

      The land acquired under said deeds was reduced by taking of Commonwealth of Massachusetts for said Route 5. (See Book 2264, page 462, Book 2274, page 228.)

      B.2. The site of a team generating plant in said Springfield on the easterly side of the Connecticut River at the foot of State Street containing about 157,600 square feet; the title to said real estate being that acquired by the Company by the following deeds recorded in said Hampden County Deeds:

                Date            Recording Data

           December 30, 1942  Book 17O3, page 597
           February 16, 1948  Book 1925, page 69
           July 29, 1948      Registered land.  See Certificate No. 4574.

      B.3. The site containing about thirty-four acres of a steam generating plant in the city of Chicopee at the confluence of the Chicopee and Connecticut Rivers at the foot of Depot Street; the title to said real estate being that acquired by the Company by deed from Turners Falls Power & Electric Company dated December 30, 1942, recorded in said Hampden County Deeds, Book 1753, page 594.

      B.4. The site of a steam generating plant and transmission facilities, including an outdoor substation and other transmission facilities, in the city of Pittsfield, Berkshire County, at the corner of Fourth Street and Silver Lake Road, containing about 298,000 square feet; the title to said real estate being that acquired by the Company by deed from Pittsfield Electric Company dated December 30, 1942, recorded in Berkshire Middle District Deeds, Book 511, page 43.

               C.  Transmission and Distribution Properties,
           the titles to the various sites being those acquired
          by the Company by the respective deeds below mentioned:

      Fourteen sites in said Springfield as follows:

      C.1. Of the Distribution Department building, garage, and storage facilities on King Street containing about 114,000 square feet.

      C.2. Of the Meter Department building, a substation and storage facili-ties on Wilbraham Avenue containing about 123,000 square feet.

      C.3. Of No. 4 Distribution Substation building, so-called, on Carew Street, containing about 23,000 square feet.

      C.4. Of No. 5 Transmission Substation building, so-called, and trans-mission line facilities on Page Boulevard, containing about eleven acres.

      C.5. Of No. 7 Distribution Substation building, so-called, at the corner of Converse and Buckler Streets, containing about 19,923 square feet.

      C.6. Of a Distribution Substation building at the corner of Armory and Ledyard Streets containing about 6,937 square feet.

      C.7. Of a Distribution Substation building on Birnie Avenue containing about 4,740 square feet.

      The above sites, C.1 to C.7 inclusive, were all acquired by the Company by deed of United Electric Light Company dated December 30, 1942, and recorded in Hampden County Deeds, Book 1753, page 597.

      C.8. Of Unit Substation No. 12 so-called, on Longhill Street, contain-ing about 9,968 square feet, acquired by deed of J. C. Nowak, dated January 27, 1948, and recorded in said Hampden County Deeds, Book 1919, page 432.

      C.9. Of Unit Substation No. 13 so-called, on Berkshire Avenue and Jasper Street containing about 3,520 square feet, acquired by deed of Marcel
A. Bedard dated November 10, 1949, and recorded in said Hampden County Deeds, Book 2019, page 325.

      C.10. Of Unit Substation No. 14 so-called, on said Carew Street containing about 5,000 square feet, acquired by deed of Stephen W. Sarandis and Demetrius G. Hondros dated November 25, 1949, and recorded in said Hampden County Deeds, Book 2021, page 451.

      C.11. Of Unit Substation No. 15 so-called, on Main Street (Indian Orchard section) containing about 5,000 square feet, acquired by deed of Stanley J. Chmura dated February 24, 1950, and recorded in said Hampden County Deeds, Book 2034, page 561.

      C.12. Of a prospective unit substation at the corner of Wilbraham Road and Kane Street containing about 8,986 square feet, acquired by deed of Elizabeth Varanka dated October 8, 1953, and recorded in said Hampden County Deeds, Book 2270, page 514.

      C.13. Of a prospective unit substation on Allen Street containing about 20,963 square feet, acquired by deed of Frank Pessolano dated October 8, 1953, and recorded in said Hampden County Deeds, Book 2270, page 515.

      C.14. Of a prospective unit substation and transmission substation at the corner of said Wilbraham Road and Bradley Road containing about 11.85 acres, acquired by deed of Estate of Jane D. Namack dated November 2, 1953, and recorded in said Hampden County Deeds, Book 2276, page 412.

      Twenty-two sites outside of said Springfield as follows:

      C.15. Of No. 9 Distribution Substation so-called, on Southwick Street, Agawam, in said Hampden County, containing about 32,480 square feet, acquired by said deed of United Electric Light Company dated December 30, 1942, recorded in said Hampden County Deeds, Book 1753, page 597.

      C.16. Of No. 19 Distribution Substation on Perry Street in said Agawam containing about 9,927 square feet, acquired by two deeds of Agawam Manufacturing Company, Inc. dated October 9, 1952, and June 8, 1954, recorded in said Hampden County Deeds, Books 2203, page 159, and Book 2315, page 544, respectively.

      C.17. Of No. 10 Distribution Substation on Hubbard Street in said Ludlow containing about 13,699 square feet, acquired by said deed of United Electric Light Company dated December 30, 1942, recorded in said Hampden County Deeds, Book 1753, page 597.

      C.18. Of No. 11 Unit Substation on Union Street in said West Springfield containing about 7,000 square feet, acquired by deed of Walter R. Johnson et ux. dated November 25, 1947, recorded in said Hampden County Deeds, Book 1908, page 275.

      C.19. Of No. 17 Unit Substation on Kings Highway in said West Springfield, containing about 15,000 square feet, acquired by deed of Rachel
E. Raleigh dated September 29, 1952, recorded in said Hampden County Deeds, Book 2200, page 432.

      C.20. Of No. 16 Distribution Substation so-called, on Longmeadow Street in Longmeadow, in said Hampden County, containing about 13,600 square feet, acquired by deed of Marjorie S. Jennings, dated September 6, 1951, recorded in said Hampden County Deeds, Book 2134, page 108.

      C.21. Of a Unit Substation at the corner of Bernardston-Northfield State Highway and Turners Falls Road, in Bernardston, in said Franklin County, containing about 15,491 square feet, acquired by deed of Herbert L. Ryther dated July 13, 1948, recorded in said Franklin County Deeds, Book 914, page 348.

      C.22. Of Regulator Units on State Highway leading from Shelburne Falls in Colrain, in said Franklin County, containing about 7,000 square feet, acquired by deed of Earle H. Temple and Harold D. Temple dated February 3, 1941, recorded in said Franklin County Deeds, Book 845, page 155.

      C.23. Of a Unit Substation on Graves Street in Deerfield, in said Franklin County, containing about 4.8 acres, acquired by deed of Selvestor Jachimowicz et ux. dated December 10, 1949, recorded in said Franklin County Deeds, Book 943, page 351.

      C.24. Of a Distribution and Meter Department building, garage, and storage facilities on Federal Street in said Greenfield, containing about 43,000 square feet, acquired by the following deeds, of which all but the last were acquired under the Company's prior name, Greenfield Electric Light & Power Company; being recorded in said Franklin County Deeds.

                     Date            Recording Data

           (a) January 24, 1913    Book 594, page 23
           (b) May 5, 1916         Book 624, page 12
           (c) June 13, 1916       Book 624, page 60
           (d) April 14, 1920      Book 662, page 82
           (e) April 29, 1920      Book 663, page 101
           (f) May 17, 1920        Book 661, page 126
           (g) June 7, 1920        Book 661, page 167
           (h) April 8, 1927       Book 738, page 24
           (i) February 1, 1929    Book 758, page 141
           (j) July 1, 1929        Book 767, page 5
           (k) January 8, 1930     Book 748, page 393
           (l) May 10, 1945        Book 883, page 21

      Note: A portion of the parcel acquired by said deed (e) was conveyed to Town of Greenfield by deed dated December 18, 1925, recorded in said Deeds, Book 707, page 372, but a right of way 12 feet wide to Main Street was reserved by the Company in said deed over said portion so conveyed.

      Also by the same deed to said Town portions of the parcels acquired by said deeds (f) and (g) were conveyed to said Town.

      Said portions so conveyed to said Town are not included in the area of about 43,000 square feet.

      C.25. Of a Unit Substation on Franklin Street in said Greenfield, containing about 16,346 square feet, acquired by deed of Franklin Savings Institution dated January 13, 1939, recorded in said Franklin County Deeds, Book 827, page 336.

      C.26. Of Greenfield Substation building and transmission line facilities on Mill Street, in said Greenfield, containing about 525,865 square feet, acquired by the Company under its prior name, Greenfield Electric Light & Power Company by the following deeds recorded in said Franklin County Deeds:

                     Date                 Recording Data

               (a) August 2, 1897       Book 457, page 112
               (b) June 21, 1915        Book 601, page 381
               (c) February 2, 1916     Book 612, page 70
               (d) April 21, 1916       Book 611, page 170
               (e) February 18, 1925    Book 707, page 78
               (f) December 18, 1925    Book 706, page 348
               (g) September 6, 1926    Book 736, page 158
               (h) September 27, 1926   Book 737, page 150
               (i) May 7, 1931          Book 775, page 155

      Note: A portion of the parcel acquired by said deed (b) was conveyed to H. Kunaszko by deed dated February 2, 1916, recorded in said Deeds, Book 612, page 70. Also portions of the parcels acquired by said deeds
(g) and (h) were taken by said Town March 26, 1954, for highway purposes by a taking recorded in said Deeds, Book 1000, page 348. Said portions are not included in the area of about 525,865 square feet.

      C.27. Of the Millers Falls Substation so-called, on Grand Avenue in said Montague containing about 9,712 square feet (under the name of Green-field Electric Light & Power Company) by deed of Franklin Electric Company dated July 21, 1923, recorded in said Franklin County Deeds, Book 674, page 361.

      C.28. Of Montague Town Substation so-called, on Sunderland-Turners Falls Highway in said Montague, containing about 11,592 square feet, acquired by deed of Boston and Maine Railroad dated December 21, 1950, recorded in said Franklin County Deeds, Book 956, page 389.

      C.29. Of Leyden Substation so-called, on Greenfield Road in Leyden in said Franklin County, containing about 7,500 square feet, acquired by deed of William A. Webb et ux. dated November 14, 1952, recorded in said Franklin County Deeds, Book 982, page 54.

      C.30. Of Agawam Substation so-called, a service building, storage facilities, and transmission facilities on Maple Street in said Agawam containing about 22.13 acres, acquired by deed of Turners Falls Power & Electric Company dated December 30, 1942, recorded in said Hampden County Deeds, Book 1753, page 594.

      C.31. Of Chicopee Substation so-called, and transmission facilities on Gratton Street in said Chicopee containing about 5 acres acquired by said deed of Turners Falls Power & Electric Company dated December 30, 1942, recorded in said Hampden County Deeds, Book 1753, page 194.

      C.32. Of Westfield Substation so-called, on Elm Street in the city of Westfield in said Hampden County, containing about 41,086 square feet, acquired by two deeds of said Turners Falls Power & Electric Company and of The Quinnehtuk Company dated December 30, 1942, and October 31, 1944 respec-tively; and recorded in said Hampden County Deeds, Book 1753, page 594, and Book 1790, page 54, respectively.

      C.33. Of Amherst Substation so-called, garage, transmission, and storage facilities on College Street in Amherst, Hampshire County, Massachusetts, containing about 5 acres, acquired by deed of Western Counties Electric Company dated December 30, 1933, recorded in Hampshire County Deeds, Book 893, page 488.

      C.34. Of the West Chesterfield Substation so-called, northerly of, but not abutting on, the Chesterfield-West Chesterfield Highway in Chesterfield in said Hampshire County, containing about 3,000 square feet, with a right of way to said site from said highway, acquired by said deed of Western Counties Electric Company dated December 30, 1933, recorded in said Hampshire County Deeds, Book 893, page 488.

      C.35. Of a garage with stock room and storage facilities on Liberty Street, Easthampton, in said Hampshire County, containing about 42,312 square feet, acquired by deed of Easthampton Gas Company dated May 31, 1935, recorded in said Hampshire County Deeds, Book 906, page 219.

      C.36. Of Easthampton Substation so-called, on said Liberty Street in said Easthampton containing about 57,000 square feet, acquired by said deed of Western Counties Electric Company dated December 30, 1933, recorded in said Hampshire County Deeds, Book 893, page 488.

      C.37. Of Mount Tom Substation so-called, on State Highway leading to Northampton in said Easthampton containing about 6 acres, acquired by deed of said Turners Falls Power & Electric Company dated December 30, 1942, recorded in said Hampshire County Deeds, Book 972, page 521.

      C.38. Of Bancroft Substation so-called, on Bancroft Road in the town of Becket, in said Berkshire County, containing about 11,689 square feet.

      C.39. Of Dalton Substation so-called, on Housatonic Street in the town of Dalton, in said Berkshire County, containing about 47,000 square feet.

      C.40. Of Canal Street Substation so-called, at the foot of Canal Street in Lee in said Berkshire County, containing about 9,000 square feet.

      C.41. Of Valley Mill Substation so-called, on the easterly side of Housatonic River in Lee, containing about .87 acres.

      C.42. Of Maple Street Substation so-called, on Maple Street in said Lee containing about 44,700 square feet.

      C.43. Of Woodland Road Substation so-called, and transmission facilities on Woodland Road in said Lee containing about 25 acres.

      Sites numbered 38 to 43 inclusive were all acquired by deed of Pittsfield Electric Company dated December 30, 1942, recorded in Berkshire County Middle District Deeds, Book 511, page 43.

      C.44. Of Fairview Street Substation so-called, on Fairview Street in said Lee containing about 70,000 square feet acquired by deed of Southern Berkshire Power and Electric Company dated November 9, 1945, recorded in said Berkshire County Middle District Deeds, Book 512, page 435.

      C.45. Of Renne Avenue Substation so-called, on Eagle Street in said city of Pittsfield, containing about 5,740 square feet, acquired by said deed of Pittsfield Electric Company dated December 30, 1942, recorded in said Berkshire County Middle District Deeds, Book 511, page 43.

      C.46. Of Seymour Street Substation so-called, on Seymour Street in said Pittsfield containing about 3,960 square feet, acquired by deed of Leonard S. Murrel et ux. dated April 13, 1950, recorded in said Berkshire County Middle District Deeds, Book 555, page 374.

      C.47. Of Dorchester Avenue Substation so-called, on Dorchester Avenue in said Pittsfield containing about 10,000 square feet, acquired by deeds of Turners Falls Power & Electric Company and Pittsfield Electric Company dated December 30, 1942, recorded in said Berkshire County Middle District Deeds, Book 512, page 42, and Book 511, page 43, respectively.

      C.48. Of Coltsville Substation so-called, on Merrill Road in said Pittsfield containing about 39,525 square feet, acquired by deeds of Edward H. Prentice et ux. dated April 15, 1952, and March 26, 1953, recorded in said Berkshire County Middle District Deeds, Book 583, page 121, and Book 595, page 156, respectively.

      C.49. Of Wyandotte Substation so-called, on North Street in said Pittsfield containing about 15,000 square feet, acquired by deed of Francis J. Quirico dated March 4, 1954, recorded in said Berkshire County Middle District Deeds, Book 610, page 318.

      C.50. Of Doreen Substation so-called, and transmission line and switching facilities on Elm Street in said Pittsfield, containing about 12 acres, acquired by deed of Anna Dragone dated November 3, 1952, recorded in said Berkshire County Middle District Deeds, Book 590, page 568.

                           D.  Office Properties

      The following sites of office properties, in addition to office properties included in the sites above mentioned; the titles to the various sites being those acquired by the Company by the respective deeds below mentioned:

      D.1. Of the office of the Springfield Division, 73 State Street, Springfield containing about 51,187 square feet, acquired by said deed of United Electric Light Company dated December 30, 1942, recorded in Hampden County Deeds, Book 1753, page 597.

      D.2. Of office, living quarters, and garage on College Highway in Southwich; Hampden County, containing about 9,528 square feet, acquired by deed of Pittsfield Electric Company dated December 30, 1942, recorded in Hampden County Deeds, Book 1753, page 592.

      D.3. Of an office building on Federal Street in said Greenfield containing about 10,041 square feet, acquired (under prior name of Greenfield Electric Light & Power Company) by deed of Jacob Schick dated December 13, 1929, recorded in Franklin County Deeds, Book 768, page 101.

      D.4. Of an office building, a Distribution Department building, garage, and storage facilities on Eagle Street in said Pittsfield, containing about 56,586 square feet, acquired by deed of Pittsfield Electric Company dated December 30, 1942, recorded in Berkshire County Middle District Deeds, Book 511, page 43.

      E. Miscellaneous Properties Not Included in the Foregoing and Not Including Easements or other Transmission Line Rights

      The titles to the various sites are those acquired by the Company by the respective deeds below mentioned:

      E.1. Of the former location of Northfield Substation so-called (not now in use) on Parker Avenue in Northfield, in said Franklin County, containing about 30,717 square feet, acquired (under said prior name) by two deeds, one dated December 27, 1910, recorded in said Franklin County Deeds, Book 566, page 326, and one dated February 4, 1928, and recorded with said Deeds, Book 748, page 90.

      B.2. Of a radio tower and associated equipment southerly of, but not abutting on, Old Albany Road, so-called, in said Shelburne containing about
1.24 acres, acquired by deed of Guy Manners and Rachel L. Manners dated March 3, 1950, recorded in said Franklin County Deeds, Book 945, page 135; also and easement to said site acquired by deed of Harry P. Koch dated February 2, 1950, and recorded in said Franklin County Deeds, Book 944, page 315.

      E.3. Of a radio tower and associated equipment on North Street in the town of Blandford, said Hampden County, containing about 2.3 acres, acquired by deed of Ethel M. Fiske dated May 13, 1953, recorded in said Hampden County Deeds, Book 2240, page 405.

      E.4. Of the portion of a former transformer location, remaining after a taking by the Commonwealth of Massachusetts for Route 5, on Bishop Street in said West Springfield containing about 599 square feet, acquired by said deed of United Electric Light Company dated December 30, 1942, recorded in said Hampden County Deeds, Book 1753, page 597.

      E.5. Of a former dam site and hydro-generating plant known as No. 3 Substation on East Main Street in said Chicopee and Monsanto Avenue in said Springfield containing about 14.28 acres acquired by said deed of United Electric Light Company dated December 30, 1942, recorded in said Hampden County Deeds, Book 1753, page 597.

      E.6. Of a radio tower and associated equipment on Washington Mountain Road in the town of Washington in said Berkshire County, containing about 10,000 square feet, acquired by deed of Arthur W. Dust et ux. dated
January 26, 1950, recorded in said Berkshire County Middle District Deeds, Book 558, page 210.

                  F.  Transmission and Distribution Lines

      All locations of record for all transmission or distribution lines of the Company of whatever capacity and wherever situated, of which the following are all the lines operating at a voltage of 13,400 volts or more. In some instances two or more lines carrying different voltages are in whole or in part within the same location.

                             13,400-Volt Lines

      F.1. Gardners Falls Line from said Gardners Falls Hydro-Electric Station in Buckland running easterly through Shelburne and Greenfield to said Montague Substation.

      F.2. South Deerfield Line from said Gardners Falls Line in Greenfield running southerly through Deerfield to said South Deerfield Substation.

      F.3. Millers Falls Line from said Montague Substation easterly to said Millers Falls Substation, all in said Montague.

      F.4. A distribution line from said Millers Falls Line southerly to said Montague Town Substation, all in said Montague.

      F.5. Leyden Line in Greenfield and Leyden from said Greenfield Sub-station northerly to said Leyden Substation.

      F.6. Mount Hermon Line from said Turners Falls Station so-called, in Montague running northerly through Gill to said Mount Hermon Substation in Bernardston.

      F.7. Underground distribution line from said Gardners Falls Line in Montague westerly to said Greenfield Substation.

      F.8. A line in Montague from said Montague Substation northerly to said Turners Falls Station.

      F.9. A line leading from a tap off said Gardners Falls Line in Greenfield running northeasterly to said Greenfield Substation.

      F.10. Lane Quarry Line from said Mount Tom Substation in Easthampton running across the Connecticut River through the town of Hadley in a northerly direction then easterly and southerly in said Amherst to Lane's Quarry.

      F.11. A line from said Mount Tom Substation in Easthampton running southwesterly on the northerly side of the Easthampton Branch Railroad to said Easthampton Substation.

      F.11.A. A line from said Mount Tom Substation running southwesterly on the northerly side of the Easthampton Branch Railroad, then northerly to the boundary between the city of Northampton and said Easthampton and there connecting with the lines of Northampton Electric Lighting Company.

      F.12. A line in Easthampton from said Mount Tom Substation running southerly, then westerly to said Easthampton Substation.

      F.13. A line from said Chicopee Substation running southerly to the United States Rubber Company (Fisk Tire Plant) with a tap therefrom running easterly, to Chicopee Manufacturing Corporation and Savage Arms Corporation (J. Stevens Arms Div.), all in Chicopee.

      F.14. Willimansett Line from said Chicopee Substation running south-westerly, southerly, and westerly to the steam generating station in Chicopee; with a tap line running northerly to A. G. Spalding & Brothers, a tap line running southerly to Dwight Station, and a tap line to Moore Drop Forging Co., all in Chicopee.

      F.15. Bear Hole Line from said Agawam Substation running north-westerly, westerly, and northerly, through West Springfield, to Lanes Quarries in Westfield.

      F.16. Southwick Tap from said Bear Hole Line running southerly, westerly, and southerly to said No. 9 Distribution Substation, with a tap westerly to a television station, all in Agawam, and a tap in Agawam to Suzio Quarry in Southwick.

      F.17. Ramapogue Line from said Bear Hole Line in said Agawam running northerly and easterly to Boston and Albany Railroad shops in West Springfield.

      F.18. Merrick Line from said Agawam Substation running easterly and northerly to General Fiber Box Co. in said West Springfield.

      F.19. Warehouse Point (Riverside Park) Line from said Agawam Sub-station running southerly and easterly to Riverside Park, all in said Agawam.

      F.20. A line from said West Springfield Substation underground beneath the Connecticut River easterly to said State Street Substation in Springfield.

                             23,000-Volt Lines

      F.20.A. Chester Line from said Westfleld Substation running north-westerly through Montgomery, Russell, Huntington, and Chester to Bancroft Substation in said Becket.

      F.21. West Chesterfield Line, a tap off said Chester Line in Huntington running northerly through Huntington and Chesterfield to said Welt Chesterfield Substation.

      F.22. Dalton Line from said outdoor substation on Silver Lake Road in Pittsfield running easterly and northeasterly to said Dalton Substation.

      F.23. Coltsville Line from said Doreen Substation running northerly to said Coltsville Substation, all in Pittsfield.

      F.24. Wyandotte Line from said Coltsville Substation running northerly and westerly to said Wyandotte Substation, all in Pittsfield.

      F.25. A line from said Woodland Road Substation running southerly to said Maple Street Substation, thence southerly and westerly to said Fairview Street Substation, all in Lee.

      F.26. A line from said Valley Mill Substation running southerly and westerly to Hurlburt Paper Company, all in Lee.

      F.27. A line from said outdoor substation on Silver Lake Road in Pittsfield running easterly to said Doreen Substation, thence southerly through Pittsfield and Lenox to said Woodland Road Substation.

                             66,000-Vott Lines

      F.28. Mount Tom-Agawam Line from said Mount Tom Substation running southerly through Easthampton, Southampton, and Westfield to said Westfield Substation, thence running southeasterly through Agawam to said Agawam Substation.

      F.29. Cobble Mount Line from said Cobble Mountain Station running northeasterly through Granville to a connection in Westfield with said Mount Tom-Agawam Line.

      F.30. Holyoke Tap Line from a tap in Chicopee off the Agawam-Chicopee Line below mentioned running northerly and northwesterly to Holyoke Water Power Company, in Holyoke.

      F.31. A line from said Amherst Substation running southerly through Amherst and Granby, thence westerly through South Hadley and Hadley across the Connecticut River to said Mount Tom Substation.

      F.32. The Hampden Tap Line, being a tap off said Agawam-Chicopee Line at a point near the Connecticut River in Chicopee, running southerly to said Steam Station in Chicopee.

                Parallel 66,000-Volt and 115,000-Vott Lines

      F.33. Two parallel lines, one of 66,000 volts known as the Montague-Mount Tom Line, the other of 115,000 volts known as the Montague-Agawam Line, both running from said Montague Substation northeasterly, southeasterly, and southerly through Montague, Sunderland, Leverett, and Amherst to said Amherst Substation.

      F.34. Two parallel lines, one of 66,000 volts known as the Agawam-Chicopee Line, and the other of 115,000 volts known as the Montague-Agawam Line, from said Chicopee Substation running southwesterly across the Con-necticut River thence westerly and southerly into West Springfield, said lines being separated for a distance with individual rights of ways but continuing parallel again through West Springfield to said Agawam Substation.

                            115,000-Volt Lines

      F.35. A line from said Montague Substation running northerly through Montague and Greenfield to a connection with the Harriman-Millbury line of the New England Power Company.

      F.36. Montague-Pittsfield Line from said Montague Substation running westerly, southerly, and westerly through Montague thence westerly through Greenfield, Deerfield, Shelburne, Conway, Ashfield, Plainfield, Windsor, Peru, Hinsdale, Dalton, and Pittsfield to said Silver Lake Road Substation in Pittsfield.

      F.37. Lanesboro Line from said Silver Lake Road Substation in Pittsfield running easterly to Doreen Substation thence northerly through Pittsfield and Lanesboro to a connection with the lines of the New England Power Company.

      F.38. A line, being a portion of the Montague-Agawam Line, from said Amherst Substation running southerly and southwesterly through Amherst and Granby thence southerly, southeasterly, and southwesterly through Chicopee to aid Chicopee Substation.

      F.39. East Springfield Tap Line, being a tap off the Montague-Agawam Line at a point northeasterly of the Chicopee Substation in Chicopee, running southeasterly to the Chicopee River thence southerly across said Chicopee River through Springfield to said East Springfield Substation.

      F.40. Agawam-West Springfield Line from said Agawam Substation running easterly through Agawam and West Springfield and again through Agawam, thence northeasterly through West Springfield to said West Springfield Substation.

      F.41. Agawam-Hartford Line from said Agawam Substation running southerly and southwesterly through Agawam to the Massachusetts-Connecticut state boundary line where connection is made with Connecticut Power Company Lines.

      All the real estate and rights in real estate mentioned in this Schedule A are conveyed subject to and with the benefit of all easements, reservations, and restrictions which are set forth or referred to in the respective deeds above mentioned insofar as now in force and applicable.

      The Company holds a license dated January 17, 1944, as amended by Amendment No. 1 dated April 5, 1950, and Amendment No. 2 dated January 3, 1951, granted by the Federal Power Commission for the operation and maintenance of the hydro-electric project known as the Turners Falls development on the Connecticut River and designated as Project No. 1889.
The project is described in the license and includes the two hydro-electric generating stations in said Montague known as Cabot Station and Turners Falls Station, the Turners Falls dam, the headgates, canal, and forebay, and the land and water rights appurtenant to the project, all of which are mentioned in Paragraph A.1. hereof, and also all structures, fixtures, equipment, and facilities connected therewith, and the transmission lines and circuits between said Cabot Station and the switching station near said Cabot Station.

The license is effective from January 1, 1938 to June 30, 1970, and is subject to the provision among others, that the United States shall have the right upon or after the expiration of the license to take over the project upon payment as provided therein.

      II. All tangible personal property now owned by the Company and situated in any city or town within the Counties of Franklin, Hampshire, Hampden, and Berkshire in the Commonwealth of Massachusetts, other than property of the character described as included in paragraphs A to J, both inclusive, of the description of the property conveyed by the Indenture to the Trustee.

                       COMMONWEALTH OF MASSACHUSETTS


Suffolk, ss.

      On this 17th day of August in the year 1954 before me personally came Howard J. Cadwell and James Gray, both to me personally known, who being by me duly sworn did depose and say that they reside in Greenfield, Massachusetts and in Springfield, Massachusetts, respectively; that they are respectively president and clerk of Western Massachusetts Electric Company, one of the corporations described in and which executed the foregoing Indenture; that they know the seal of said corporation; that the seal affixed to said instrument opposite the execution was affixed thereto pursuant to the authority and order of its Board of Directors; that they signed their respective names thereto by like authority; and each of them acknowledged said instrument to be his free act and deed in his said capacity and the free act and deed of Western Massachusetts Electric Company.

      IN WITNESS WHEREOF I have hereunto set my hand and affixed my official seal, at Boston in said Commonwealth, the day and year first above written.


                              /s/ Elliot G. Kelley
                                        Notary Public for
                                        the Commonwealth of Massachusetts


My commission expires:  November 14, 1958

                       COMMONWEALTH OF MASSACHUSETTS


Suffolk, ss.

      On this 17th day of August in the year 1954 before me personally came
J. J. Walsh to me personally known, who being by me duly sworn did depose and say that he resides in Dorchester, Massachusetts; that he is a vice-president of Old Colony Trust Company, one of the corporations described in and which executed the foregoing Indenture; that he knows the seal of said corporation; that the seal affixed to said instrument opposite the execution was affixed thereto pursuant to the authority and order of its Board of Directors; that he signed his name thereto by like authority; and he acknowledged said instrument to be his free act and deed in his said capacity and the free act and deed of Old Colony Trust Company.

      IN WITNESS WHEREOF I have hereunto set my hand and affixed my official seal, at Boston in said Commonwealth, the day and year first above written.


                              /s/ Elliot G. Kelley
                                        Notary Public for
                                        the Commonwealth of Massachusetts


My commission expires:  November 14, 1958

      I, the undersigned, Clerk of WESTERN MASSACHUSETTS ELECTRIC COMPANY, hereby certify that at a special meeting of the stockholders of said Company, duly called and held at Springfield, Massachusetts, on July 23, 1954, the following vote was duly adopted by the affirmative vote of all the outstanding stock of said Company; and I, the undersigned, further certify that at a meeting of the Board of Directors of said Company, duly called and held on July 23, 1954, at which a quorum was present and voting, the same identical vote was unanimously passed by said Board of Directors:

      Further Voted:     That a First Mortgage Indenture and Deed of Trust,
      dated as of August 1, 1954, between the Company and Old Colony Trust Company, as Trustee, providing for the issue of First Mortgage Bonds, of which $11,000,000 in original aggregate principal amount are to be issued forthwith, and known as First Mortgage Bonds, Series A, 2.95%, due October 1, 1973, and of other and further bonds of other and different series, and conveying, transferring, and assigning to said Trustee as security for said First Mortgage Bonds all real estate, rights in real estate, rights of way, and all property now owned or hereafter to be acquired by the Company and used or planned to be used by it in the business of operating its electric utility and steam systems, and the franchises of the Company thereto enabling, but excluding therefrom all cash, receivables, securities, office furniture, vehicles, materials, supplies and the like, all as described in paragraphs A to J, both inclusive, of the description of the property so conveyed, transferred, or assigned, in the form as laid before this meeting be and it is hereby approved, subject to such changes, insertions, and omissions, not inconsistent with the general tenor and purposes thereof as may be approved prior to the execution thereof by the President of the Company or any Vice President of the Company, and either the President or any Vice President be and each of them is hereby authorized and directed to execute the same for and on behalf of the Company and under its corporate seal, and either the President or any Vice President be and each of them is hereby authorized and directed to deliver the same in as many counterparts as may be deemed desirable by the said Trustee for execution by it, and that the execution as aforesaid of an Indenture of the above description by either the President or any Vice President shall be conclusive evidence that it is the Indenture in the form in which it has been hereby approved and the execution of which is hereby authorized.

      And I further certify that Howard J. Cadwell is the President and Robert R. Habberley is a Vice President of said Company, each of said officers being duly authorized to execute, in the name and on behalf of said Company, the foregoing First Mortgage Indenture and Deed of Trust, dated as of August 1, 1954; and I am the Clerk of said Company, duly authorized to attest the ensealing of said First Mortgage Indenture and Deed of Trust; that the First Mortgage Indenture and Deed of Trust, to which this certificate is attached, is substantially in the form presented to and approved at each of said meetings held on July 23, 1954; that the foregoing is a correct copy of the vote adopted at each of said meetings; and that the foregoing vote remains in full force and effect without alteration.

      IN WITNESS WHEREOF, I have hereunto subscribed my name as Clerk and have caused the corporate seal of the Company to be hereunto affixed on August 17, 1954.

                              /s/ James Gray
                                        Clerk

                              RECORDING NOTE


      The First Mortgage Indenture and Deed of Trust dated as of August 1, 1954, from Western Massachusetts Electric Company to Old Colony Trust Company as Trustee, has been duly filed for record as follows:

      in the following Registries of Deeds:

           County of Franklin
           County of Hampden
           County of Hampshire
           County of Berkshire-Middle District
           County of Berkshire-Northern District
           County of Berkshire-Southern District
               all in the Commonwealth of Massachusetts
           County of Cheshire
               in the State of New Hampshire
           Vernon Land Records
               in the State of Vermont

      and in the following Land Court Registration Districts:

           County of Hampden
           County of Hampshire
           County of Berkshire-Middle District
               all in the Commonwealth of Massachusetts.

      A Confirmatory Indenture of Mortgage dated August 17, 1954, from said Company to Old Colony Trust Company as Trustee, incorporating by reference the terms and provisions of said First Mortgage Indenture and Deed of Trust, was duly filed for record in the offices of the clerks of the following cities and towns:

           City of Boston
           City of Springfield
           City of Chicopee
           City of Pittsfield
           Town of West Springfield
           City of Westfield
           Town of Lee
           Town of Greenfield
           Town of Easthampton
           Town of Dalton
           Town of Montague
               all in the Commonwealth of Massachusetts.